Exhibit 4.28

[TO BE RATIFIED BEFORE A PUBLIC NOTARY]

RE-EXPRESSION AGREEMENT (THE “AGREEMENT”) ENTERED INTO ON DECEMBER 20, 2023 TO THE SIMPLE LOAN AGREEMENT WITH MORTGAGE GUARANTEE, DATED OCTOBER 4, 2019, ENTERED INTO BY AND BETWEEN:

(I) CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, ACTING AS TRUSTEE OF TRUST NUMBER CIB/3001, REFERRED TO BY THE PARTIES THERETO AS “FIDEICOMISO MURANO 2000”, IN ITS CAPACITY AS BORROWER AND MORTGAGE DEBTOR UNDER THE LOAN AGREEMENT, TRUSTOR PURSUANT TO THE GUARANTEE TRUST AND SECURED PARTY IN TERMS OF THE FF&E PLEDGE AGREEMENT (THE “BORROWER” OR THE “BORROWER TRUST”, INTERCHANGEABLY);

(II) OPERADORA HOTELERA G.I., S.A. DE C.V. (“OPERADORA HOTELERA GI”), AS JOINT AND SEVERAL OBLIGOR UNDER THE LOAN AGREEMENT AND TRUSTOR PURSUANT TO THE GUARANTEE TRUST;

(III) MURANO WORLD, S.A. DE C.V. (FORMERLY BVG WORLD, S.A. DE C.V.) (“MURANO WORLD”), IN ITS CAPACITY AS JOINT AND SEVERAL OBLIGOR UNDER THE LOAN AGREEMENT, MORTGAGE DEBTOR PURSUANT TO THE MORTGAGE OVER THE PLAYA DELFINES PROPERTY AND FOR PURPOSES OF THE PROVISIONS OF SECTIONS TEN AND ELEVEN OF THE LOAN AGREEMENT, AS WELL AS IN ITS CAPACITY AS TRUSTOR UNDER THE GUARANTEE TRUST;

(IV) OPERADORA HOTELERA GRAND ISLAND II, S.A. DE C.V. (“OPERADORA HOTELERA GI2” AND TOGETHER WITH OPERADORA HOTELERA GI AND MURANO WORLD, THE “JOINT AND SEVERAL OBLIGORS”), AS JOINT AND SEVERAL OBLIGOR UNDER THE LOAN AGREEMENT;

(V) BANCO SABADELL, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS ADMINISTRATIVE AND COLLATERAL AGENT (THE “AGENT”);

(VI) EACH OF THE LENDERS LISTED ON THE SIGNATURE PAGES HERETO (THE “LENDERS”);

(VII) WITH THE APPEARANCE AND CONSENT, FOR PURPOSES OF THE PROVISIONS OF SECTIONS TWO BIS, THREE, TEN, ELEVEN AND NINETEEN OF THE LOAN AGREEMENT, AS APPLICABLE, OF MURANO PV, S.A. DE C.V. (“MURANO PV”) AND MR. ELÍAS SACAL CABABIE (“ESC” AND TOGETHER WITH MURANO PV, THE “APPEARING PARTIES”), THE LATTER ALSO IN HIS CAPACITY AS TRUSTOR UNDER THE GUARANTEE TRUST AND SECURED PARTY PURSUANT TO THE MONACO PLEDGE AGREEMENT, AND

(VIII) WITH THE APPEARANCE AND CONSENT, FOR PURPOSES OF SECTION THREE HEREOF AND IN ITS CAPACITY AS MORTGAGE DEBTOR UNDER THE MORTGAGE OVER CONDOMINIUM UNIT NUMBER 2, OF CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, IN ITS CAPACITY AS TRUSTEE UNDER THE IRREVOCABLE MANAGEMENT TRUST AGREEMENT IDENTIFIED WITH NUMBER CIB/3224 (THE “CIB/3224 TRUST”),

PURSUANT TO THE FOLLOWING BACKGROUND, REPRESENTATIONS AND SECTIONS:

BACKGROUND

FIRST. On October 4, 2019, (i) the Borrower, in that same capacity, (ii) Operadora Hotelera GI, as joint and several obligor, (iii) the Agent, as lender and administrative and collateral agent, (iv) Banco Nacional de Comercio Exterior, S.N.C., Institución de Banca de Desarrollo (“Bancomext”) and Caixabank, S.A. (“Caixabank”), as lenders, and (v) with the appearance of Murano World and the Appearing Parties, solely and exclusively for the effects established therein, entered into a simple loan agreement with mortgage guarantee by virtue of which the lenders agreed to make available to the Borrower a simple loan for a total amount equal to the lesser of: (i) USD$160,000,000.00 (one hundred sixty million Dollars 00/100) or (ii) 55% (fifty-five percent) of the sum of the Project Construction Cost plus the value of the land of the Properties, considering a value of USD$60,000,000.00 (sixty million Dollars 00/100), pursuant to the terms and conditions set forth therein (as amended from time to time, including, without limitation, by means of the Sabadell Assignment Agreement and the Amendment Agreements (as such terms are defined below), and as re-expressed hereby, the “Loan Agreement”).

SECOND. On October 4, 2019, (i) the Borrower, as trustor A and second place beneficiary, (ii) Operadora Hotelera GI, as trustor B and second place beneficiary, (iii) Murano World, as trustor C and second place beneficiary (hereinafter, the Borrower, Operadora Hotelera GI and Murano World, each with the capacity indicated in each case, the “Original Trustors”), (iv) the Agent, as first place beneficiary, in the name, on behalf and for the benefit of the lenders under the Loan Agreement, and (v) Banco Actinver, S.A., Institución de Banca Múltiple, Grupo Financiero Actinver, as trustee (the “Trustee”), entered into an irrevocable guarantee, administration and source of payment trust agreement number 4207, by virtue of which the trustors contributed to the trust estate the assets and rights described therein to serve as guarantee and alternative source of payment for the Loan (as amended from time to time, the “Guarantee Trust”).

THIRD. On October 4, 2019, (i) the Borrower, as pledgor, and (ii) the Agent, in its capacity as secured party and in its capacity as collateral agent, in the name, on behalf and for the benefit of the lenders under the Loan Agreement, entered into a pledge agreement without transfer of possession by virtue of which a first priority pledge was created in favor of the Agent over each and all of the Pledged Assets (as such term is defined in such agreement) to secure the timely performance of the Loan (as amended from time to time, the “FF&E Pledge Agreement”).

FOURTH. On December 21, 2020, (i) the Agent, as assignor and administrative and collateral agent, (ii) Sabcapital, S.A. de C.V., S.O.F.O.M., E.R., as assignee (“Sabcapital”), and (iii) with the appearance of the Borrower Trust, as borrower under the Loan Agreement, entered into an assignment agreement for transfer of rights and obligations and accession to the Loan Agreement by virtue of which, among other resolutions, the Agent unconditionally and irrevocably assigned to Sabcapital all of the rights (together with all of their accessories) and obligations it held, solely and exclusively in its capacity as lender, under the Loan Agreement and the other Credit Documents (the “Sabadell Assignment Agreement”). By virtue of the foregoing, as of such date, Sabcapital is considered a lender under the Loan Agreement and the other Credit Documents, without such having implied any change in the person acting as administrative and collateral agent pursuant to the Credit Documents and Security Documents; that is, the Agent.

FIFTH. On January 26, 2021, (i) the Borrower, in such capacity, (ii) Operadora Hotelera GI, as joint and several obligor, (iii) the Agent, as administrative and collateral agent, (iv) Bancomext, Caixabank and Sabcapital, as lenders, and (v) with the appearance of Murano World and the Appearing Parties, entered into a first amendment agreement to the Loan Agreement by virtue of which, among other resolutions, the deadline was extended for the granting of the Additional Credit, as well as for the substitution of the Monaco Pledge Agreement for the Miami Pledge Agreement, and the Disbursement and Investment Schedule was replaced.

SIXTH. On January 26, 2021, (i) the Original Trustors, in such capacity, (ii) the Agent, as first place beneficiary, in the name, on behalf and for the benefit of the lenders under the Loan Agreement, (iii) the Trustee, in such capacity, and (iv) ESC, as adhering trustor, entered into a first amendment agreement to the Guarantee Trust by virtue of which, among other resolutions, Mr. ESC adhered to the Guarantee Trust in the capacity as trustor D.

SEVENTH. On October 6, 2021, (i) the Borrower, in such capacity, (ii) Operadora Hotelera GI, as joint and several obligor, (iii) the Agent, as administrative and collateral agent, (iv) Bancomext, Caixabank and Sabcapital, as lenders, and (v) with the appearance of Murano World and the Appearing Parties, entered into a second amendment agreement to the Loan Agreement by virtue of which, among other resolutions, the deadline was extended to carry out the substitution of the Monaco Pledge Agreement for the Miami Pledge Agreement.

EIGHTH. On April 7, 2022, (i) the Borrower, in such capacity, (ii) Operadora Hotelera GI, as joint and several obligor, (iii) the Agent, as administrative and collateral agent, (iv) Bancomext, Caixabank and Sabcapital, as lenders, and (v) with the appearance of Murano World and the Appearing Parties, entered into a third amendment agreement to the Loan Agreement by virtue of which, among other resolutions, the definition of Disbursement Period was modified.

NINTH. On July 11, 2022, (i) the Borrower, as such, (ii) Operadora Hotelera GI, as joint and several obligor, (iii) the Agent, as administrative and collateral agent, (iv) Nacional Financiera, S.N.C., Institución de Banca de Desarrollo (“Nafin”), as adhering lender, (v) Bancomext, Caixabank and Sabcapital, as lenders, and (vi) with the appearance of Murano World and the Appearing Parties, entered into the fourth amendment agreement to the Loan Agreement by virtue of which, among other resolutions, the parties agreed to the terms and conditions under which Nafin would grant to the Borrower, under the Loan Agreement, an additional credit line for up to USD$34,811,149.50 (thirty-four million eight hundred eleven thousand one hundred forty-nine Dollars 50/100).

TENTH. On December 16, 2022, (i) the Borrower, as such, (ii) Operadora Hotelera GI, as joint and several obligor, (iii) the Agent, as administrative and collateral agent, (iv) the Lenders, in such capacity, and (v) with the appearance of Murano World and the Appearing Parties, entered into the fifth amendment agreement to the Loan Agreement by virtue of which, among other resolutions, the definition of Guaranteed Documents was modified for purposes of including therein the Interest Rate Hedging Agreement entered into with Affiliates of the Lenders.

ELEVENTH. On August 1, 2023, (i) the Borrower Trust, in such capacity and as mortgage debtor under the Loan Agreement, trustor under the Guarantee Trust and secured party under the FF&E Pledge Agreement, (ii) Operadora Hotelera GI, as joint and several obligor under the Loan Agreement and trustor under the Guarantee Trust, (iii) the Agent, as administrative and collateral agent, (iv) the Lenders, in such capacity, (v) with the appearance and consent of Murano World, who also appeared in its capacity as trustor under the Guarantee Trust, Murano PV and ESC, who also appeared in its capacity as secured party under the Monaco Pledge Agreement and as trustor under the Guarantee Trust, and (vi) with the appearance of the Trustee, in such capacity, entered into the sixth amendment agreement to the Loan Agreement by virtue of which, among other resolutions, the rescheduling of the principal amortization of the Loan was agreed and the Loan Amortization Schedule was modified and replaced.

TWELFTH. On August 24, 2023, (i) the Borrower, in such capacity, (ii) Operadora Hotelera GI, as joint and several obligor, (iii) Murano World, as adhering joint and several obligor and for purposes of the provisions of Sections Ten and Eleven of the Loan Agreement, (iv) Operadora Hotelera GI2, as adhering joint and several obligor, (v) the Agent, as administrative and collateral agent, (vi) the Lenders, in such capacity, (vii) with the appearance and consent for purposes of the provisions of Sections Two Bis, Three, Ten, Eleven and Nineteen of the Loan Agreement, as applicable, of the Appearing Parties, and (viii) with the appearance and consent of Murano AT GV, S.A. de C.V. for purposes of the provisions of Section Twenty-Eight of said amendment agreement, entered into a seventh amendment and acknowledgment and restructuring agreement to the Loan Agreement (said amendment agreement, together with the other six amendment agreements indicated in Background Sections Fifth and Seventh through Eleventh hereof, the “Amendment Agreements”) by virtue of which, among other resolutions, Murano World and Operadora Hotelera GI2 adhered to the Loan Agreement in their capacity as joint and several obligors, and several provisions of the Loan Agreement were amended pursuant to the terms set forth therein.

THIRTEENTH. On August 24, 2023, the trustee of the CIB/3224 Trust, in its capacity as mortgage guarantor, granted in first priority mortgage, in favor of the Agent, in the name, on behalf and for the benefit of the Lenders, Condominium Unit Number 2 to secure the Guaranteed Obligations pursuant to the terms and conditions set forth in said mortgage deed (as amended from time to time, the “Mortgage over Condominium Unit Number 2”).

FOURTEENTH. On August 24, 2023, Murano World, in its capacity as mortgage guarantor, granted in second priority mortgage, in favor of the Agent, in the name, on behalf and for the benefit of the Lenders, over the Playa Delfines Property to secure the Guaranteed Obligations, pursuant to the terms and conditions set forth in said mortgage deed (as amended from time to time, the “Mortgage over the Playa Delfines Property”).

FIFTEENTH. On August 24, 2023, ESC granted in pledge, in favor of the Agent, in the name, on behalf and for the benefit of the Lenders, over all of the shares it owns in Murano World to secure the Guaranteed Obligations, pursuant to the terms and conditions set forth in the respective share pledge agreement (as amended from time to time, the “Pledge over Shares of Murano World”).

SIXTEENTH. On December 14, 2023, (i) ESC, in its capacity as pledgor, and (ii) the Agent, in the name, on behalf and for the benefit of the Lenders, entered into a pledge over cash and financial instruments, pursuant to the laws of the Principality of Monaco, by virtue of which ESC guarantees the due and timely contribution to the Project of at least USD$18,613,000.00 (eighteen million six hundred thirteen thousand Dollars 00/100) for application pursuant to the Disbursement and Investment Schedule and Budget, as well as, if necessary, payment of any Project cost overruns for the same amount.

SEVENTEENTH. On December 18, 2023, the trustee of the Borrower Trust received from Murano AT GV, S.A de C.V., in its capacity as manager under the Borrower Trust itself, the instruction letter for it to enter into, solely in its capacity as trustee of the Borrower Trust, this Agreement. A copy of said instruction letter is attached hereto as Exhibit A.

EIGHTEENTH. On December 18, 2023, the trustee of the CIB/3224 Trust received from Murano World, in its capacity as trustor and second place beneficiary under the CIB/3224 Trust itself, the instruction letter for it to enter into, solely in its capacity as trustee of the CIB/3224 Trust and for purposes of the provisions of Section Three hereof, this Agreement. A copy of said instruction letter is attached hereto as Exhibit B.

NINETEENTH. Capitalized terms used in the Background and Representations sections of this Agreement have the meaning assigned to them in the Loan Agreement (as re-expressed pursuant to the terms and conditions set forth herein), unless expressly defined differently herein (said meanings being applicable to both the singular and plural forms).

DECLARATIONS

I. The Borrower declares, through its trustees, that:

(a) Constitution. It is a financial entity, duly incorporated and validly existing under the laws of Mexico, appearing to this Agreement solely in its capacity as the trustee of the Accredited Trust.

(b) Powers. Its trustees have sufficient and necessary powers to enter into this Agreement on behalf of the trustee, powers that have not been revoked, modified, or limited in any way as of the date of this Agreement, as evidenced by public deed number 190,443 dated May 31, 2023, granted before the lawyer Amando Mastachi Aguario, holder of notary number 121 in Mexico City, whose first certified copy was duly registered with the Public Registry of Property and Commerce of Mexico City under commercial folio number 384235-1, on July 12, 2023.

(c) Validity. The Credit Agreement, the Credit Documents, the Guarantee Documents, and the Accredited Trust Agreement are in full force.

(d) Debts. The document attached hereto as Annex C constitutes the updated list of Debts incurred solely and exclusively as trustee of the Accredited Trust, as well as any other relevant debts as of this date, so there are no other Debts and/or relevant debts beyond those reflected therein.

(e) Trust's Assets. As of the date of this Agreement, to the best of its knowledge, no event or condition has occurred that may adversely affect: (i) assets, rights, or values comprising the Trust's Assets, (ii) liabilities or condition (financial or otherwise) regarding the Accredited Trust, and/or (iii) its ability, solely in its capacity as trustee of the Accredited Trust and in execution of its purposes, to fulfill the obligations arising from its position under the Credit Agreement.

(f) Non-Violation. The execution and performance of this Agreement by the Borrower, in its capacity as trustee of the Accredited Trust, do not violate (i) its bylaws, (ii) any law, regulation, circular, award, order, or judgment applicable to it, (iii) the provisions of any contract, agreement, issuance act, or any other source of obligations to which the Borrower, in its capacity as trustee of the Accredited Trust, is a party or to which it is subject, nor (iv) the administration trust contract number CIB/3001 of which it is a trustee. Also, except for the instruction letter referred to in Seventeenth Background of this Agreement, no further authorization is required for the execution and performance by the Borrower, in its capacity as trustee of the Accredited Trust, of this Agreement, other than those obtained to date.

(g) Litigation. Except as stated in the document attached hereto as Annex D, as of the date of this Agreement, it is not aware of any threat regarding any legal or administrative action or proceeding or any other legal nature against any of the assets that are part of the Trust's Assets, before any court, governmental entity, or arbitrator that may result or could have as a consequence a Significant Adverse Change, or that may affect the legality, validity, or enforceability of this Agreement and/or any of the Credit Documents and/or the Guarantee Documents and/or the Project's development.

(h) Enforceability. This Agreement constitutes a legal and valid obligation of the Borrower, in its capacity as trustee of the Accredited Trust, enforceable against it in accordance with its terms.

(i) No Novation. The execution of this Agreement does not constitute in any way, and should not be construed or interpreted as, a payment in kind, novation (subjective or objective), and/or any other form of extinguishment of the obligations of the Borrower, in its capacity as trustee of the Accredited Trust, under the Credit Documents and/or the Guarantee Documents.

(j) Agreement Execution. It is their will to enter into this Agreement solely and exclusively to restate the Credit Agreement in accordance with the terms and conditions set forth herein, as well as to ratify, as applicable, the validity and enforceability of the guarantees constituted in favor of the Agent, for the benefit of the Creditors, and, as of this date, there is no notification regarding the occurrence of an Event of Default under the Credit Agreement.

(k) Absence of Liens on the Properties. Except for the Guarantee Trust, the Mortgage, and a certain second-ranking and priority mortgage granted in favor of Bancomext on November 26, 2019, as recorded in public deed number 225,165 of the same date, granted before the lawyer Cecilio González Márquez, holder of notary number 151 in Mexico City, as of this Agreement date, there are no additional Liens on the Properties or the Trust's Assets. Likewise, as of this date, it has not been notified, nor is aware, that any reivindicatory action or any other type of action that limits or extinguishes possession and ownership over any of the Properties has been brought against it and/or any of the Properties. Similarly, it declares that, regarding the Properties, it has not entered into any option or commitment to sell or dispose of them to any third party.

(l) Project Development. (1) The Project has been developed and is in compliance with the Plans and any applicable laws, (2) the Project Documents are in force and have full effect, and (3) no Significant Adverse Change regarding the Project has occurred or is expected to occur.

(m) Credit Agreement Declarations. The declarations made by the Borrower in the Declarations chapter of the Credit Agreement (as originally executed) and the Amendment Agreements continue to be true and applicable as of this date (except for those declarations referring to an earlier date, in which case they are true and applicable as of that earlier date), and are deemed incorporated herein mutatis mutandis.

II. Each of the Solidary Obligors declares, through its respective attorney-in-fact, as applicable:

(a) Constitution. It is a variable capital corporation, duly incorporated and validly existing under the laws of Mexico.

(b) Powers.

(b.1) Operadora Hotelera GI. Its attorney-in-fact has sufficient powers to enter into this Agreement, as evidenced by public deed number 4,571 dated August 8, 2023, granted before Lawyer Javier Horacio Sauza Semerena, holder of notary number 72 in Quintana Roo, whose first certified copy was duly registered with the Public Registry of Property and Commerce of Mexico City under electronic commercial folio number N-2018078026, on August 11, 2023, and such powers have not been revoked, limited, or modified in any way as of the date of this Agreement.

(b.2) Murano World. Its attorney-in-fact has sufficient powers to enter into this Agreement, as evidenced by deed number 61,036 dated February 28, 2023, granted before Lawyer Gabriel Benjamín Díaz Soto, holder of notary number 131 in Mexico City, registered in the Public Registry of Property and Commerce of Mexico City under commercial folio 363034-1, on June 23, 2023, and such powers have not been revoked, limited, or modified in any way as of the date of this Agreement.

(b.3) Operadora Hotelera GI 2. Its attorney-in-fact has sufficient powers to enter into this Agreement, as evidenced by public deed number 47,094 dated July 7, 2021, granted before Lawyer Luis Eduardo Paredes Sánchez, holder of notary number 180 in Mexico City, whose first certified copy was duly registered with the Public Registry of Property and Commerce of Mexico City under electronic commercial folio number N-2021053651, on August 8, 2021, and such powers have not been revoked, limited, or modified in any way as of the date of this Agreement.

(c) Validity. The Credit Agreement, the Credit Documents, and the Guarantee Documents are in full force.

(d) Debts. The document attached to this Agreement as Annex C constitutes the updated list of their Debts, as well as any other relevant debts, as of this date, so there are no more Debts and/or relevant debts beyond those reflected therein. Each of the Solidary Obligors is solvent as of this date.

(e) Non-Violation. The execution and performance of this Agreement do not violate (i) its bylaws, (ii) any law, regulation, circular, award, order, or judgment applicable to it, nor (iii) the provisions of any contract, agreement, issuance act, or any other source of obligations to which it is a party or that is applicable to it. Also, no further authorization is required for the execution and performance of this Agreement, other than those obtained to date.

(f) Litigation. Except as stated in the document attached to this Agreement as Annex D, it is not aware of any threat regarding any legal or administrative action or proceeding or any other legal nature against it or any of its properties, before any court, governmental entity, or arbitrator that may result or could have as a consequence a Significant Adverse Change, or that may affect the legality, validity, or enforceability of this Agreement and/or any of the Credit Documents and/or the Guarantee Documents.

(g) Enforceability. This Agreement constitutes a legal and valid obligation, enforceable against it in accordance with its terms.

(h) No Novation. The execution of this Agreement does not constitute in any way, and should not be construed or interpreted as, a payment in kind, novation (subjective or objective), and/or any other form of extinguishment of the obligations of each Solidary Obligor under the Credit Documents and/or the Guarantee Documents.

(i) Agreement Execution. It is their will to enter into this Agreement solely and exclusively to (1) restate the Credit Agreement in accordance with the terms and conditions set forth herein, (2) ratify, as applicable, the validity and enforceability of the guarantees constituted in favor of the Agent, for the benefit of the Creditors, and (3) ratify their joint and several obligation to pay the principal and accessories of the Credit, and, as of this date, there is no notification regarding the occurrence of an Event of Default under the Credit Agreement.

(j) Credit Agreement Declarations. The declarations made by each Solidary Obligor in the Declarations chapter of the Credit Agreement (as originally executed) and the Amendment Agreements continue to be true and applicable as of this date (except for those declarations referring to an earlier date, in which case they are true and applicable as of that earlier date), and are deemed incorporated herein mutatis mutandis.

IV. The trustee of Trust 3224 declares, through its trust delegates, that:

(a) Constitution. It is a financial entity, duly constituted and validly existing under the laws of Mexico, which appears at the execution of this Agreement exclusively in its capacity as the trustee of the irrevocable administration trust with reversion rights identified by the number CIB/3224.

(b) Powers. Its trust delegates have the necessary and sufficient powers to enter into this Agreement on behalf of the trustee, powers that have not been revoked, modified, or limited in any way as of the date of this Agreement, as evidenced in public deed number 190,443 dated May 31, 2023, granted before Mr. Amando Mastachi Aguario, holder of notary number 121 in Mexico City, whose first copy was duly registered with the Public Registry of Property and Commerce of Mexico City, under mercantile folio number 384235-1, on July 12, 2023.

(c) Validity. The Mortgage on Unit 2 is in full effect.

(d) Non-Contravention. The execution and fulfillment of this Agreement by its part do not violate, as applicable, (i) its bylaws, (ii) any applicable law, regulation, circular, award, order, or judgment, nor (iii) the provisions of any contract, agreement, issuance act, or any other source of obligations to which it is a party or that is applicable, including the irrevocable administration trust with reversion rights identified by the number CIB/3224 of which it is the trustee. Likewise, except for the instructions letter referred to in the Eighteenth Background, it does not require any authorization to appear and fulfill its part of this Agreement other than those obtained to date.

(e) Absence of Encumbrances on Unit 2. Except for the Mortgage on Unit 2, there is no additional Encumbrance on Unit 2. Also, to this date, it has not been notified, nor is aware that any reivindicatory action and/or any other type of action limiting or extinguishing possession and ownership of said property has been filed against it and/or regarding Unit 2. Similarly, it declares that, concerning Unit 2, it has not entered into or assumed any option or commitment for sale or transfer with any third party.

(f) Obligatory Nature. This Agreement constitutes a legal and valid obligation, enforceable against it in accordance with its terms.

(g) No Novation. The execution of this Agreement does not, in any way, constitute or should be understood or interpreted as constituting a deed in payment, novation (subjective or objective), and/or any other form of extinction of the obligations under the Mortgage on Unit 2.

(h) Appearance. It is its will to appear at the execution of this Agreement in accordance with the terms and conditions established therein for the purpose of ratifying the validity and enforceability of the Mortgage on Unit 2.

V. The Agent declares, through its attorney-in-fact, that:

(a) Constitution. It is a multiple banking institution, authorized under the laws of Mexico to act as a multiple banking institution and fully empowered to enter into this Agreement.

(b) Powers. Its attorney-in-fact has the necessary and sufficient powers to execute this Agreement, which have not been modified, limited, or revoked in any way to this date.

(c) Corporate Authorization and Non-Contravention. It has the authorizations of its respective internal bodies, and it does not require the consent or authorization of any natural person, legal entity, or authority to execute and fulfill this Agreement. The execution and fulfillment of this Agreement by its part do not violate (i) its bylaws, (ii) any applicable law, regulation, circular, or judgment, nor (iii) the provisions of any contract, agreement, issuance act, or any other source of obligations to which it is a party.

(d) Obligatory Nature. This Agreement is a legal and valid obligation, enforceable against it in accordance with its terms.

(e) Agent. It has been appointed by the Creditors as the Agent in accordance with the Credit Documents, the Sabadell Assignment Agreement, the Amending Agreements, and this Agreement, and acts in this act exclusively in that capacity, on behalf of and for the benefit of the Creditors, in accordance with, and subject to the terms of, the Credit Documents.

(f) Execution of the Agreement. It is its will to execute this Agreement solely and exclusively to restate the Credit Contract in accordance with the terms and conditions set forth herein.

VI. Each of Sabcapital, Bancomext, Caixabank, and Nafin declares, through its attorneys-in-fact, as applicable, that:

(a) Constitution.

1. Sabcapital. It is a regulated multiple-purpose financial company, constituted and authorized under the laws of Mexico and fully empowered to enter into this Agreement.

2. Caixabank. It is a financial institution constituted and authorized under the laws of the Kingdom of Spain and fully empowered to enter into this Agreement.

3. Bancomext. It is a national credit company, a development banking institution, according to the laws of Mexico and fully empowered to enter into this Agreement.

4. Nafin. It is a national credit company, a development banking institution, according to the laws of Mexico and fully empowered to enter into this Agreement.

(b) Powers. Its attorneys-in-fact have the necessary and sufficient powers to execute this Agreement, which have not been modified, limited, or revoked in any way to this date.

(c) Corporate Authorization and Non-Contravention. It has the authorizations of its respective internal bodies, and it does not require the consent or authorization of any natural person, legal entity, or authority to execute and fulfill this Agreement. The execution and fulfillment of this Agreement by its part do not violate (i) its bylaws or its organic law, as applicable, (ii) any applicable law, regulation, circular, or judgment, nor (iii) the provisions of any contract, agreement, issuance act, or any other source of obligations to which it is a party.

(d) Obligatory Nature. This Agreement is a legal and valid obligation, enforceable against it in accordance with its terms.

(e) Execution of the Agreement. It is its will to execute this Agreement solely and exclusively to restate the Credit Contract in accordance with the terms and conditions set forth herein.

Based on the Background and Declarations above, the parties agree to execute this Agreement in accordance with the following:

CLAUSES

FIRST. Definitions. For the purposes of this Agreement, terms with initial capital letters have the meaning attributed to them in the Credit Contract (as restated in accordance with the terms and conditions established herein), unless expressly defined differently in this Agreement (with such meanings applicable to both the singular and plural).

SECOND. Restatement of the Credit Contract. Hereby, the parties agree to fully restate the Credit Contract (including all its annexes) to reflect the modifications provided for in each of the Amending Agreements. Consequently, as of this date, the parties acknowledge and agree that the current text of the Credit Contract and its annexes will be that reflected in the document attached hereto as Annex G, so that all references to the Credit Contract in the Credit Documents, Guarantee Documents, and/or any other documents related thereto shall mean the Credit Contract restated through this Agreement.

THIRD. Ratification of Guarantees. Each of (i) the Borrower, in its capacity as a mortgage debtor under the Mortgage, settlor A under the Guarantee Trust, and pledge debtor under the FF&E Pledge, (ii) Operadora Hotelera GI, as settlor B under the Guarantee Trust, (iii) Murano World, as mortgage guarantor under the Mortgage on Playa Delfines Property and settlor C under the Guarantee Trust, (iv) ESC, in its capacity as pledge debtor under the Monaco Pledge, pledge guarantor under the Pledge on Murano World Shares, and settlor D under the Guarantee Trust, and (v) the trustee of Trust CIB/3224, as mortgage guarantor under the Mortgage on Unit 2, (a) hereby express their consent to the execution of this Agreement, (b) expressly ratify, as applicable, the validity and enforceability of the Guarantee Documents to which they are a party, and (c) expressly recognize and ratify, as applicable, that each and every one of the Total Properties, the Trust Estate, the assets pledged under the Monaco Pledge, the Pledge on Murano World Shares, and the FF&E Pledge continue to guarantee all of the Secured Obligations in accordance with the terms and conditions established in the Credit Contract and the other Credit Documents.

FOURTH. Ratification of Joint Obligation. Each of the Joint Obligors hereby ratifies and expressly acknowledges that it remains jointly and severally obligated to pay the Creditors the principal, ordinary and default interest, commissions, and other accessories payable under the Credit Contract (as modified and/or restated from time to time, including through this Agreement) on the terms set forth therein.

FIFTH. Obligations of the Appearing Parties. Each of the Appearing Parties, together with Murano World, expressly acknowledges and agrees that, regardless of any other obligations under the Credit Documents and Guarantee Documents, they will remain obligated to fulfill the obligations established for them, as applicable, in Clauses Second Bis, Third, Tenth, Eleventh, and Nineteenth of the Credit Contract.

SIXTH. No Extinction of Obligations. The parties expressly agree that it is not their intention, nor should it be interpreted as their intention, to novate and/or in any other way extinguish the covenants, terms, and conditions of the Credit Contract, the Credit Documents, and/or the Guarantee Documents, so this Agreement and the Credit Contract shall be interpreted harmoniously as a contractual unit. Likewise, the Parties agree that all other agreements and covenants reached by them in the Credit Contract, the Credit Documents, and/or the Guarantee Documents (as each of them has been or is modified from time to time) shall remain in full force and effect.

In this regard, the Parties agree that all provisions of the Credit Contract, the Credit Documents, and/or the Guarantee Documents will continue in force and full effect and shall be read and interpreted harmoniously, taking into account this Agreement.

In case of conflict between the provisions of this Agreement and the provisions of the Credit Contract, the provisions of this Agreement shall prevail.

SEVENTH. Miscellaneous. The Parties agree that the following clauses of the Credit Contract (as restated through this Agreement) shall apply mutatis mutandis to this Agreement: Twenty-Second (Notices); Twenty-Sixth (Headings); Twenty-Seventh (Annexes); Twenty-Ninth (Nullity); Thirtieth (Applicable Laws); and Thirty-First (Jurisdiction).

EIGHTH. Disclosure. The information contained in any annex related to any statement of any party under this Agreement shall be considered as a disclosure, qualification, or exception, as applicable, to any other statement of such party contained herein (regardless of whether such statement expressly indicates it).

[SIGNATURE PAGES FOLLOW]

Borrower Trust:

CIBanco, S.A., Multiple Banking Institution, acting as trustee of trust number CIB/3001, in its capacity as Borrower and Mortgage Debtor under the Credit Contract, settlor under the Guarantee Trust, and pledge debtor under the FF&E Pledge.

By: (SIGNATURE)

Name: Gerardo Andrés Sainz González

Position: Fiduciary Delegate

By: (SIGNATURE)

Name: Gerardo Ibarrola Samaniego

Position: Fiduciary Delegate

SIGNATURE PAGE OF THE RESTATEMENT AGREEMENT ENTERED INTO ON DECEMBER 20, 2023, TO THE OPENING OF A SIMPLE CREDIT WITH MORTGAGE GUARANTEE AGREEMENT DATED OCTOBER 4, 2019, BY AND BETWEEN: (I) CIBanco, S.A., MULTIPLE BANKING INSTITUTION, ACTING AS TRUSTEE OF TRUST NUMBER CIB/3001, REFERRED TO BY THE PARTIES AS "MURANO 2000 TRUST," IN ITS CAPACITY AS BORROWER AND MORTGAGE DEBTOR UNDER THE CREDIT CONTRACT, SETTLOR UNDER THE GUARANTEE TRUST, AND PLEDGE DEBTOR UNDER THE FF&E PLEDGE; (II) OPERADORA HOTELERA G.I., S.A. DE C.V., AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT AND SETTLOR UNDER THE GUARANTEE TRUST; (III) MURANO WORLD, S.A. DE C.V. (FORMERLY BVG WORLD, S.A. DE C.V.), IN ITS CAPACITY AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT, MORTGAGE DEBTOR UNDER THE MORTGAGE ON PLAYA DELFINES PROPERTY, AND FOR THE PURPOSES OF CLAUSES TENTH AND ELEVENTH OF THE CREDIT CONTRACT, AS WELL AS IN ITS CAPACITY AS SETTLOR UNDER THE GUARANTEE TRUST; (IV) OPERADORA HOTELERA GRAND ISLAND II, S.A. DE C.V., AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT; (V) BANCO SABADELL, S.A., MULTIPLE BANKING INSTITUTION, AS ADMINISTRATIVE AND GUARANTEE AGENT; (VI) EACH OF THE CREDITORS LISTED IN THE SIGNATURE PAGES OF THIS AGREEMENT; (VII) WITH THE APPEARANCE AND CONSENT, FOR THE PURPOSES OF CLAUSES SECOND BIS, THIRD, TENTH, ELEVENTH, AND NINETEENTH OF THE CREDIT CONTRACT, AS APPLICABLE, OF MURANO PV, S.A. DE C.V. AND MR. ELÍAS SACAL CABABIE, THE LATTER ALSO IN HIS CAPACITY AS SETTLOR UNDER THE GUARANTEE TRUST AND PLEDGE DEBTOR UNDER THE MONACO PLEDGE; AND (VIII) WITH THE APPEARANCE AND CONSENT, FOR THE PURPOSES OF CLAUSE THIRD OF THIS AGREEMENT AND IN ITS CAPACITY AS MORTGAGE DEBTOR UNDER THE MORTGAGE ON UNIT 2, CIBanco, S.A., MULTIPLE BANKING INSTITUTION, IN ITS CAPACITY AS TRUSTEE OF THE IRREVOCABLE ADMINISTRATION TRUST AGREEMENT WITH REVERSION RIGHT IDENTIFIED WITH NUMBER CIB/3224.

Joint Obligors:

Operadora Hotelera G.I., S.A. de C.V., as Joint Obligor under the Credit Contract and settlor under the Guarantee Trust.

By: (SIGNATURE)

Name: Marcos Sacal Cohen

Position: Attorney-in-fact

Murano World, S.A. de C.V. (formerly BVG World, S.A. de C.V.), in its capacity as Joint Obligor under the Credit Contract, Mortgage Debtor under the Mortgage on Playa Delfines Property, and settlor under the Guarantee Trust.

By: (SIGNATURE)

Name: Marcos Sacal Cohen

Position: Attorney-in-fact

Operadora Hotelera Grand Island II, S.A. de C.V., as Joint Obligor under the Credit Contract.

By: (SIGNATURE)

Name: Marcos Sacal Cohen

Position: Attorney-in-fact

SIGNATURE PAGE OF THE RESTATEMENT AGREEMENT ENTERED INTO ON DECEMBER 20, 2023, TO THE OPENING OF A SIMPLE CREDIT WITH MORTGAGE GUARANTEE AGREEMENT DATED OCTOBER 4, 2019, BY AND BETWEEN: (I) CIBanco, S.A., MULTIPLE BANKING INSTITUTION, ACTING AS TRUSTEE OF TRUST NUMBER CIB/3001, REFERRED TO BY THE PARTIES AS "MURANO 2000 TRUST," IN ITS CAPACITY AS BORROWER AND MORTGAGE DEBTOR UNDER THE CREDIT CONTRACT, SETTLOR UNDER THE GUARANTEE TRUST, AND PLEDGE DEBTOR UNDER THE FF&E PLEDGE; (II) OPERADORA HOTELERA GI., S.A. DE C.V., AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT AND SETTLOR UNDER THE GUARANTEE TRUST; (III) MURANO WORLD, S.A. DE C.V. (FORMERLY BVG WORLD, S.A. DE C.V.), IN ITS CAPACITY AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT, MORTGAGE DEBTOR UNDER THE MORTGAGE ON PLAYA DELFINES PROPERTY, AND FOR THE PURPOSES OF CLAUSES TENTH AND ELEVENTH OF THE CREDIT CONTRACT, AS WELL AS IN ITS CAPACITY AS SETTLOR UNDER THE GUARANTEE TRUST; (IV) OPERADORA HOTELERA GRAND ISLAND II, S.A. DE C.V., AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT; (V) BANCO SABADELL, S.A., MULTIPLE BANKING INSTITUTION, AS ADMINISTRATIVE AND GUARANTEE AGENT; (VI) EACH OF THE CREDITORS LISTED IN THE SIGNATURE PAGES OF THIS AGREEMENT; (VII) WITH THE APPEARANCE AND CONSENT, FOR THE PURPOSES OF CLAUSES SECOND BIS, THIRD, TENTH, ELEVENTH, AND NINETEENTH OF THE CREDIT CONTRACT, AS APPLICABLE, OF MURANO PV, S.A. DE C.V. AND MR. ELÍAS SACAL CABABIE, THE LATTER ALSO IN HIS CAPACITY AS SETTLOR UNDER THE GUARANTEE TRUST AND PLEDGE DEBTOR UNDER THE MONACO PLEDGE; AND (VIII) WITH THE APPEARANCE AND CONSENT, FOR THE PURPOSES OF CLAUSE THIRD OF THIS AGREEMENT AND IN ITS CAPACITY AS MORTGAGE DEBTOR UNDER THE MORTGAGE ON UNIT 2, CIBanco, S.A., MULTIPLE BANKING INSTITUTION, IN ITS CAPACITY AS TRUSTEE OF THE IRREVOCABLE ADMINISTRATION TRUST AGREEMENT WITH REVERSION RIGHT IDENTIFIED WITH NUMBER CIB/3224.

Banco Sabadell, S.A., Multiple Banking Institution, as Administrative and Guarantee Agent.

By:(SIGNATURE)

Name: Gabriel Vázquez Celis

Position: Attorney-in-fact

SIGNATURE PAGE OF THE RESTATEMENT AGREEMENT ENTERED INTO ON DECEMBER 20, 2023, TO THE OPENING OF A SIMPLE CREDIT WITH MORTGAGE GUARANTEE AGREEMENT DATED OCTOBER 4, 2019, BY AND BETWEEN: (I) CIBanco, S.A., MULTIPLE BANKING INSTITUTION, ACTING AS TRUSTEE OF TRUST NUMBER CIB/3001, REFERRED TO BY THE PARTIES AS "MURANO 2000 TRUST," IN ITS CAPACITY AS BORROWER AND MORTGAGE DEBTOR UNDER THE CREDIT CONTRACT, SETTLOR UNDER THE GUARANTEE TRUST, AND PLEDGE DEBTOR UNDER THE FF&E PLEDGE; (II) OPERADORA HOTELERA G.I., S.A. DE C.V., AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT AND SETTLOR UNDER THE GUARANTEE TRUST; (III) MURANO WORLD, S.A. DE C.V. (FORMERLY BVG WORLD, S.A. DE C.V.), IN ITS CAPACITY AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT, MORTGAGE DEBTOR UNDER THE MORTGAGE ON PLAYA DELFINES PROPERTY, AND FOR THE PURPOSES OF CLAUSES TENTH AND ELEVENTH OF THE CREDIT CONTRACT, AS WELL AS IN ITS CAPACITY AS SETTLOR UNDER THE GUARANTEE TRUST; (IV) OPERADORA HOTELERA GRAND ISLAND II, S.A. DE C.V., AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT; (V) BANCO SABADELL, S.A., MULTIPLE BANKING INSTITUTION, AS ADMINISTRATIVE AND GUARANTEE AGENT; (VI) EACH OF THE CREDITORS LISTED IN THE SIGNATURE PAGES OF THIS AGREEMENT; (VII) WITH THE APPEARANCE AND CONSENT, FOR THE PURPOSES OF CLAUSES SECOND BIS, THIRD, TENTH, ELEVENTH, AND NINETEENTH OF THE CREDIT CONTRACT, AS APPLICABLE, OF MURANO PV, S.A. DE C.V. AND MR. ELÍAS SACAL CABABIE, THE LATTER ALSO IN HIS CAPACITY AS SETTLOR UNDER THE GUARANTEE TRUST AND PLEDGE DEBTOR UNDER THE MONACO PLEDGE; AND (VIII) WITH THE APPEARANCE AND CONSENT, FOR THE PURPOSES OF CLAUSE THIRD OF THIS AGREEMENT AND IN ITS CAPACITY AS MORTGAGE DEBTOR UNDER THE MORTGAGE ON UNIT 2, CIBanco, S.A., MULTIPLE BANKING INSTITUTION, IN ITS CAPACITY AS TRUSTEE OF THE IRREVOCABLE ADMINISTRATION TRUST AGREEMENT WITH REVERSION RIGHT IDENTIFIED WITH NUMBER CIB/3224.

CaixaBank, S.A., as Creditor.

By: (SIGNATURE

Name: Natalia Andrea Rico Rodríguez

Position: Attorney-in-fact

SIGNATURE PAGE OF THE RESTATEMENT AGREEMENT ENTERED INTO ON DECEMBER 20, 2023, TO THE OPENING OF A SIMPLE CREDIT WITH MORTGAGE GUARANTEE AGREEMENT DATED OCTOBER 4, 2019, BY AND BETWEEN: (I) CIBanco, S.A., MULTIPLE BANKING INSTITUTION, ACTING AS TRUSTEE OF TRUST NUMBER CIB/3001, REFERRED TO BY THE PARTIES AS "MURANO 2000 TRUST," IN ITS CAPACITY AS BORROWER AND MORTGAGE DEBTOR UNDER THE CREDIT CONTRACT, SETTLOR UNDER THE GUARANTEE TRUST, AND PLEDGE DEBTOR UNDER THE FF&E PLEDGE; (II) OPERADORA HOTELERA G.I., S.A. DE C.V., AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT AND SETTLOR UNDER THE GUARANTEE TRUST; (III) MURANO WORLD, S.A. DE C.V. (FORMERLY BVG WORLD, S.A. DE C.V.), IN ITS CAPACITY AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT, MORTGAGE DEBTOR UNDER THE MORTGAGE ON PLAYA DELFINES PROPERTY, AND FOR THE PURPOSES OF CLAUSES TENTH AND ELEVENTH OF THE CREDIT CONTRACT, AS WELL AS IN ITS CAPACITY AS SETTLOR UNDER THE GUARANTEE TRUST; (IV) OPERADORA HOTELERA GRAND ISLAND II, S.A. DE C.V., AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT; (V) BANCO SABADELL, S.A., MULTIPLE BANKING INSTITUTION, AS ADMINISTRATIVE AND GUARANTEE AGENT; (VI) EACH OF THE CREDITORS LISTED IN THE SIGNATURE PAGES OF THIS AGREEMENT; (VII) WITH THE APPEARANCE AND CONSENT, FOR THE PURPOSES OF CLAUSES SECOND BIS, THIRD, TENTH, ELEVENTH, AND NINETEENTH OF THE CREDIT CONTRACT, AS APPLICABLE, OF MURANO PV, S.A. DE C.V. AND MR. ELÍAS SACAL CABABIE, THE LATTER ALSO IN HIS CAPACITY AS SETTLOR UNDER THE GUARANTEE TRUST AND PLEDGE DEBTOR UNDER THE MONACO PLEDGE; AND (VIII) WITH THE APPEARANCE AND CONSENT, FOR THE PURPOSES OF CLAUSE THIRD OF THIS AGREEMENT AND IN ITS CAPACITY AS MORTGAGE DEBTOR UNDER THE MORTGAGE ON UNIT 2, CIBanco, S.A., MULTIPLE BANKING INSTITUTION, IN ITS CAPACITY AS TRUSTEE OF THE IRREVOCABLE ADMINISTRATION TRUST AGREEMENT WITH REVERSION RIGHT IDENTIFIED WITH NUMBER CIB/3224.

**Creditor:**

Banco Nacional de Comercio Exterior, S.N.C., Development Banking Institution, as Creditor.

By:  (SIGNATURE)

Name: César Eduardo de la Peña Domínguez

Position: Attorney-in-fact

By:  (SIGNATURE)

Name: Karla Yeneri Ventre Guerrero

Position: Attorney-in-fact

SIGNATURE PAGE OF THE RESTATEMENT AGREEMENT ENTERED INTO ON DECEMBER 20, 2023, TO THE OPENING OF A SIMPLE CREDIT WITH MORTGAGE GUARANTEE AGREEMENT DATED OCTOBER 4, 2019, BY AND BETWEEN: (I) CIBanco, S.A., MULTIPLE BANKING INSTITUTION, ACTING AS TRUSTEE OF TRUST NUMBER CIB/3001, REFERRED TO BY THE PARTIES AS "MURANO 2000 TRUST," IN ITS CAPACITY AS BORROWER AND MORTGAGE DEBTOR UNDER THE CREDIT CONTRACT, SETTLOR UNDER THE GUARANTEE TRUST, AND PLEDGE DEBTOR UNDER THE FF&E PLEDGE; (II) OPERADORA HOTELERA G.I., S.A. DE C.V., AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT AND SETTLOR UNDER THE GUARANTEE TRUST; (III) MURANO WORLD, S.A. DE C.V. (FORMERLY BVG WORLD, S.A. DE C.V.), IN ITS CAPACITY AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT, MORTGAGE DEBTOR UNDER THE MORTGAGE ON PLAYA DELFINES PROPERTY, AND FOR THE PURPOSES OF CLAUSES TENTH AND ELEVENTH OF THE CREDIT CONTRACT, AS WELL AS IN ITS CAPACITY AS SETTLOR UNDER THE GUARANTEE TRUST; (IV) OPERADORA HOTELERA GRAND ISLAND II, S.A. DE C.V., AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT; (V) BANCO SABADELL, S.A., MULTIPLE BANKING INSTITUTION, AS ADMINISTRATIVE AND GUARANTEE AGENT; (VI) EACH OF THE CREDITORS LISTED IN THE SIGNATURE PAGES OF THIS AGREEMENT; (VII) WITH THE APPEARANCE AND CONSENT, FOR THE PURPOSES OF CLAUSES SECOND BIS, THIRD, TENTH, ELEVENTH, AND NINETEENTH OF THE CREDIT CONTRACT, AS APPLICABLE, OF MURANO PV, S.A. DE C.V. AND MR. ELÍAS SACAL CABABIE, THE LATTER ALSO IN HIS CAPACITY AS SETTLOR UNDER THE GUARANTEE TRUST AND PLEDGE DEBTOR UNDER THE MONACO PLEDGE; AND (VIII) WITH THE APPEARANCE AND CONSENT, FOR THE PURPOSES OF CLAUSE THIRD OF THIS AGREEMENT AND IN ITS CAPACITY AS MORTGAGE DEBTOR UNDER THE MORTGAGE ON UNIT 2, CIBanco, S.A., MULTIPLE BANKING INSTITUTION, IN ITS CAPACITY AS TRUSTEE OF THE IRREVOCABLE ADMINISTRATION TRUST AGREEMENT WITH REVERSION RIGHT IDENTIFIED WITH NUMBER CIB/3224.

**Creditor:**

Nacional Financiera, S.N.C., Development Banking Institution, as Creditor.

By:  (SIGNATURE)

Name: Arturo Gochicoa Acosta

Position: Attorney-in-fact

SIGNATURE PAGE OF THE RESTATEMENT AGREEMENT ENTERED INTO ON DECEMBER 20, 2023, TO THE OPENING OF A SIMPLE CREDIT WITH MORTGAGE GUARANTEE AGREEMENT DATED OCTOBER 4, 2019, BY AND BETWEEN: (I) CIBanco, S.A., MULTIPLE BANKING INSTITUTION, ACTING AS TRUSTEE OF TRUST NUMBER CIB/3001, REFERRED TO BY THE PARTIES AS "MURANO 2000 TRUST," IN ITS CAPACITY AS BORROWER AND MORTGAGE DEBTOR UNDER THE CREDIT CONTRACT, SETTLOR UNDER THE GUARANTEE TRUST, AND PLEDGE DEBTOR UNDER THE FF&E PLEDGE; (II) OPERADORA HOTELERA G.I., S.A. DE C.V., AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT AND SETTLOR UNDER THE GUARANTEE TRUST; (III) MURANO WORLD, S.A. DE C.V. (FORMERLY BVG WORLD, S.A. DE C.V.), IN ITS CAPACITY AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT, MORTGAGE DEBTOR UNDER THE MORTGAGE ON PLAYA DELFINES PROPERTY, AND FOR THE PURPOSES OF CLAUSES TENTH AND ELEVENTH OF THE CREDIT CONTRACT, AS WELL AS IN ITS CAPACITY AS SETTLOR UNDER THE GUARANTEE TRUST; (IV) OPERADORA HOTELERA GRAND ISLAND II, S.A. DE C.V., AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT; (V) BANCO SABADELL, S.A., MULTIPLE BANKING INSTITUTION, AS ADMINISTRATIVE AND GUARANTEE AGENT; (VI) EACH OF THE CREDITORS LISTED IN THE SIGNATURE PAGES OF THIS AGREEMENT; (VII) WITH THE APPEARANCE AND CONSENT, FOR THE PURPOSES OF CLAUSES SECOND BIS, THIRD, TENTH, ELEVENTH, AND NINETEENTH OF THE CREDIT CONTRACT, AS APPLICABLE, OF MURANO PV, S.A. DE C.V. AND MR. ELÍAS SACAL CABABIE, THE LATTER ALSO IN HIS CAPACITY AS SETTLOR UNDER THE GUARANTEE TRUST AND PLEDGE DEBTOR UNDER THE MONACO PLEDGE; AND (VIII) WITH THE APPEARANCE AND CONSENT, FOR THE PURPOSES OF CLAUSE THIRD OF THIS AGREEMENT AND IN ITS CAPACITY AS MORTGAGE DEBTOR UNDER THE MORTGAGE ON UNIT 2, CIBanco, S.A., MULTIPLE BANKING INSTITUTION, IN ITS CAPACITY AS TRUSTEE OF THE IRREVOCABLE ADMINISTRATION TRUST AGREEMENT WITH REVERSION RIGHT IDENTIFIED WITH NUMBER CIB/3224.

With the appearance and consent of:

Murano PV, S.A. de C.V.

By:(SIGNATURE)

Name: Marcos Sacal Cohen

Position: Attorney-in-fact

Mr. Elias Sacal Cababie

By:(SIGNATURE)

Name: Marcos Sacal Cohen

Position: Attorney-in-fact

SIGNATURE PAGE OF THE RESTATEMENT AGREEMENT ENTERED INTO ON DECEMBER 20, 2023, TO THE OPENING OF A SIMPLE CREDIT WITH MORTGAGE GUARANTEE AGREEMENT DATED OCTOBER 4, 2019, BY AND BETWEEN: (I) CIBanco, S.A., MULTIPLE BANKING INSTITUTION, ACTING AS TRUSTEE OF TRUST NUMBER CIB/3001, REFERRED TO BY THE PARTIES AS "MURANO 2000 TRUST," IN ITS CAPACITY AS BORROWER AND MORTGAGE DEBTOR UNDER THE CREDIT CONTRACT, SETTLOR UNDER THE GUARANTEE TRUST, AND PLEDGE DEBTOR UNDER THE FF&E PLEDGE; (II) OPERADORA HOTELERA G.I., S.A. DE C.V., AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT AND SETTLOR UNDER THE GUARANTEE TRUST; (III) MURANO WORLD, S.A. DE C.V. (FORMERLY BVG WORLD, S.A. DE C.V.), IN ITS CAPACITY AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT, MORTGAGE DEBTOR UNDER THE MORTGAGE ON PLAYA DELFINES PROPERTY, AND FOR THE PURPOSES OF CLAUSES TENTH AND ELEVENTH OF THE CREDIT CONTRACT, AS WELL AS IN ITS CAPACITY AS SETTLOR UNDER THE GUARANTEE TRUST; (IV) OPERADORA HOTELERA GRAND ISLAND II, S.A. DE C.V., AS JOINT OBLIGOR UNDER THE CREDIT CONTRACT; (V) BANCO SABADELL, S.A., MULTIPLE BANKING INSTITUTION, AS ADMINISTRATIVE AND GUARANTEE AGENT; (VI) EACH OF THE CREDITORS LISTED IN THE SIGNATURE PAGES OF THIS AGREEMENT; (VII) WITH THE APPEARANCE AND CONSENT, FOR THE PURPOSES OF CLAUSES SECOND BIS, THIRD, TENTH, ELEVENTH, AND NINETEENTH OF THE CREDIT CONTRACT, AS APPLICABLE, OF MURANO PV, S.A. DE C.V. AND MR. ELÍAS SACAL CABABIE, THE LATTER ALSO IN HIS CAPACITY AS SETTLOR UNDER THE GUARANTEE TRUST AND PLEDGE DEBTOR UNDER THE MONACO PLEDGE; AND (VIII) WITH THE APPEARANCE AND CONSENT, FOR THE PURPOSES OF CLAUSE THIRD OF THIS AGREEMENT AND IN ITS CAPACITY AS MORTGAGE DEBTOR UNDER THE MORTGAGE ON UNIT 2, CIBanco, S.A., MULTIPLE BANKING INSTITUTION, IN ITS CAPACITY AS TRUSTEE OF THE IRREVOCABLE ADMINISTRATION TRUST AGREEMENT WITH REVERSION RIGHT IDENTIFIED WITH NUMBER CIB/3224

Current Clauses of the Credit Agreement

C L A U S E S

FIRST. Definitions; Interpretation; Accounting Terms and Determinations.

(a) Definitions. The following terms will have the meaning assigned to them here below:

“Accredited” or “Accredited Trust” means CIBanco, S.A., Institución de Banca Multiple, acting as trustee of the trust number CIB/3001, denominated by the parties thereof as “Murano 2000 Trust”, in its capacity as accredited under this Agreement.

“Creditors” means, jointly, Sabcapital, Bancomext, Caixabank and Nafin. This definition will also include any Additional or adherent Creditors if applicable.

“Additional Creditors” has the meaning attributed to it in Clause Two Bis of this Agreement.

“SOFR Term Rate Administrator” means CME Group Benchmark Administration Limited (CBA) or a substitute SOFR Term Reference Rate administrator selected by the Creditors.

“Affiliate” means (i) with respect to any Person, any other Person who, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (ii) ) with respect to a natural person, additionally, the spouse, siblings, their relatives in an ascending or descending line without limitation of degree and any trust of which said Person, their spouse, siblings, or their relatives in an ascending or descending line are beneficiaries without degree limitation.

“Capacity” means the result of dividing the value of the Total Properties on the calculation date, according to the latest available Appraisal, by the unpaid principal amount of the Credit on the calculation date. The above, with the understanding that, with respect to the Playa Delfines Property, the value that will be considered for the purposes of calculating the Capacity will be the equivalent of the value of said property according to the last available Appraisal minus the unpaid principal balance of the credit that guarantees the mortgage. in the first place and degree on said property.

“Agent” means Banco Sabadell, S.A., Institución de Banca Multiple, as administrative and guarantee agent under this Agreement and/or any assignee, assignee or person who substitutes it.

“ALG” means ALG Servicios Financieros México, S.A. de C.V., Multiple Object Financial Company, Non-Regulated Entity.

“Environmental Advisor” means the company Valuación de Proyectos Vaproy, S.A. de C.V. or any other Person of recognized prestige to the satisfaction of the Creditors.

“Insurance Advisor” means AON México or any other Person of recognized prestige to the satisfaction of the Creditors.

“Financial Advisor” means Argoss Partners or any other Person who is hired by and at the expense of the Borrower, to the satisfaction of the Creditors, as their advisor for the monitoring of the Project including, among other functions, monthly reviews of the financial progress of the Project, generation of cash flow and compliance with the business plan.

“Technical Advisor” means the company Valuación de Proyectos Vaproy, de C.V. S.A. de C.V. or any other Person of recognized prestige to the satisfaction of the Creditors.

“Advisors” means jointly the Environmental Advisor, the Technical Advisor and the Insurance Advisor.

“Government Authority” means any government agency or any state, municipality, mayor, agency, department or other political subdivision thereof, or any government body, agency, authority (including any central bank or fiscal authority), any entity (including any court or tribunal) that exercises government, executive, legislative, judicial or administrative functions in Mexico and/or Spain.

“Sanctioning Authority” means, jointly, (i) the United Nations Security Council, (ii) the United States of America, (iii) the European Union, (iv) the United Kingdom, (v) the Member States of the European Union, (vi) any other relevant authority to whose laws the Parties to this Agreement are subject, especially of Mexico and (vii) the governments and official institutions or agencies of any of the subsections (i) to (vi), including OFAC, the Department of State of the United States of America (US Department of State), and the Ministry of the Treasury of the United Kingdom (Her Majesty's Treasury).

“Appraisal” means, jointly, the appraisals regarding the commercial value of each of the Total Properties conducted by the Authorized Appraiser or by a bank appraiser, which must be no older than 12 (twelve) months from the date in which they must be used in accordance with this Agreement.

“Appraisal (As Stabilized)” means the pro forma study that will be conducted by the Authorized Appraiser, to the satisfaction of the Agent, through which the value of the Project will be determined using the income capitalization or discounted cash flow approach, at your option. of the Agent, assuming the conclusion of the Project based on the projections and information delivered to the Authorized Appraiser.

“Initial Appraisal” means the appraisal prepared by the Authorized Appraiser dated May 1, 2019, regarding the commercial value of the land of the Properties.

“Notice of Completion of Work” has the meaning attributed to said term in Clause Ten, section A, subsection (33), of this Agreement.

“Bancomext” means Banco Nacional de Comercio Exterior, S.N.C., Development Banking Institution.

“Caixabank” means Caixabank, S.A.

“Amortization Schedule” has the meaning attributed to it in Clause Six of this Agreement.

“Schedule of Provisions and Investments” means the schedule attached hereto as Exhibit A.

“Change of Control” means that the Control Group ceases to have, directly or indirectly, Control over the Borrower and/or the Joint Obligors, through at least one of the members of said Control Group; provided that for the purposes of clarity, a “Change of Control” will not be considered to have occurred if one or more Persons who are part of the Control Group on this date cease to be part of it, as long as one or more members of the Control Group Control Group preserve and consolidate Control over the Borrower and/or the Solidarity Obligors.

“Significant Adverse Change” means a circumstance or event of any nature that (i) adversely and materially affects the operation, financial or legal condition, operations, results or business of the Project, of the Borrower in relation to the Project, of the Solidarity Obligors, of Murano PV and/or of Mr. Elías Sacal Cababie and, consequently, the capacity of any of said parties to comply with their respective obligations in terms of this Agreement, or (ii) has an impact on the assets of the Credited in relation to the Project or in the assets of the Solidarity Obligors for an amount equivalent to at least 10% (ten percent) of the Credit.

“Base Financial Case” means the document attached hereto as Annex B.

“Cause of Early Expiration” has the meaning attributed to it in Clause Twelfth of this Agreement.

“CCF” has the meaning attributed to it in Clause Fifteen of this Agreement.

“CCQ” has the meaning attributed to it in Clause Fifteen of this Agreement.

“Interest Rate Hedging” means the framework Agreement(s) for derivative financial operations, including its supplements and annexes by virtue of which one or more derivative financial operations will be entered into, documented by their respective confirmations, through which Agreement an interest rate coverage that the Borrower must enter into (i) within 60 (sixty) calendar days after the date of signing this Agreement or (ii) on or before the date of the First Drawdown, whichever occurs first, with a Coverage Provider, but always on reasonable terms for Creditors.

“Dispensation Commission” means the amount of USD$50,000.00 (fifty thousand Dollars 00/100) plus the corresponding VAT that, as of August 24, 2023, the Borrower must pay to the Creditors, through the Agent, for each request. of waiver on the fulfillment of obligations that is presented by the Borrower and authorized by the Creditors during the validity of this Agreement. The foregoing is with the understanding that (i) the Waiver Commission must be paid precisely on the date on which each and every one of the Creditors authorizes the corresponding waiver request, in Dollars, using immediately available funds, to the Agent's Account, ( ii) the Waiver Fee will be applicable to all waiver requests submitted by the Borrower in relation to breaches of the Credit Documents that have already occurred on that date, (iii) if the waiver request is submitted by the Borrower prior to that the respective non-compliance with the Credit Documents occurs, the Waiver Commission will not be applicable for the first three waiver requests submitted by the Borrower in that regard during the same fiscal year, therefore, from the fourth waiver request In this sense, the Waiver Commission will be applicable (notwithstanding and independently of the majority of Creditors required in this Agreement based on the content of the waiver request in question, for the application of this point (iii), that is, the granting of grace for each of the first three waiver requests, UNANIMITY of the Creditors will be necessary), and (iv) the Borrower may include one or more waiver requirements in the same request, without this having to affect the collection or applicable amount of the Waiver Commission, since said commission will be charged per authorized waiver request and not for the effective number of waivers granted. The Agent must distribute said Waiver Commission among the Creditors in proportion to the amount of their respective Commitments. Without prejudice to the foregoing, the Parties agree that the Waiver Commission will have retroactive effects only with respect to the waiver request authorized by the Creditors on July 10, 2023, so it will be payable only in relation to said request in a period no longer than 90 (ninety) calendar days counted from August 24, 2023 or the date on which the first drawdown of Tranche C occurs, whichever comes first.

“Structuring Fee” means the fee payable to each of the following creditors in accordance with the following table:

Bank	Commitment (Dollars)	Minimum commission plus VAT
Banco Sabadell, S.A., Institución de Banca Múltiple	USD$40,000,000.00	80 pbs
CaixaBank S.A.	USD$60,000,000.00	115 pbs
Banco Nacional de Comercio Exterior, S.N.C., Institución de Banca de Desarrollo	USD$60,000,000.00	115 pbs

“Commission for Non-Drawing” means a commission equivalent to 0.70% (zero-point seventy percent) annually (plus the corresponding VAT) on the average daily undrawn balance of the Credit to be paid by the Borrower. Said commission must be paid semiannually only during the Drawdown Period and on each Interest Payment Date immediately following the calculated semester. The Agent must distribute said Non-Disposal Commission among the Creditors in proportion to the amount of their respective Commitments.

“Commitment” means, with respect to each Creditor, the obligation of such Creditor to grant part of the Credit for the principal amount established for each Creditor in Annex C.

“National Content” means the national goods, services and labor used in the construction, development or installation of the Project, as well as any physical infrastructure linked thereto.

“Agreement” means this simple credit opening Agreement with mortgage guarantee (as it may be modified, added and/or re-expressed from time to time).

“ALG (Hyatt) Credit Agreement” means the credit agreement dated March 31, 2023 (as amended from time to time) entered into between Murano World, as borrower, and ALG, as lender, for an aggregate amount of up to USD$20,000,000.00 (twenty million 00/100 Dollars), to, among other things, finance the acquisition and development of the Playa Delfines Property.

“Lease Agreement” means the lease agreement dated September 5, 2019 (as modified, added and/or restated from time to time) entered into between the Accredited Trust, as lessor, and Operadora Hotelera GI, as lessee, with the appearance of Murano AT GV, by virtue of which the Accredited Trust leased, among other things, the Hotels and the furniture of the Hotels in accordance with the terms and conditions established therein.

“VAT Credit Agreement” means the simple credit opening Agreement in national currency that will be entered into by Bancomext and the Borrower to finance the reimbursement of up to 80% (eighty percent) of the VAT paid during the Construction Period of all the investments derived from the works and expenses of the Project.

“Operation Agreement” means: (i) the Agreement for the provision of hotel operation and management services dated September 10, 2019 (as modified, added and/or restated from time to time) executed between the Operator, with the same character, and Operadora Hotelera GI, as lessee of the Hotels, by virtue of which the terms and conditions for the operation and administration of the Hotel that will operate in the Project were established, and (ii) any other Agreement of operation and/or exploitation of the Project.

“Construction Agreement” means the lump-sum construction Agreement that the Borrower has entered into for the construction of the Project with Edificaciones BVG, de C.V. S.A. de C.V. dated January 25, 2019 (as modified, added and/or re-expressed from time to time).

“Hotel Agreements” means, jointly (a) the Operating Agreement; and (b) any other Agreement (including leases) arising in the future in connection with the operation, administration or exploitation of the Project or in respect of services or licenses essential to the operation, administration or exploitation of the Project, or that stipulates consideration to a contractor that is a percentage of or linked to the Operating Income, or related to technical assistance, software licenses or whose effect is to transmit a significant part of the administration or daily operation or business of the Project to a third party other than the Borrower and/or the Solidarity Obligors.

“Control”, “Controlled by” and “under common Control with” means the ability of a person or group of persons to carry out any of the following acts: (a) to impose, directly or indirectly, decisions at meetings of shareholders, partners or equivalent bodies, or appoint or dismiss the majority of the directors, administrators or their equivalents, of a legal entity, (b) maintain ownership of rights that allow, directly or indirectly, the exercise of voting with respect to more than 50% (fifty percent) of the capital stock of a legal entity, (c) direct, directly or indirectly, the administration, strategy or main policies of a legal entity, whether through ownership of securities, by Agreement or otherwise, (d) impose, directly or indirectly, decisions on a technical committee or equivalent body, or appoint or remove the majority of the members of the technical committee or its equivalent, of a trust, (e) maintain the ownership of rights that allow, directly or indirectly, the exercise of the vote to fully instruct the fiduciary of a trust, or (f) direct, directly or indirectly, the administration, strategy or main policies of a trust, whether through participation through fiduciary rights, by Agreement or in any other way.

“Project Construction Cost” is the amount in Dollars, excluding VAT, that according to the Budget (excluding the value of the costs inherent to the land, within which is the value of the land of the Total Properties considering a value of USD $60,000,000.00 (sixty million Dollars 00/100)) and each determination of the progress of work as it is updated by the Technical Advisor from time to time, constitutes the total amount of resources necessary for the conclusion of the Period of Project Construction on each determination date. This cost will include, among others, interest derived from Debt, commissions, expenses for financial services, licenses, permits and the contracting of Insurance and bonds until the conclusion of the Project Construction Period.

“Credit” means (i) Tranche A plus (ii) the amount actually drawn down by the Borrower for Tranches B and C. The foregoing is understood to mean that, where applicable, such definition must include the Additional Credit.

“Additional Credit” has the meaning attributed to it in Clause Two Bis of this Agreement.

“Nafin Additional Credit” means the amount of up to USD$34,811,149.50 (thirty-four million eight hundred and eleven thousand one hundred and forty-nine Dollars 50/100) that would be granted, if applicable, to the Borrower in the form of simple credit in accordance with this Agreement. The foregoing is with the understanding that, with respect to such amount, (i) Nafin, subject to its financial availability or any other funding source used by it at the time each Provision is requested, as well as the non-occurrence of a fortuitous event. or force majeure, a Cause of Early Maturity or a Significant Adverse Change that requires the analysis and prior authorization of Nafin's risk areas, would be willing to grant the Borrower up to the amount mentioned above and (ii) Sabcapital, Bancomext and Caixabank do not They will be obliged to grant any recourse.

“Additional Credit Contribution Account” means the bank account to be opened, within 10 (ten) Business Days following the trustee of the Guarantee Trust receiving the corresponding written instruction from the Agent, in the name of the trustee of the Guarantee Trust. Guarantee, in Banco Sabadell, S.A., Institución de Banca Multiple, in Dollars, in which the cash amounts corresponding to the contributions that must be made by the Borrower and/or Mr. Elías Sacal Cababie must be received in the event that they are not grant the Additional Credit in accordance with subsection (c) of the Second Bis Clause of this Agreement. All amounts deposited in the Additional Credit Contribution Account must be applied in accordance with the provisions of the Guarantee Trust.

“Flow Retention Reserve Account” means the account in Dollars that will be opened and maintained by the trustee of the Guarantee Trust in which he must deposit the percentages of Net Free Cash Flow as instructed, from time to time, by the Agent. in the event that a Cash Wipe Event occurs in accordance with the provisions of subsection (i) of subsection (a) of section 1. of Clause Seven of this Agreement.

“Agent Account” means the Dollar account opened at Bank of America, with code BOFAUS3N; ABA 026 009 593; in the name of the Agent; Swift: BSABMXMM; account: 156180000000028254; reference: Grand Island; Message: MT103, as it is updated or replaced by the Agent from time to time.

“Credit Account” means the bank account that the Borrower will open and maintain with the Agent for the purposes of this Agreement.

“Debt Service Reserve Fund Account” means the bank account that the trustee of the Guarantee Trust will open and maintain for the deposit of funds corresponding to the Debt Service Fund into such account.

“FF&E Account” means, by its acronym in English (Furniture Fixtures and Equipment), the account opened and maintained by the trustee of the Guarantee Trust to: (i) pay the costs of maintenance, acquisition, repair of furniture or any other equipment that is not permanently incorporated into the structure, construction or soil of the Project and (ii) pay for necessary improvements and non-structural maintenance required by the Property, which must be provided with the amounts and on the dates described in the Guarantee Trust.

“Project Concentrator Accounts” means the bank account(s) in Pesos and/or Dollars that the trustee of the Guarantee Trust will open and maintain so that each and every one of the resources corresponding to the Operating Income are deposited in such account.

“Trust Accounts” has the meaning given to that term in the Accredited Trust.

“Guarantee Trust Accounts” means, jointly, the Project Concentrator Accounts, the Debt Service Fund Account, the FF&E Account, the Flow Retention Reserve Account, and the Additional Credit Contributions Account.

“Debt” with respect to any Person, means, without duplication, (a) the payment obligations of such Person arising from money borrowed, (b) the obligations of such Person for the payment of the deferred purchase price of goods or services (other than accounts payable incurred in the ordinary course of such Person's business), (c) the obligations of such Person documented in bonds, debentures, notes or similar instruments, (d) the non-contingent obligations of such Person with respect to of letters of credit and guarantee bonds, (e) the obligations of such Person with respect to bank acceptances, (f) the Guarantees, including the guarantee of such Person of all the Third Party Debt referred to in subsections (a) to (e) and (g) of this definition, (g) the Debt referred to in subsections (a) to (f) of this definition (including Secured Debt) of other Persons, secured by any Lien constituted on any asset of such Person ( valued at the lesser of the value of such asset and the amount of such Debt), whether the Debt guaranteed by it has been assumed or not, and (h) the Interest Rate Hedging Agreements.

“Permitted Debt” means: (i) Debt resulting from or relating to the Credit Documents; (ii) any Debt contracted to fully pay or refinance this Agreement, (iii) the VAT Credit Agreement, (iv) Debt regarding the supply of goods and services specifically related to the Project, with a payment term of up to one hundred and eighty (180) days after delivery and up to an amount that is consistent with the Budget, and (v) Debt with suppliers, or third parties derived from the Project Documents or provided for in the Budget, Construction Program or in the Budget Annual. The foregoing, with the understanding that all Debt, in any case, will be subordinated to the full payment of the Credit and its accessories.

“Intercompany Revolving Debts” has the meaning attributed to such term in Clause Sixteen, subsection (d), of this Agreement.

“Business Day” means any day, except Saturday, Sunday or any day on which banks authorized to operate in Mexico City, Mexico, in London, England, in New York, United States of America, and in Madrid, Spain, are authorized or obliged, by law or order of authority, to close their offices for operations with the public.

“Forward SOFR Calculation Business Day” means any day except Saturdays, Sundays and those days on which the Securities Industry and Financial Markets Association of the United States of America (https ://www.sifma.org/resources/general/holiday-schedule/#US or any other website that replaces the previous one) recommends that fixed income departments remain closed for the purposes of listing securities in the United States of America.

“Disposal” means each disbursement of the Credit made by the Borrower in accordance with the provisions of this Agreement.

“Guarantee Documents” means, jointly: (i) the Guarantee Trust, (ii) the Mortgage, (iii) the Pledge on Furniture, (iv) the Monaco Pledge, (v) the guarantee of Mr. Elías Sacal Cababie in terms of this Agreement and the Promissory Notes, (vi) the Mortgage on the Playa Delfines Property, (vii) the Mortgage on Private Unit Number 2, (viii) the mortgage on Private Unit Number 3 which, if applicable, is constitutes in accordance with the provisions of Clause Ten, section A, section (33), of this Agreement, (ix) the Pledge on Murano World Shares, (x) as well as each and every one of the Agreements, instruments and other required documents in accordance with the Credit Documents, executed or to be executed to guarantee and/or serve as a source of payment for the Borrower's obligations under this Agreement.

“Credit Documents” means, jointly, this Agreement (including the Nafin Additional Credit and Tranches B and C), the Promissory Notes, the Guarantee Documents, the Interest Rate Coverage, as well as any commission letters entered into by the Borrower, the Solidarity Obligors and the Creditors.

“Project Documents” means, but is not limited to, including any modifications thereto, the Construction Agreement, the Hotel Agreements, the Plans and the licenses, authorizations, concessions and permits necessary to construct and operate the Project, as well as the Agreements and any documents to which the Borrower is a party in relation to the construction, building, engineering or equipment of the Project.

“Secured Documents” means this Agreement, the Promissory Notes and the Interest Rate Coverage, provided that the latter has been entered into with any of the Creditors and/or any of their Affiliates.

“Dollar” or “USD$” means the legal currency of the United States of America.

“Financial Statements” means with respect to any Person, the statement of financial position, the statement of changes in financial position or statement of cash flows, the income statement and the notes thereto, as of a specified date and prepared in accordance with the applicable NIFs.

“Statements of Operating Results” means, as of a given date, the quarterly results statement of the commercial exploitation of the Dreams Hotel, the Vivid Hotel and the Project in general respectively, including without limitation (i) average occupancy, (ii) average rate daily, (iii) available rooms, (iv) occupied rooms, (v) Operating Income broken down by their different concepts and origin, (vi) Operating Expenses broken down by their different concepts and origin and (vii) any other income, cost or expense that has been received or disbursed during the referred period with respect to the operation and correct functioning of the Project and/or each of its components.

“Cash Wipe Event” has the meaning attributed to such term in Clause Seven of this Agreement.

“Forward SOFR Reference Rate Transition Event” means the update of one or more of the following events with respect to the then-current SOFR Term Reference Rate:

(a) a public statement or publication of information by or on behalf of the Administrator of the SOFR Term Rate (or the administrator of a published component used in the calculation thereof) communicating that it has ceased or will cease to provide quotes for all the terms available for the SOFR Term Reference Rate permanently or indefinitely; provided that, at the time of such public statement or publication of information, there is no substitute administrator who will continue to provide quotations for any available term for the SOFR Term Reference Rate; either

(b) a public statement or publication of information by the regulatory supervisor of the Administrator of the SOFR Term Rate (or the administrator of a published component used in the calculation thereof), the United States Federal Reserve Board of America (Board of Governors of the Federal Reserve of the United States of America), the Federal Reserve Bank of New York (Federal Reserve Bank of New York), a public insolvency officer with authority over the SOFR Rate Administrator Term, a resolution of an authority with powers over the Administrator of the SOFR Term Rate (or of the component), a court or entity with similar powers in matters of insolvency or final resolution over the Administrator of the SOFR Term Rate (or of the component), which establishes that the Administrator of the SOFR Term Reference Rate (or of the component) has ceased or will cease to provide quotes for all available terms for the SOFR Reference Rate Term (or of the component) on a permanent basis or indefinite; provided that, at the time of such statement or publication, there is no substitute servicer continuing to provide any available term for the SOFR Term Reference Rate (or component); either

(c) a public statement or publication of information by or on behalf of the Administrator of the SOFR Term Rate (or the administrator of a published component used in the calculation thereof) or its regulatory supervisor communicating that all available terms for Term SOFR Reference Rate (or component) have ceased to be representative or at a specific future date, will cease to be representative or in compliance or aligned with the “Principles for Financial Reference Rates” published by the International Organization of Securities Commissions (International Organization of Securities Commissions).

A Transition Event of the SOFR Term Reference Rate will be considered to have occurred when any of the events indicated in the previous sections occur, with respect to all the available terms in force at that time for the SOFR Term Reference Rate.

“RCSD Calculation Date” means each June 30 and December 31 of each fiscal year.

“Stable Phase Start Date” means the date on which the Agent receives a certificate from the Borrower's Authorized Official certifying, to the satisfaction of the Agent and the Creditors, that each and every one of the following milestones has been achieved: ( i) the first principal amortization of the Credit has been carried out, (ii) the Work Completion Date has occurred; (iii) the Project is in operation under the standards of the ed brands and has been received by the Operator to its satisfaction, in terms of the Operation Agreement, (iv) during the last 12 (twelve) months of operation, the Project has obtained a Net Operating Profit that allows obtaining a RCSD greater than or equal to 1.40x (one point forty times), (v) the Agent has received an Appraisal no older than 3 (three) months that allows a minimum Capacity of 2.22 (two point twenty-two) times based on a maximum LTV of 45% (forty-five percent), (vi) 100% (one hundred percent) of the Credit Reserves has been constituted, and (vii) the Technical Advisor certifies that the delivery and start-up of all the facilities and buildings included in the Construction Program meet the required technical specifications.

“Interest Payment Date” means the 5th (fifth) day of each month of November, February, May and August during the term of this Agreement, from the date of the First Drawdown and until the Maturity Date. In the event that any Interest Payment Date is a non-business day, the Interest Payment Date will be the immediately preceding Business Day, calculating in any case the respective interests by the number of days actually elapsed until the respective Interest Payment Date. The Parties recognize and agree that the last Interest Payment Date will be precisely on the Maturity Date.

“Principal Payment Date” means each principal payment date indicated in the Amortization Schedule. The Parties recognize and agree that the last Principal Payment Date will be precisely on the Maturity Date.

“Work Completion Date” means the date on which each and every one of the following milestones are achieved: (i) the construction of the Project has been 100% (one hundred percent) completed, as evidenced by the copy of the Notice of Work Completion, (ii) the Agent has received a certification from the Technical Advisor regarding the completion of the work, and (iii) the Project has been received in accordance and left in charge of the Operator and/or any another person who has been entrusted with its operation.

“Expiration Date” means February 5, 2033. If such date is a non-business day, the Expiration Date will be the immediately preceding Business Day.

“CIB/3288 Trust” means the administration trust Agreement number CIB/3288 dated June 3, 2019, denominated by the parties thereof as “Murano 4000 Trust”, which was formalized by public deed number 91,311 dated June 19, 2019, granted in the faith of Mr. Roberto Garzón Jimenez, head of public notary number 242 of Mexico City, to which, among other things, Private Unit Number 3 was transmitted.

“Guarantee Trust” means the irrevocable guarantee, administration and source of payment trust agreement number 4207 dated October 4, 2019 (as modified, added and/or re-expressed from time to time) executed between ( i) the Borrower, as trustor A and trustee in second place, (ii) Hotel Operator GI, as trustor B and trustee in second place, (iii) Murano World, as trustor C and trustee in second place, (iv) Mr. Elías Sacal Cababie, as trustor D, (v) the Agent, as trustee in the first place, in the name, on behalf and for the benefit of the Creditors, and (vi) Banco Actinver, S.A., Institución de Banca Multiple, Grupo Financiero Actinver , as trustee.

“Net Cash Flow” means, on a given date, the difference between (a) Operating Income, less (b) the sum of (i) Operating Expenses, plus (ii) the FF&E Reserve, and (iii) those amounts that the Operator has the right to retain for working capital pursuant to the Operating Agreement.

“Net Free Cash Flow” means the difference between (a) the Net Cash Flow, less (b) the Debt Service, and any payment made to constitute the Debt Service Fund provided under this Agreement or those reservations that are agreed upon by the Parties.

“Debt Service Fund” means the reserve that must be constituted in the Guarantee Trust and that must be provided (i) from the date of signing this Agreement and up to 6 (six) months before the start of payment of the principal of the Credit , in accordance with the Amortization Schedule, of an amount equivalent to 3 (three) months of interest on the Credit, as determined by the Agent, and (ii) starting 6 (six) months prior to the start of payment of the principal of the Credit , in accordance with the Amortization Schedule, and until the Maturity Date, of an amount equivalent to 3 (three) months of interest and 3 (three) months of principal payments of the Credit, as determined by the Agent, and may be established, in this Last case, with the Project flows, or with the Borrower's own resources and/or the Solidarity Obligors; provided that (a) with respect to subsection (ii) immediately preceding and solely and exclusively for the first applicable funding of the Debt Service Fund prior to the start of payment of the principal of the Credit, such amount may be allocated within a period of 6 ( six) months, through monthly installments equivalent to one sixth of the corresponding amount, beginning in the sixth month prior to the start of principal payment of the Credit and ending before the first Principal Payment Date, and (b) as of the First Principal Payment Date, the Debt Service Fund must be duly funded at all times with an amount equivalent to 3 (three) months of interest and 3 (three) months of principal payments of the Credit.

“Authorized Official” means any representative of the Borrower and the Joint Obligors, to the satisfaction of the Agent, who has at least a general power of attorney for administrative acts. The foregoing is with the understanding that any limitations of such power must be addressed and satisfied.

“Guarantee” for any Person, means any direct, contingent or any other obligation of such Person, which directly or indirectly guarantees any Debt of any other Person, including without limitation, any guarantee, bond and any obligation (solidary or joint), direct or indirect, contingent or any other, of such Person (i) to acquire or pay or give advances or provide funds for the acquisition or payment of such Debt (whether derived as a consequence of association agreements, by maintenance agreement, to purchase assets, goods, securities or services, to take or pay, or to meet conditions of the financial statement or of any other type), or (ii) entered into for the purpose of guaranteeing the beneficiary of such Debt the payment thereof or to protect such beneficiary against the loss (in whole or in part) thereof.

“Operating Expenses” means, without duplication, as of a given date, all direct, ordinary, normal, recurring and necessary expenses of the Project (excluding Debt Service) incurred and/or paid by the Borrower and/or the Joint Obligors , as recorded and shown in their books, records and statements of income consistently applied in accordance with the applicable financial standards, including, but not limited to: (a) costs of sales, salaries and wages, including payroll taxes and benefits and other expenses that are directly attributable to the rooms, food, beverage and telephone departments, guest laundry, parking, in-room bar, health club, gift shop and rental spaces; (b) salaries and wages, including payroll taxes and benefits of personnel employed on site to manage, lease, market, manage, maintain and operate the Project, not paid by any Person in accordance with the Hotel Agreements; (c) administrative and general expenses, including, but not limited to, payments for accounting services, credit card commissions, credit and collection expenses, data processing expenses, equipment rental, licenses and permits, fees registration and entry to chambers and associations, telephones, mail, printing, stationery, reserve for doubtful accounts, commissions derived from the marketing of the Project and other expenses not paid by any Person in accordance with the corresponding Hotel Agreements and the commissions and fees derived from the Hotel Agreements, including the commission in favor of the Operator; (d) marketing expenses, including, but not limited to, advertising expenses, promotion expenses, fees and commissions and other expenses not paid by any Person in accordance with the Hotel Agreements; (e) expenses for repair and maintenance of mechanical devices, structures, electrical installation, elevators, heating, ventilation, air conditioning and plumbing systems of the Project; (f) costs or expenses for maintenance services for interior or exterior gardening of the facilities, housekeeping, window washing and cleaning, garbage collection, electrical appliances, cable or satellite television services and other services; (g) costs or expenses of Project security services; (h) maintenance and cleaning expenses for interior and exterior spaces of the Project, including parking lots, swimming pools and other facilities; (i) costs or expenses of water, electricity and drainage supply services of the Project; (j) property tax; (k) property, third party and business interruption insurance premiums including automobile, heater and machinery insurance, if applicable; and (l) any other Project expenses incurred and/or paid that are foreseen within the Annual Budget; and with the understanding that the Operating Expenses shall not include (i) interest expenses on any loan, and (ii) depreciation or amortization of any part of the Project including furniture and equipment.

“Lien” means any real or personal guarantee, trust of any kind, as well as, with respect to any property and/or right, any mortgage, pledge, emphyteusis, antichresis, attachment, embargo, granting of rights of interest and/or rights of preference therefore, and any other limitation of ownership or availability over any property (movable or immovable), including, without limitation, a seller's retention of title and any easement, right of way or other encumbrance on the ownership of a property or active.

“Control Group” means the joint and indistinct reference to the Persons identified in Annex D.

“Mortgage” means the mortgage in first place and degree of priority that is constituted by the Borrower in this Agreement, on the Properties in order to guarantee to the Creditors the fulfillment and their preference in the payment of any Guaranteed Obligations, in the terms of this Agreement.

“Mortgage on the Playa Delfines Property” means the second priority mortgage on the Playa Delfines Property that, on August 24, 2023, was granted by Murano World, as mortgage guarantor, in favor of the Agent, as mortgagee, in the name and for the benefit of the Creditors, to guarantee the Secured Obligations in accordance with the terms and conditions established therein.

“Mortgage on Private Unit Number 2” means the mortgage in first place and degree of priority over Private Unit Number 2 that, on August 24, 2023, was granted by CIBanco, Sociedad Anonima, Institución de Banca Multiple, in its capacity as trustee of the irrevocable administration trust Agreement with the right of reversion identified with number CIB/3224, as mortgage guarantor, in favor of the Agent, as mortgagee, in the name and for the benefit of the Creditors, to guarantee the Secured Obligations in accordance with the terms and conditions established therein.

“Hotel” means, without distinction, the Dreams Hotel or the Vivid Hotel.

“Hotel Dreams” means the hotel to be operated within the Property under the Dreams ® brand that will be part of the Project.

“Vivid Hotel” means the hotel to be operated within the Property under the Vivid ® brand that will be part of the Project.

“IBA” means ICE Benchmark Administration.

“Tax” means, without distinction, any tax, right, use, tribute, withholding, deduction, charge or other fiscal contribution or liability (federal, state or municipal) together with interest, updates, penalties, fines or surcharges derived from themselves.

“Confidential Information” has the meaning attributed to it in Clause Twentieth of this Agreement.

“Operating Income” means, as of a given date, and without duplication, (i) all amounts of money paid and payable to the Borrower and/or Operadora Hotelera GI (in whatever form they are called, including fees, commissions, rents, etc.) in accordance with the Hotel Agreements; (ii) all amounts deposited in the Project Concentrator Accounts; (iii) each and every one of the amounts, payments, fees, receipts, rents, royalties, income, accounts receivable and money received, earned, accrued, for or on behalf of or creditable in favor of the Borrower and/or the Obligors Solidarity by any Person in relation to the ownership, use, operation, marketing and license of the Project, as the Borrower and/or the Solidarity Obligors register and manifest in their respective books, records and income statements, in accordance with the Uniform System of Hotel Accounting (Uniform System of Accounts for the Lodging Industry), consistently applied in accordance with accounting principles generally accepted in Mexico for the hotel industry, including but not limited to: (a) income from room services, food, beverages, telephones, guest laundry, parking, bar, room service, health club, gift shop, rental spaces (including any leases and subleases), spa, banquets, (b) license fees, concessions, or any other Agreement related to dispensing machines or service providers, income from “Business Center” services, advertising posters, radio and television services, antennas and disks, (c) tax incentives on VAT or any other refunds, fees and payments from Government Development Authorities or any other Government Authority, (d) Business Interruption Insurance proceeds, (e) rents of all types obtained directly from tenants and licensees, (f) any amounts recovered by virtue of a legal procedure or a transaction that has arisen in connection with the operations of the Project, (g) payments received for any other right of use over the Project (except for timeshare units) as well as any payment for maintenance or payments for consumption of "food and beverages" within the Project, and (h) accounts receivable under credit card agreements, to the extent such accounts receivable relate to the foregoing; less a reasonable reserve for doubtful accounts (as such doubtful accounts will be included as Operating Expenses when the amounts are recovered), withdrawals from cash reserves (except to the extent that any operating expenses paid for these items are excluded of Operating Expenses), but excluding security deposits and good faith deposits until the depositor has forfeited his right, advance of rents until they are collectible and proceeds of any sale or other disposition, and (iv) all other payments in cash made to or to which the Borrower and/or the Joint Obligors are entitled derived from the operation of the Project or that otherwise arise in relation to the Project. The foregoing is with the understanding that all the Operating Income must be deposited in the Project Concentrator Accounts, for which purposes, as applicable, the Borrower and/or the Solidarity Obligors must assign their collection rights corresponding to the Guarantee Trust Assets.

“Property” or “Property” means the real estate or properties described in Annex E of this Agreement.

“Additional Properties” has the meaning attributed to such term in Clause Fifteen, subsection (e), of this Agreement.

“Total Properties” means the Properties, the New Properties and the Additional Properties, together.

“VAT” means the value added tax applicable in Mexico.

“LGTOC” means the General Law of Credit Titles and Operations.

“LIC” means the Credit Institutions Law.

“Sanctions List” means the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, the Consolidated Financial Sanctions List and the List of Sanctioned Investors maintained by Her Majesty's Treasury or any similar public list maintained by it or the public announcement of any Sanction conducted by any Sanctioning Authority, as publicly updated over time.

“LTC” means the result of dividing the unpaid principal amount of the Credit on the calculation date between the Construction Cost of the Project taking into consideration the Budget plus the value of the land of the Total Properties, considering a value of USD $60,000,000.00 (sixty million Dollars 00/100), as well as the percentage of financial progress of the Project as determined by the Technical Advisor.

“LTV” means the result of dividing the unpaid principal amount of the Credit on the calculation date by the value of the Total Properties on the calculation date, according to the latest available Appraisal.

“Majority of Creditors” means the group of Creditors that together represent at least 60% (sixty percent) of the unpaid balance of the Credit.

“Mexico” means the United Mexican States.

“Consistency Modifications” means with respect to (a) the use or administration of the SOFR Forward Reference Rate or (b) the use, administration, adoption or implementation of the Substitute Reference Rate, any technical, administrative or operational changes (including changes to the definitions of Business Day, Term SOFR Calculation Business Day, and Interest Period (or the addition of a defined term other than Interest Period), the timing and frequency of determining such rates and making interest payments. interest, the timing for making Disposition Requests or early amortizations, the application and duration of past periods and/or the application of breakup costs that the Creditors determine are appropriate for the adoption and implementation of any such rates or to allow the use or administration thereof in a manner substantially consistent with market practice (or if the Creditors determine that the adoption of part of such market practice is not administratively possible or that there is no market practice for the administration of such market practice). rate, in such manner of administration as the Creditors determine is necessary in connection with this Agreement).

“Murano PV” means Murano PV, S.A. de C.V.

“Murano World” means Murano World, de C.V. S.A. de C.V. (formerly BVG World, S.A. de C.V.).

“Nafin” means Nacional Financiera, S.N.C., Development Banking Institution.

“NIFs” mean the Financial Reporting Standards applicable in Mexico or, where applicable, the International Financial Reporting Standards (“International Financial Reporting Standards”), as applicable to the Borrower, the Solidarity Obligors and/or Murano PV, in force at any time.

“New Properties” means the Playa Delfines Property, Private Unit Number 2 and any other properties that, if applicable, are granted as mortgage guarantee in favor of the Agent to guarantee the Guaranteed Obligations.

“Guaranteed Obligations” means each and every one of the obligations, present and future, derived from the Guaranteed Documents, as well as the punctual and timely payment of both the principal amount of the Credit (including, for purposes of clarity, the Additional Nafin Credit and Tranches B and C), as well as the ordinary and default interests thereof and the other accessories payable by the Borrower and the Joint Obligors derived from the Guaranteed Documents.

“Solidarity Obligors” means, jointly, GI Hotel Operator and, as of August 24, 2023, will also include any Adhering Solidarity Obligors.

“Adherent Joint Obligors” means Murano World, Operadora Hotelera GI2 and any other Persons who in the future acquire the status of joint and several obligors of the Borrower in accordance with the terms and conditions established in this Agreement.

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“Applicable Office of the Creditor” means the address of the office that for each Creditor is indicated in Annex F of this Agreement.

“Operator” means AMR Operaciones MX, S. de R.L. de C.V. and/or any other person who replaces him in terms of this Agreement, with prior consent of the Creditors.

“Operadora Hotelera GI” means Operadora Hotelera G.I., S.A. de C.V.

“Operadora Hotelera GI2” means Operadora Hotelera Grand Island II, S.A. de C.V.

“Government Body” means the Board of Governors of the Federal Reserve of the United States of America, the Federal Reserve Bank of New York, and the Federal Reserve Bank of New York., or a committee officially endorsed or convened by the Federal Reserve Board of the United States of America or by the Federal Reserve Bank of New York, or any successor thereof.

“Promissory Note” means each of the promissory notes signed by the Borrower as subscriber, as well as by the Solidarity Obligors and Mr. Elías Sacal Cababie as guarantors, in favor of the corresponding Creditors, documenting each of the Dispositions made by the Borrower in accordance with the this Agreement and dated on each date on which each of the Provisions is carried out, which will be substantially signed in the format attached to this Agreement as Annex G.

“Sanctioned Country” means a country or territory that is, or its government, subject to or subject to Sanctions, including, without limitation, Iran, North Korea, Sudan, South Sudan and Syria.

“Restricted Party” means a Person who is: (i) included in, or participated in or controlled by, a Person included on a Sanctions List, or a person acting on their behalf; (ii) domiciled in or incorporated under the laws of a Sanctioned Country, or a person owned or controlled by, or acting in the name and representation of, such person; or (iii) otherwise subject to Sanctions.

“Parties” means, jointly, the Borrower, the Joint Obligors, the Agent and the Creditors.

“Trust Assets” means all the assets and rights that form part of the assets of the Accredited Trust.

“Guarantee Trust Assets” means all the assets and rights that form part of the Guarantee Trust assets.

“Construction Period” means the period that begins on the date of signing this Agreement and will end on the Work Completion Date.

“Drawdown Period” means, as applicable, the (i) Tranche A Drawdown Period, (ii) the Tranche B Drawdown Period, and (iii) the Tranche C Drawdown Period.

“Tranche A Drawdown Period” means the period during which the Borrower conducted the full drawdown of Tranche A.

“Tranche B Disposal Period” means the period between the date of the first Tranche B Disposition and June 30, 2024.

“Tranche C Disposition Period” means the period between the date of the first Tranche C Disposition and June 30, 2024

“Interest Period” means each quarterly period for which the interest accruing on the unpaid balance of the principal amount of the Provisions will be calculated; provided that (i) the first Interest Period with respect to each Drawdown will begin (including) on the date of the respective Drawdown and end (excluding) on the immediately following Interest Payment Date, and (ii) the Interest Periods Subsequent Interest will begin (including) on the immediately preceding Interest Payment Date and ending (excluding) on the immediately following Interest Payment Date. The Parties recognize and agree that the first Interest Period may be irregular.

“Person” means any individual, corporation, partnership, company, association, civil partnership, strategic alliance, joint venture, joint venture, trust, entity or Government Authority or other entity of any nature that has legal personality.
“Pesos” means the legal tender of Mexico.

“Plans” means the plans and specifications for the construction of the Project, as approved by the Agent with prior validation by the Technical Advisor. The foregoing is with the understanding that any modification required in the Plans must have the prior written approval of the Agent with the prior validation of the Technical Advisor.

“Increment Period” has the meaning attributed to it in the Second Bis Clause of this Agreement.

“Percentage of National Content” means the indicator by which the National Content in the services is defined, in accordance with the methodology and formula contained in the document attached hereto as Annex H.

“Playa Delfines Property” means the property identified as Block 53, Lot 56-P, Section “A”, Cancún Tourist Zone, Municipality of Benito Juárez, state of Quintana Roo, with an area of 4,298.16 (four thousand two hundred ninety-eight point sixteen) square meters, which is duly registered in electronic folio number 411038 in the Public Property Registry of the State of Quintana Roo, in its delegation of the City of Cancún, property on which the Borrower will build, at the request of the Operator, a beach club that will be part of the Project.

“Monaco Pledge” has the meaning attributed to it in Clause Two Bis of this Agreement.

“Pledge on Murano World Shares” means the pledge on shares dated August 24, 2023, executed between Mr. Elías Sacal Cababie, as pledger, and the Agent, in his capacity as pledgee, in his capacity as collateral agent, in the name and for the benefit of the Creditors, pursuant to which Mr. Elías Sacal Cababie pledged in favor of the Agent all of the shares he owns in Murano World to guarantee the Guaranteed Obligations, in accordance with the terms and conditions established there.

“Pledge on Furniture” means the pledge Agreement without transfer of possession dated October 4, 2019 (as amended from time to time) entered into between the Borrower, as pledgee, and the Agent, in its capacity as creditor. pledge, in the name, on behalf and for the benefit of the Creditors, by virtue of which the Borrower pledged the furniture of the Hotels in order to impose a Lien in the first place and degree on such assets to guarantee, among other things, the payment of the Credit.

“Budget” means the budget for the construction and development of the Project that the Borrower will deliver to the Creditors, along with the certification of the Technical Advisor regarding such budget. Any modifications conducted on the Budget must have the validation of the Technical Advisor, as well as the prior written authorization of the Creditors. A copy of the Budget and the Technical Advisor's certification are attached hereto as Annex I.

“Annual Budget” means the budget prepared by the Operator and approved by Operadora Hotelera GI in which the Operating Expenses and Operating Income are detailed, which must be delivered by the Borrower to the Agent no later than within 15 (fifteen) calendar days following its delivery to Operadora Hotelera GI, in accordance with the Operation Agreement.

“First Drawdown” means the first Drawdown of Tranche A made by the Borrower in accordance with the provisions of this Agreement, provided that it has complied with the requirements for the First Drawdown of Tranche A in accordance with Clause Nine, for the amount of up to 20% (twenty percent) of the amount of Tranche A (without considering the Additional Credit), which must be made no later than 6 (six) months from the date of signing this Agreement.

“Construction Program” means the work program for the construction of the Project that the Borrower will deliver to the Creditors, after validation of the concepts contained therein by the Technical Advisor. Any modification made to the Construction Program must have prior validation from the Technical Advisor, as well as prior written authorization from the Creditors.

“Financing Proposal” has the meaning attributed to such term in Clause Seven, section 2, of this Agreement.

“Creditors' Financing Proposal” has the meaning attributed to such term in Clause Seven, section 2, of this Agreement.

“Coverage Provider” means any of the Creditors and/or their Affiliates.

“Project” means the buildings, land, equipment, facilities, furniture, common areas and other assets necessary for the exploitation of the first phase of the tourist project denominated “Grand Island” located in the Properties, which will have 1,016 (one thousand sixteen) hotel keys (rooms) operated through an all-inclusive concept, whose main components will be the Dreams Hotel and the Vivid Hotel, as well as their respective service areas, BOH, restaurants, crystal lagoons, water parks, retail villages, spas, swimming pools, convention centers, marinas, gyms, bars, among other areas and services.

“Debt Service Coverage Ratio” or “RCSD” means the ratio (ratio) calculated semiannually with financial information of the Project and after 12 (twelve) months of Project operation that results from dividing (a) the Net Cash Flow for the 12 (twelve) months prior to the RCSD Calculation Date, between (b) the Debt Service for the 12 (twelve) months following the RCSD Calculation Date.

“Regulation Applicable to Caixabank” means the Spanish money laundering regulations (Law 10/2010, of April 28, on the prevention of money laundering and the financing of terrorism) or the know-your-customer rules and standards, as well as well as any other information about which Caixabank must inform any public agency or body by virtue of any legal or regulatory norm that is legally applicable to them.

“Credit Reserves” means jointly the Debt Service Fund, the FF&E Account and, if a Cash Wipe Event exists and continues, the Flow Retention Reserve Account.

“RUG” means the Single Registry of Movable Guarantees.

“Sabcapital” means Sabcapital, S.A. de C.V., Multiple Purpose Financial Company, Regulated Entity.

“Sanctions” means any sanctions imposed or to be imposed by Sanctioning Authorities, in particular, the United Nations, European Union, Mexico, the Kingdom of Spain, OFAC and/or any other relevant authority.

“Insurance” means the insurance that the Borrower and/or the Joint Obligors must Agreement and maintain under the Credit Documents and the Project Documents; with the understanding that such insurance must be contracted with insurers acceptable to the Agent, for an amount at least equal to the unpaid balance of the Credit (including Tranches B and C), and that covers the Project, including, where applicable, the New Properties and Additional Properties, as well as buildings, accessions or improvements, both in the construction process and once completed, against all insurable risks, including, but not limited to, damage from floods, explosion, smoke, fire, lightning , hail, earthquake, eruption, hurricanes, popular strikes and riots, aircraft crashes and vehicle crashes, damage caused by third parties, terrorist acts (and loss of profits), civil liability in the amount recommended by the Insurance Advisor and damages caused to third parties and any other risks that are applicable and insurable.

Notwithstanding the foregoing, specifically (i) throughout the Construction Period a civil works and civil liability insurance policy must be Contracted that covers all applicable risks and (ii) from the Date of Completion of Work and until there is any unpaid and payable amount of the Credit, a business interruption policy must be Contracted that covers at least the equivalent of 12 (twelve) months of Operating Income, as well as an insurance policy against all risks, terrorism and civil liability.

In any case, the Insurance policies must comply with the recommendations issued by the Insurance Advisor annually, as well as any other specifications indicated herein.

“SEMARNAT” means the Ministry of Environment and Natural Resources.

“Debt Service” means the sum of the payments of principal, ordinary interest, commissions and other accessories due under this Agreement and the other Credit Documents, excluding those payments corresponding to the Credit Reserves.

“Disposition Request” has the meaning attributed to it in the Third Clause of this Agreement.

“Market Breakdown Event” means any exceptional circumstances that affect the financial market and cause the impossibility, for Creditors representing at least 40% (forty percent) of the unpaid principal of the Credit, to Agreement the necessary liability operations. to make available to the Borrower, or maintain, the amount of the Credit under the corresponding term and amount conditions, and, in particular, without limitation, those cases in which the cost of such liability operations is for the Creditors greater than the SOFR Term Rate for the corresponding term.

“Ordinary Interest Rate” has the meaning attributed to it in the Fifth Clause of this Agreement.

“Reference Rate” means the SOFR Forward Reference Rate; provided that, in the event of any Forward SOFR Reference Rate Transition Event, the term Reference Rate shall mean the applicable Substitute Reference Rate, to the extent such Substitute Reference Rate has replaced the previous reference rate in accordance with the Fifth Clause of this Agreement.

“SOFR Term Reference Rate” means the reference rate for future periods based on the SOFR Rate.

“Substitute Reference Rate” means, in relation to any SOFR Term Reference Rate Transition Event, the sum of: (a) the substitute reference rate that has been agreed upon by the Creditors and the Borrower, through the notification of the Creditors and the non-objection of the Borrower in terms of the Fifth Clause of this Agreement taking into consideration (i) any selection or recommendation of a substitute reference rate or the mechanism to determine such rate by the Government Body; or (ii) any market usage that is developing or prevailing for the purposes of determining a reference rate as a substitute rate with respect to the current Reference Rate for credits denominated in Dollars plus (b) the adjustment in the margin or method, in It is understood that to calculate or determine such adjustment in the margin (which may be positive, negative or zero) to such substitute reference rate that has been selected by the Creditors, they will take into consideration: (x) any selection or recommendation of a margin adjustment or the mechanism to determine such margin adjustment, for the replacement of such Reference Rate with a Substitute Reference Rate not adjusted by the Government Body; or (y) any market usage developing or prevailing for the purposes of determining the margin adjustment or the mechanism for determining such margin adjustment, for the replacement of such Reference Rate with an unadjusted Substitute Reference Rate for syndicated or bilateral loans denominated in Dollars.

The foregoing with the understanding that, in the event that such Substitute Reference Rate, as determined, is less than zero, such Substitute Reference Rate will be considered zero for the purposes of this Agreement.

“SOFR Rate” means a rate equal to the secured overnight financing rate administered by the Federal Reserve Bank of New York (or any substitute administrator of the SOFR Rate).

“SOFR Term Rate” means the SOFR Reference Rate for a Term of 3 (three) months, published by the SOFR Rate Administrator on the day (such day, the “SOFR Rate Determination Day for a Period”) that is 2 (two) Business Days for the Calculation of Term SOFR prior to the first day of the corresponding Interest Period, with the understanding that, if on the Day of Determination of the SOFR Rate for a Period there are no publications for the SOFR Rate at applicable Term, then the Term SOFR Rate will be the Term SOFR Reference Rate for such term, as published by the Term SOFR Rate Administrator on the immediately preceding Term SOFR Calculation Business Day for which such Term Rate SOFR Term Reference Rate has been published by the Administrator of the SOFR Term Rate; provided that such immediately preceding Business Day is not more than 3 (three) Business Days for the Calculation of Forward SOFR prior to such Day of Determination of the Forward SOFR Rate for a Period.

In the event that the Term SOFR Rate determined in accordance with the above is less than zero, then the Term SOFR Rate will be considered zero.

“Tranche A” means the simple credits that the Creditors made available to the Borrower in accordance with this Agreement, up to the principal amount indicated in subsection (a) of the Second Clause of this Agreement, plus the amount actually drawn down by the Borrower under the Nafin Additional Credit.

“Tranche B” means the amount of up to USD$35,000,000.00 (thirty-five million 00/100 Dollars) that, subject to the terms and conditions provided herein, Sabcapital and Nafin have granted to the Borrower in the form of simple credit in accordance with this Agreement and in proportion to the amount of their respective Commitments (as indicated in the Commitments table attached hereto as Annex C). The foregoing, with the understanding that Bancomext and Caixabank will not participate in the granting of this credit, so they will not be obliged to grant any resources for the purposes of granting it.

“Tranche C” means the amount of up to USD$10,000,000.00 (ten million 00/100 Dollars) that, subject to the terms and conditions provided herein, Sabcapital would grant, if applicable, to the Borrower in the form of simple credit in accordance with this Agreement. The foregoing, with the understanding that (i) the granting of such credit by Sabcapital will be subject to financial availability or any other funding source used by it at the time the respective Provision is requested, in the absence of a case fortuitous event or force majeure, a Cause of Early Maturity or a Significant Adverse Change that requires the analysis and prior authorization of Sabcapital's risk area, as well as the authorization of its internal corporate bodies and (ii) Bancomext, Caixabank and Nafin will not participate in the granting of this credit, so they will not be obliged to grant any resources for the purposes of granting it.

“Tranches B and C” means the joint reference to Tranche B and Tranche C.

“Private Unit Number 2” means the exclusive property unit 02, which is part of the Grand Island Condominium, with condominium residential tourist use, as established for the permitted use in accordance with the applicable urban development program, located on Boulevard Kukulkan, Superblock A -2nd, Second Stage, Hotel Zone of the City of Cancún, Municipality of Benito Juárez, state of Quintana Roo, with an area of 30,431.53 m2 (thirty thousand four hundred thirty-one meters fifty-three square centimeters), which is registered in the Public Property Registry of Cancún, State of Quintana Roo, in electronic folio number 423312, property on which the Borrower will build a spa that will be part of the Project.

“Private Unit Number 3” means the exclusive property unit 03, which is part of the Gran Island Condominium, with condominium residential tourist use, as established for the permitted use in accordance with the applicable urban development program, located on Boulevard Kukulkan, Superblock A dash two “A” Second Stage, Hotel Zone of the City of Cancún, Municipality of Benito Juárez, state of Quintana Roo, with an area of 73,785.32 m2 (seventy-three thousand seven hundred eighty-five meters thirty-two square centimeters), the which is registered in the Public Property Registry of Cancún, State of Quintana Roo, in electronic folio number 423313, property on which the Borrower will carry out the construction of 2,000 (two thousand) hotel keys (rooms) that will form part of the first phase of the tourism project denominated “Grand Island”.

“Net Operating Income” means, as of a given date and with respect to the Project, the result of (a) the Operating Income of the 12 (twelve) months prior to the given date, less (b) the Operating Expenses of the 12 (twelve) months prior to the determined date.

“Authorized Appraiser” means any of CBRE, S. de R.L. de C.V., Cushman & Wakefield, S. de R.L. de C.V., or LaSalle Partners, S. de R.L. de C.V. or, failing that, any appraisal expert or agency of appraisal experts approved by the Creditors.

(b) Interpretation. All terms defined in this Agreement in singular form will be equally applicable to the singular and plural of the defined terms and the masculine, feminine or neuter gender will include all genders. Unless otherwise expressly indicated in this Agreement, all references to Clauses refer to the Clauses of this Agreement, and references to Annexes refer to the Annexes that are added to this Agreement, forming an integral part of the Agreement. same. The words “hereinafter,” “hereinafter,” “herein,” “hereinafter” and similar words refer to this Agreement in its entirety and not to a specific part or Clause thereof. Any reference to any provision, law or regulation will be deemed to include any amendments to them, as well as any provision, law or regulation issued in their replacement. Reference to the words “include,” “including” or similar words will be deemed followed by “without limitation” or “but not limited to,” whether or not they are followed by those phrases.

All terms established in this Agreement are understood to correspond to calendar days unless it is specifically established that they correspond to Business Days.

(c) Accounting Terms and Determinations. Unless otherwise specified in this Agreement, all accounting terms used in it or in any of the Credit Documents will be construed, all accounting determinations under this Agreement will be made, and all Financial Statements, Statements of Operating Results and/or account statements required to be delivered under this Agreement will be prepared, in accordance with the NIFs, applied in a manner consistent with the most recent Financial Statements, Statements of Operating Results and/or account statements of the corresponding Person that have been delivered to the Creditors.

(d) Exchange Rate. For the purposes of any conversions or calculations of Pesos to Dollars that must be conducted in accordance with this Agreement, the exchange rate published by the Bank of Mexico in the Official Gazette of the Federation on the date on which it is conducted will be taken. conducted such conversion or calculation (exchange rate fix).

SECOND. Obligation to Grant Credit; Credit Disposition.

(a) Tranche A. Subject to the terms and conditions established in this Agreement, the Creditors hereby make available to the Borrower, who accepts and undertakes to pay in accordance with the terms established herein, a credit for a total amount of the lesser of: (i) USD$160,000,000.00 (one hundred and sixty million Dollars 00/100) or (ii) 55% (fifty-five percent) of the sum of the Project Construction Cost plus the value of the land of the Total Properties, considering a value of USD$60,000,000.00 (sixty million Dollars 00/100). The foregoing, with the understanding that the Borrower may dispose of Tranche A in its entirety within the Disposal Period of Tranche A and as long as it is up to date in the fulfillment of its obligations under this Agreement and the established requirements have been met. in Clause Nine of this Agreement.

(b) Article 292 of the LGTOC. The Parties agree that, within the amounts referred to in the previous paragraph of this Second Clause, interest, commissions, expenses, or other sums (except for principal) that are caused by virtue of the same are not included. Thus, the presumption established in article 292 of the LGTOC will not be applicable.

(c) Non-Revolving; Proportional Credit. No Commitment is revolving in nature, and any portion of the Credit that has been repaid or prepaid may not be re-borrowed. The Creditors will grant the Credit individually, not jointly or jointly, and in proportion to their respective Commitment. The Commitment of each Creditor will terminate immediately after it fully grants its respective Commitment or, the corresponding Drawdown Period has elapsed and the Borrower has not drawn down all of the Credit, or as otherwise established in this Agreement; from which time, the Agent and the Creditors will have no obligation nor will they assume any responsibility to deliver to the Borrower any amount additional to those requested by the Borrower through the corresponding Disposition Requests under this Agreement.

(d) Drawdown of Credit. Subject to compliance with the requirements set forth in Clause Nine of this Agreement, the Borrower may dispose of Tranche A in various Drawdowns during the corresponding Drawdown Period.

(e) Commission for non-disposition. During the corresponding Drawdown Period, the Borrower undertakes to pay the Creditors the applicable Non-Drawdown Commission.

SECOND BIS. Credit Increase.

(a) Additional Credit. The Borrower may, by written request to the Agent and until (including) July 4, 2021 (the “Increase Period”), choose to request on a single occasion the granting of an additional simple credit up to a principal amount of USD$18,613,000.00 (eighteen million six hundred thirteen thousand Dollars 00/100) (the “Additional Credit”). The foregoing is with the understanding that, in any case, if the Additional Credit is granted in accordance with the provisions stipulated below, such Additional Credit must be formalized on or before July 4, 2021.

Once the request for Additional Credit is received, the Agent will offer it, (i) in the first instance, to each of the Creditors (and each of the Creditors will have the right, but not the obligation, to increase their respective Commitments, of proportional to the amount of the Credit they have up to that moment, for the total amount of the Additional Credit); (ii) in the second instance, with respect to those amounts that have not been subscribed by the Creditors in the first instance, the Agent will offer it to each of the Creditors who have decided to increase their respective Commitments in accordance with the above, in proportion to the amount of the Credit that they have up to that moment (considering already the Additional Credit that they had subscribed in the first instance), and (iii) in the third instance, with respect to those amounts that have not been subscribed by the Creditors in the first and second instance, to certain financial institutions acceptable to Agent (the “Additional Creditors”).

The Borrower acknowledges and agrees that the Creditors will have no obligation to the Borrower to grant any Additional Credit and that the Agent will use only its best efforts to offer such Additional Credit between the Creditors and/or the Additional Creditors, as applicable, without the Agent being obliged in any way to obtain resources for the granting of the Additional Credit.

The Additional Credit, which is granted, if applicable, must be drawn down by the Borrower within the Drawdown Period of Tranche A, in one or several exhibitions, in accordance with the Construction Program and the Drawdown and Investment Schedule provided that, The requirements mentioned in the Third Clause have been met in a manner and substance acceptable to the Agent and the Creditors, on or prior to each proposed Disposition date, which must be referred to the Additional Credit, to the extent that are applicable. Additionally, the Credit Documents must be in force and have full effect.

(b) Effects of Additional Credit. The Parties expressly recognize and agree that on and from the first date of Drawdown of the Additional Credit, each of the Additional Creditors, if applicable, will form part of this Agreement and the other Credit Documents and will be considered for the purposes of this Agreement as a “Creditor”, so any reference to “Creditor” will also include Additional Creditors.

Likewise, the Parties expressly recognize and agree that the terms and conditions applicable to the Additional Credit will be those described in this Agreement for the “Credit”, including without limitation, the Ordinary Interest Rate and the Default Interest Rate, as well as the Date of Interest Payment, the Principal Payment Date, the Amortization Schedule and the requirements for subsequent Dispositions established in Clause Ninth. Pursuant to the foregoing, from the date of acceptance by any Creditor or Additional Creditor of part or all of the Additional Credit, any reference to the “Credit” will also include the Additional Credit.

The Borrower accepts, acknowledges and agrees that the Additional Credit described in this Section will be subject to the terms and conditions applicable to the Credit indicated in this Agreement and in the other Credit Documents, including without limitation, being guaranteed by the Guarantee Documents.

(c) Pledges Abroad. Mr. Elías Sacal Cababie hereby expressly undertakes to grant, on or before the date of the First Provision, a pledge without transfer of possession over a bank account in his name, opened within the Principality of Monaco and in which is deposited an amount equivalent to at least the amount of the Additional Credit, and/or any other equivalent legal instrument, to the satisfaction of each of the Creditors, through which Mr. Elías Sacal Cababie guarantees (i) the contribution due and timely to the Project of at least the same amount of the Additional Credit; that is, the amount of USD$18,613,000.00 (eighteen million six hundred and thirteen thousand Dollars 00/100) for its application in accordance with the Schedule of Provisions and Investments and the Budget, as well as (ii) if necessary, the payment of any Project cost overruns (the “Monaco Pledge”). Prior to the granting of the Monaco Pledge, a legal opinion addressed to the Creditors from a widely recognized firm authorized to practice law in the Principality of Monaco, chosen by the Creditors, must be delivered to the Creditors' satisfaction, through which includes the opinion of such lawyers regarding, among other things, the validity and enforceability of the Monaco Pledge, the powers of the parties, execution procedure and any other aspects requested by the Creditors. The foregoing is understood to be that the costs corresponding to the aforementioned legal opinion must be covered by the Borrower and/or Mr. Elías Sacal Cababie.

The Monaco Pledge must, where applicable, remain valid until the Work Completion Date is reached. The foregoing, with the understanding that the costs corresponding to the termination of the Monaco Pledge, as well as the costs of the lawyers of the Creditors (whether from Monaco or Mexico, as applicable) must be covered on or around the date of signing. of the termination of the Monaco Pledge by the Borrower and/or Mr. Elías Sacal Cababie.

In the event that the Monaco Pledge is in a judicial process to conduct its execution, the Borrower will not be able to continue making Credit Drawdowns in accordance with this Agreement until the resources derived from the execution of such pledge are not effectively provided. to the project.

The parties agree that in the event that for any reason the Additional Credit is not granted, the Borrower and/or Mr. Elías Sacal Cababie must contribute to the Project, through the corresponding deposit in the Additional Credit Contribution Account, an equivalent amount to (i) 25% (twenty-five percent) of the Additional Credit; that is, the amount of USD$4,653,250.00 (Four million six hundred and fifty-three thousand two hundred and fifty Dollars 00/100) no later than month 9 (nine) from the date of signing the Agreement – amount that was transferred on July 14, 2020 to the Debt Service Reserve Fund Account –, (ii) another 1.87% (one point eighty-seven percent) of the Additional Credit; that is, the amount of USD$346,750.00 (Three hundred and forty-six thousand seven hundred and fifty Dollars 00/100), no later than the 12th (twelfth) month from the date of signing the Agreement – amount that was transferred on December 5 October 2020 to the Debt Service Reserve Fund Account –, (iii) another 19.41% (nineteen point forty-one percent) of the Additional Credit; that is, the amount of USD$3,613,000.00 (Three million six hundred and thirteen thousand Dollars 00/100), no later than the 15th (fifteen) month from the date of signing the Agreement, (iv) another 26.86% ( twenty-six point eighty-six percent) of the Additional Credit; that is, the amount of USD$5,000,000.00 (Five million Dollars 00/100), no later than the 18th (eighteenth) month from the date of signing the Agreement, and (v) another 26.86% (twenty-six point eighty-six percent) of the Additional Credit; that is, the amount of USD$5,000,000.00 (Five million Dollars 00/100), no later than the 21st (twenty-first) month from the date of signing the Agreement.

SECOND TER. Terms and Conditions of Tranche B. Except for the terms and conditions established in this Clause, the Parties agree that each and every one of the Clauses of this Agreement shall be applicable mutatis mutandis to all those obligations that the corresponding Parties must comply with in in relation to the Provisions made under Tranche B. Therefore, in relation to Tranche B, the Parties agree and agree as follows:

(a) Tranche B. For purposes of clarity, the Parties recognize and agree that the provisions of the Second Clause, paragraphs (b) (Article 292 of the LGTOC) and (c) (Non-Revolving; Proportional Credit), and in the Third Clause, subsection (h) (Credit Denouncement), as well as all other Clauses established in this Agreement and not expressly contemplated in this Second Third Clause, will be applicable mutatis mutandis, as appropriate, to Tranche B.

(b) Drawdowns of Tranche B. The Borrower may make one or several Drawdowns of Tranche B, which must be made during the Drawdown Period of Tranche B.

(c) Payment of Tranche B. The Parties agree that the entire ordinary interest and principal actually drawn on Tranche B, as well as any other accessories derived from such tranche, must be paid to the Creditors, through the Agent and by deposit. or transfer to the Agent's Account, on the dates and for the amounts established in the Amortization Schedule and under the same terms and conditions applicable to Tranche A (including, without limitation, the Interest Payment Date, the Interest Payment Date Principal, the Maturity Date, the Ordinary Interest Rate, the SOFR Term Rate and the Substitute Reference Rate). By virtue of the foregoing, any reference to the “Credit” will also include Tranche B.

(d) Destination. The Borrower must use and may only use in their entirety (i) the resources of Tranche B to complete the Project works identified by the Technical Advisor in their report dated March 24, 2023, finance the start of operation and its associated infrastructure, as well as for the payment of financial costs and expenses that derive solely and exclusively from the Credit and the funding of the Debt Service Fund until before the Start Date of the Stable Phase.

(e) Promissory notes. Each Tranche B Provision must be documented in a Promissory Note, using the Promissory Note model attached hereto as Exhibit G.

The Parties also agree that, to the Promissory Notes that document the Provisions of Tranche B, the provisions established in subsection (e) of the Third Clause of this Agreement corresponding to the obligation of Mr. Elías Sacal Cababie to subscribe will be applicable, as applicable. the Promissory Notes, as guarantor, up to an amount equivalent to 55% (fifty-five percent) of the Construction Cost of the Project and until the Start Date of the Stable Phase is reached.

(f) Requirements for the first Drawdown of Tranche B. Subject to what is stated in subsection (a) of this Second Ter Clause, the obligation of Sabcapital and Nafin to disburse the first Drawdown of Tranche B requested by the Borrower is subject to (i) all of the requirements established in section III of Clause Ninth of this Agreement have been met and (ii) the requirements established in this section (f) have been met, to the satisfaction of the Creditors, no later than 2:00 p.m. (Mexico City time) or simultaneously, as applicable, on the day of the Provision:

i. That a simple copy of (1) the third modifying agreement has been signed and delivered to the Guarantee Trust; (2) the second amending agreement to the Furniture Pledge; (3) the Murano World Share Pledge; (4) the Mortgage on the Playa Delfines Property; (5) the Mortgage on Private Unit Number 2, and (6) the seventh agreement modifying this Agreement, all of them dated August 24, 2023.

ii. That the Agent deliver to the Creditors a certificate of compliance with the requirements established in this subsection (f).

iii. That the Agent has received a certification from the Technical Advisor certifying that the Borrower has made, as of that date, additional capital contributions to the Project for an amount equal to or greater than USD$5,000,000.00 (five million Dollars 00 /100) to allocate them to the completion of the Project works and the start of its operations. The foregoing, with the understanding that the Agent received such certification prior to the execution of the seventh agreement modifying this Agreement dated August 24, 2023.

iv. That the Agent has received the records of registration of the first testimonies of the Mortgage on the Playa Delfines Property and the Mortgage on Private Unit Number 2 in the Public Property Registry of the State of Quintana Roo.

v. That the Murano World Share Pledge has been duly registered in the Murano World share registry book and the first testimony of such Agreement has been registered in the RUG.

vi. That the first testimonies of the third agreement modifying the Guarantee Trust and the second agreement modifying the Pledge on Furniture have been registered in the RUG.

vii. That the Agent has received a new Base Financial Case with financial projections until December 31, 2035, validated and supported by the Financial Advisor. The foregoing, with the understanding that the Agent received such new Base Financial Case prior to the execution of the seventh amending agreement to this Agreement dated August 24, 2023.

viii. That the Agent has received a new Budget and a new Construction Program. The foregoing, with the understanding that the Agent received such documents prior to the date of execution of the seventh agreement modifying this Agreement dated August 24, 2023.

ix. That any commissions, expenses, notary fees and costs derived from the execution of the agreements modifying this Agreement, the agreements modifying the Guarantee Documents and the new Guarantee Documents, including, without limitation, the fees of the public notary before whom such documents are granted and/or ratified and the fees of the legal, financial and technical advisors of the Creditors have been paid in full.

x. That the Creditors have received a copy of the email forwarded to the Agent, for the benefit of the Creditors, by which Murano World has requested that ALG remove the obligation to include ALG as a second trustee in the Security Trust.

(g) Guarantees. The Borrower accepts, recognizes and agrees that Tranche B described in this Clause will be subject to the terms and conditions applicable to the Credit indicated in this Agreement and in the other Credit Documents, including, without limitation, being guaranteed by the Guarantee Documents.

SECOND QUATER. Terms and Conditions of Tranche C. Except for the terms and conditions established in this Clause, the Parties agree that each and every one of the Clauses of this Agreement shall be applicable mutatis mutandis to all those obligations that the corresponding Parties must comply with in in relation to the Provisions made under Tranche C. Therefore, in relation to Tranche C the Parties agree and agree as follows:

(a) Uncommitted Line. The Borrower expressly acknowledges and agrees that Tranche C is not a committed line of credit, so the resources that will be made available will depend on the financial availability or any other funding source used by Sabcapital at the time the loan is requested. Respective provision, in the absence of a fortuitous event or force majeure, a Cause of Early Maturity or a Significant Adverse Change that requires the analysis and prior authorization of Sabcapital's risk area, as well as the authorization of its internal corporate bodies. By virtue of the foregoing, in the event that all of the resources corresponding to Tranche C are not obtained, the Borrower expressly acknowledges and agrees that the total amount of Tranche C that would be made available to it, as applicable, will be reduced by the corresponding measure, hereby releasing Sabcapital from any responsibility in this regard. By virtue of the foregoing, the Commission for non-Provision will not be applicable with respect to Tranche C. Additionally, and for purposes of clarity, the Parties recognize and agree that the provisions of Clause Two, subsections (b) (Article 292 of the LGTOC ) and (c) (Non-Revolving; Proportional Credit), and in the Third Clause, subsection (h) (Credit Denouncement), as well as all other Clauses established in this Agreement and not expressly contemplated in this Second Quater Clause, They will be applicable mutatis mutandis, as appropriate, to Tranche C.

(b) Drawdowns of Tranche C. The Borrower may make 1 (one) or several Drawdowns of Tranche C, which must be made during the Drawdown Period of Tranche C.

(c) Payment of Tranche C. The Parties agree that all of the ordinary interest and the principal actually drawn on Tranche C, as well as any other accessories derived from such tranche, must be paid to the Creditors, through the Agent and by deposit or transfer to the Agent's Account, on the dates and for the amounts established in the Amortization Schedule and under the same terms and conditions applicable to Tranche A (including, without limitation, the Interest Payment Date, the Interest Payment Date Principal, the Maturity Date, the Ordinary Interest Rate, the SOFR Term Rate and the Substitute Reference Rate). By virtue of the foregoing, any reference to the “Credit” will also include Tranche C.

(d) Destination. The Borrower must use and may only use in their entirety the resources of Tranche C to cover any working capital requirement of the Project in accordance with the provisions of the Budget.

(e) Promissory notes. Each Tranche C Provision must be documented in a Promissory Note, using the Promissory Note model attached hereto as Exhibit G.

The Parties also agree that, to the Promissory Notes that document the Provisions of Tranche C, the provisions established in subsection (e) of the Third Clause of this Agreement corresponding to the obligation of Mr. Elías Sacal Cababie to subscribe will be applicable, as appropriate. the Promissory Notes, as guarantor, up to an amount equivalent to 55% (fifty-five percent) of the Construction Cost of the Project and until the Start Date of the Stable Phase is reached.

(f) Requirements for the first Drawdown of Tranche C. Subject to what is stated in subsection (a) of this Second Quater Clause, Sabcapital's obligation to disburse the first Drawdown of Tranche C requested by the Borrower is subject to that (1) all of the requirements established in section III of Clause Ninth of this Agreement have been met, (2) the Borrower delivers to the Creditors a detailed list, signed by an Authorized Official of the Borrower, of the invoices, purchase orders , and in general, of all expenses and concepts in which all of the resources of Tranche B were used, to the satisfaction of the Creditors, no later than 2:00 p.m. (Mexico City time) or simultaneously , as applicable, on the day of the Disposition, and (3) a list, signed by an Authorized Official of the Borrower, of the Agreements and/or any other documents executed with the sub-contractors in charge of the construction and installation of the Project, together with a copy of such sub-contractors. The Parties agree that, as a requirement for the first Provision of Tranche C, it must be delivered to the Creditors, through the Agent, on the date that occurs first between (i) 45 (forty-five) calendar days following the date of signature of the seventh amending agreement to this Agreement dated August 24, 2023 or (ii) the date on which the requirements indicated in paragraphs (1) to (3) above have been met, the original of the document through which ALG accepts that Murano World will not be required to include ALG as a second trustee of the Guarantee Trust as originally requested.

(g) Guarantees. The Borrower accepts, recognizes and agrees that Tranche C described in this Clause will be subject to the terms and conditions applicable to the Credit indicated in this Agreement and in the other Credit Documents, including, without limitation, being guaranteed by the Guarantee Documents.

THIRD. Disposition Mechanics. (a) Procedure. To dispose of the Credit, the Borrower must submit to the Agent a signed written request in accordance with the notice format that is added hereto as Annex J (the “Disposal Request”), no later than 4 (four) Business Days before the date on which the Borrower wishes to carry out the corresponding Disposition, before 12:00 hours in Mexico City. The Disposition Request must contain, as applicable, the date and amount to make such Disposition, and a certification from an Authorized Official of the Borrower and the Joint Obligors that all requirements under this Agreement for such Disposition have been met. Once a Disposition Request has been submitted, the Borrower cannot revoke it. Any Disposition Requests must be for a minimum amount of USD$5,000.00 (five thousand Dollars 00/100).

In the event that the total Drawdown of the Credit is not made within the Drawdown Period, it will be understood that the amount of the Credit will be the amount actually drawn on the date of termination of the Drawdown Period and the Creditors will be released from their obligation to deliver the Drawdowns. following referred to in this Agreement and will not have any responsibility for undisbursed amounts.

(b) The Agent, on the same day that it receives the Disposition Request from the Borrower and before 3:00 p.m. in Mexico City on such day, will notify and request the Creditors for the amount of the Disposition that they appropriate so that, no later than 2:00 p.m. in Mexico City on the day of the Disposition date provided for in the Disposition Request, the Creditors transfer, in funds freely available on the same day, to the Agent's Account the entire of the requested amount. For these purposes, the Agent must confirm in writing (allowing for these purposes to send an email with acknowledgment of receipt) to the Creditors of compliance with the preceding requirements regarding the Disposition in question, so that the Disposition can be made. on the date stipulated for such purposes in the corresponding Disposition Request.

(c) Once the Agent (1) has confirmed compliance with the requirements, to the reasonable satisfaction of the Agent and the Creditors, for each Provision, and (2) has received from the Creditors all of the resources described in the Disposal Request, you must transfer the resources on the date provided for such Disposal in the Disposal Request, to the Credit Account in immediately available funds.

If by the deadline date and time for receiving resources from the Creditors, the Agent has not received all of them, it must send to the Borrower those resources that it has received. The foregoing is with the understanding that the Agent will not be responsible if, on the date of Disposition, the Borrower does not receive all of the resources due to total or partial non-compliance by any of the Creditors since each Creditor is obliged simply jointly and not supportive. The Creditor who has not disbursed the corresponding funds will be responsible for the damages caused to the Borrower, the Agent and the other Creditors due to the delay or failure to carry out the part of the Disposition that corresponds to them, and the Borrower, the Agent and the Other Creditors may exercise, jointly or individually, the actions that correspond to them against such Creditor.

In the event that any of the Creditors does not disburse the funds corresponding to their Commitment in accordance with this Agreement on the Drawdown date, the Drawdown amount will be reduced to the amount that the Agent actually has on that date.

(d) Promissory notes. Each Disposition will be documented by Promissory Notes signed by the Borrower as subscriber, and by the Joint Obligors and Mr. Elías Sacal Cababie as guarantors, in favor of each of the Creditors, for the amount corresponding to the Disposition in question, in the terms of the format attached to this Agreement as Annex G.

(e) The obligation of Mr. Elías Sacal Cababie to function as guarantor of the Notes will be limited to an amount equivalent to 55% (fifty-five percent) of the Construction Cost of the Project and until the Phase Start Date is reached. Stable. By virtue of the foregoing, Mr. Elías Sacal Cababie must act solely as guarantor of the Promissory Notes until the sum of these reaches an amount equivalent to 55% (fifty-five percent) of the Construction Cost of the Project and, in the event of replacement of all the Promissory Notes with a single one in favor of each of the Creditors, will subscribe such new Promissory Notes as guarantor for up to an amount equivalent to 55% (fifty-five percent) of the Construction Cost of the Project. Likewise, Mr. Elías Sacal Cababie undertakes to cover the amount necessary to pay the construction extra costs that have been generated and are payable, guaranteeing the completion of the work.

(f) The parties agree that, on the Start Date of the Stable Phase, the guarantee of Mr. Elías Sacal Cababie of the Promissory Notes will be canceled and they will be exchanged for new Promissory Notes that do not have the guarantee of Mr. Elías Sacal Cababie.

(g) [Intentionally blank].

(h) Credit Report. The Parties expressly agree that the Creditors may denounce the Agreement in terms of article 294 of the LGTOC from a certain date or at any time, and consequently, the Disposition of the Credit, by means of simple written notice to the Borrower in that regard, without any responsibility for the Creditors.

FOURTH. Destination of the Funds. The resources of Tranche A must be used by the Borrower to finance: (a) the construction (including any financial expenses during such stage), equipment and start-up of the Project (without considering VAT in any of such cases), (b ) any commissions (without considering VAT), (c) expenses and fees of Advisors, attorneys of the Agent and Creditors and/or public notaries due under this Agreement, (d) the funding of the Debt Service Fund, and ( e) any additional expenses related to the Project.

FIFTH. Interests. Applicable Margin. (a) Ordinary Interest. The Borrower will pay to each Creditor, through the Agent, without prior request, ordinary quarterly interest on the unpaid principal amount of (i) the principal balance of Tranche A and (ii) each Drawdown made with charge to Tranches B and C, as applicable during each Interest Period, at an annual rate equal to the 3 (three) month SOFR Term Rate, plus an applicable margin of 4.0116% (four point zero one hundred and sixteen percent) (the “Interest Rate”). Ordinary Interest"). The foregoing is with the understanding that the first Interest Period of Tranches B and C may be irregular.

Interest on all tranches of the Credit will be payable on each Interest Payment Date; with the understanding that the last Interest Payment Date must occur precisely on the Maturity Date.

The ordinary interest and default interest that, if applicable, accrues under this Agreement, will be calculated by the days actually elapsed in each Interest Period, based on a year of 360 (three hundred and sixty) days, including the first of such days, but excluding the last one.

(b) Default Interest. In the event of default in the payment of any principal amount payable under this Agreement (except ordinary interest), default interest, payable on demand, will accrue daily on the overdue and unpaid principal amount of the Provisions, from the date in which such payment should have been made and until its total payment, at a rate equal to the result of multiplying by 2 (two) the respective Ordinary Interest Rate.

The Borrower accepts, recognizes and agrees that the payment of default interest (i) does not constitute or imply a waiver and in no case will it have the effect of a waiver of the rights of the Creditors arising from any of the Credit Documents, (ii) does not constitute or imply a waiver and in no case will it have the effect of a waiver of any of the obligations of such Borrower arising from any of the Credit Documents, nor (iii) exclude any other right, power or privilege (including those provided for in applicable law) of the Agent or the Creditors arising from any of the Credit Documents (including, without limitation, the power to terminate the Borrower's obligations early).

(c) Replacement of the Reference Rate. In the event of a SOFR Term Reference Rate Transition Event, the parties hereby expressly agree to modify this Agreement and substitute any Note entered into to replace the SOFR Term Rate with the Substitute Reference Rate, with effects from the occurrence of a Term SOFR Rate Transition Event. In the event that the fifth Business Day after the Creditors, through the Agent, have notified such modification to the Borrower; If the Creditors have not received, until that time, a written notification from the Borrower objecting to such substitution, it will be considered that the Borrower has accepted the replacement of the SOFR Term Rate with the Substitute Reference Rate. No replacement of the Reference Rate with a Substitute Reference Rate under this Clause will occur prior to a SOFR Forward Reference Rate Transition Event having occurred.

In connection with the use, administration, adoption or implementation of a Substitute Reference Rate, the Creditors will have the right to make Consistency Modifications, from time to time and, without prejudice to any provision to the contrary contained in this Agreement. Any modifications that implement such Consistency Modifications will become effective without the need for any additional action or consent of the Borrower.

The Creditors will notify the Borrower in writing as soon as possible: (a) the implementation of any Substitute Reference Rate and (b) the entry into force of any Consistency Modifications in relation to the use, administration, adoption or implementation of a Substitute Reference Rate. The parties expressly agree that the terms contained in the notification that the Creditors present in terms of this paragraph will form an integral part of this Agreement.

Notwithstanding anything to the contrary contained in this Agreement, at any time (including in connection with the implementation of the Substitute Reference Rate), (a) if the Reference Rate in effect at that time is a forward rate (including the SOFR Term Rate) and any of: (i) any term of such Reference Rate, is not displayed on a screen or other information service that publishes such rate from time to time, as reasonably chosen by the Creditors in their sole discretion or (ii) the regulatory supervisor of the administrator of such Reference Rate makes a public statement or other informative publication communicating that the term for such Reference Rate is not or will no longer be representative, or that it has ceased to comply with or be aligned with the Principles for Financial Rates published by the International Organization of Securities Commissions, then the Reference Rate for the following Interest Period(s) will be the last Reference Rate provided or calculated, and will be used to the calculation of interest until one of the events provided for in subsection (b) immediately following occurs; and (b) in the event that a term that has been removed pursuant to subsection (a) above is: (i) subsequently displayed on a screen or information service for a Reference Rate (including the Substitute Reference Rate), or (ii) is not or has ceased to be subject to the announcement that it has ceased to be or will cease to be representative or in compliance with, or aligned with, the Principles for Financial Rates published by the International Organization of Securities Commissions (International Organization of Securities Commissions) for a Reference Rate (including a Substitute Reference Rate); then the interest calculation will be restored to the manner provided for in this Agreement.

At the written request of the Agent and/or any of the Creditors (which may even be by email), the Borrower, the Joint Obligors and Mr. Elías Sacal Cababie, as applicable, will be obliged to replace the Promissory Note(s) in force for a new Promissory Note(s) with the new Ordinary Interest Rate, leaving the Borrower, the Joint Obligors and Mr. Elías Sacal Cababie, as applicable, obliged to sign the new Promissory Note(s). (s) within 5 (five) Business Days following the date of the corresponding notification. The previous obligation will be applicable as many times as necessary as the Ordinary Interest Rate is changed, in such case, in compliance with the provisions of this Agreement. In each case mentioned in this paragraph, the Creditors will return to the Borrower the canceled Promissory Note(s) upon delivery of the original of the Promissory Note(s) to be replaced duly canceled.).

At the time that the Borrower receives a notification from the Creditors indicating that a Transition Event of the SOFR Term Reference Rate has occurred and provided that there is no Substitute Reference Rate, or in the event that the parties have not reached an agreement regarding the Ordinary Interest Rate that will be applicable, the parties hereby expressly agree that, with effect from the occurrence of a Transition Event of the SOFR Term Reference Rate, the Reference Rate will be the last SOFR Term Rate published by the Government Agency until the parties reach an agreement regarding the applicable Reference Rate. If an agreement is not reached regarding the applicable Reference Rate within 15 (fifteen) Business Days from the date of notification by the Creditors to the Borrower, such situation will be considered a Cause of Early Maturity in terms of what is established. in the Twelfth Clause of this Agreement.

(d) Term SOFR Rate Consistency Modifications. In connection with the use or administration of the SOFR Term Rate, Creditors will have the right to make Consistency Modifications, from time to time, and, notwithstanding anything to the contrary contained in this Agreement, any modifications that implement such Modifications of Consistency will come into force without the need for any additional action or consent of the Borrower and/or the Joint Obligors. Creditors will immediately notify the Borrower in writing upon entry into force of any Consistency Modifications in connection with the use or administration of the SOFR Term Rate.

(e) Exclusion of Liability. The Borrower acknowledges that neither the Creditors nor the Agent guarantee or accept any responsibility for, and will have no responsibility with respect to the continuation, administration, presentation or calculation of or any other matter related to the SOFR Rate or the SOFR Term Rate or the SOFR Term Reference Rate or any component of the definition thereof or of the rates referred to in the definition thereof, or any alternative, successor or substitute rate thereof (including any Reference Rate Substitute), including that the composition or characteristics of any alternative, successor or substitute rate (including any Substitute Reference Rate) is similar to, or produces the same value or equivalence as, or has the same volume or liquidity as, the SOFR Rate or the SOFR Term Rate or the SOFR Term Reference Rate or any other Reference Rate prior to its discontinuation, discontinuation or non-existence. Creditors and their Affiliates or related entities may enter into transactions that affect the calculation of the SOFR Rate or the SOFR Term Rate or the SOFR Term Reference Rate or any other alternative, successor or substitute rate (including any Substitute Reference Rate) or any adjustments corresponding to them, in each case, that adversely affect the Borrower. Creditors may select information sources or services in their reasonable discretion to determine the SOFR Rate or the SOFR Term Rate or the SOFR Term Reference Rate or any other Reference Rate, in each case, in accordance with the terms hereof. Agreement; and will not have any liability with the Borrower or with any other person or entity for damages of any kind, including direct, indirect, special, punitive, incidental or consequential damages, costs, damages, losses or expenses (whether arising from liability contractual or otherwise and whether provided for by law or in accordance with principles of equity), for any error or calculation of any such rate (or component thereof) provided by such information source or service.

SIXTH. Credit Amortizations. The Borrower will pay to the Creditors, through the Agent, in liquid and immediately available funds, the principal amount of all the Drawdowns under this Agreement, through quarterly installments payable for the corresponding amortization amounts specified in the amortization schedule. which is attached to this Agreement as Annex K (the “Amortization Schedule”), and to be paid each on a Principal Payment Date; provided that no balance of, or amount payable on or in connection with, the Credit, may remain unpaid beyond the Maturity Date.

The obligations of the Borrower are absolute and indivisible, all payments of principal, interest and other amounts to be made by the Borrower in accordance with this Agreement must be made in Dollars, totally and unconditionally, without the right to any compensation.

SEVENTH. Early Loan Repayments.

The Borrower must pay in whole or in part the unpaid balance of the Credit in any of the following cases and as indicated below:

1. Mandatory.

(a) Cash Sweep. In the event that any of the assumptions described below are updated (and while they remain updated), the Agent may instruct the trustee of the Security Trust, in accordance with the terms of the Security Trust itself and this Clause, to use all or Partially the Net Cash Flow to the mandatory advance payment of the Loan (“Cash Wipe Event”) without any penalty for the Borrower:

(i) RSCD. From the Start Date of the Stable Phase:

A. If the Debt Service Coverage Ratio is less than 1.40x (one point forty times) but greater than or equal to 1.30x (one point thirty times), the Agent may instruct the trustee of the Guarantee Trust that, to From that date, separate 50% (fifty percent) of the Net Cash Flow and deposit them in the Flow Retention Reserve Account. In the event that such RCSD persists or decreases during the next measurement period of the Debt Service Coverage Ratio or during any subsequent measurement period, the resources deposited in such Flow Retention Reserve Account must be applied in the Principal Payment Date immediately following the advance payment of the principal amount of the unpaid Credit in reverse order of its maturity and any other amount owed under this Agreement (including without limitation, ordinary and default interest, commissions, expenses, etc.), without any penalty. The foregoing is with the understanding that, from the application of such reserve and as long as the RCSD to which the Borrower is obligated is not reached, 50% (fifty percent) of the entire Net Cash Flow must be applied daily to from that date to the advance payment of the principal amount of the unpaid Credit in reverse order of its maturity and any other amount owed under this Agreement (including without limitation, ordinary and default interest, commissions, expenses, etc.), without any penalty.

B. If the Debt Service Coverage Ratio is less than 1.30x (one point thirty times) but greater than or equal to 1.20x (one point twenty times), the Agent may instruct the trustee of the Guarantee Trust to separate the 75% (seventy-five percent) of the Net Cash Flow and deposit them in the Flow Retention Reserve Account. In the event that such RCSD persists or decreases during the next measurement period of the Debt Service Coverage Ratio or during any subsequent measurement period, the resources deposited in such Flow Retention Reserve Account must be applied in the Principal Payment Date immediately following the advance payment of the principal amount of the unpaid Credit in reverse order of its maturity and any other amount owed under this Agreement (including without limitation, ordinary and default interest, commissions, expenses, etc.), without any penalty. The foregoing is with the understanding that, from the application of such reserve and as long as the RCSD to which the Borrower is obliged is not reached, 75% (fifty percent) of the entire Net Cash Flow must be applied daily to from that date to the advance payment of the principal amount of the unpaid Credit in reverse order of its maturity and any other amount owed under this Agreement (including without limitation, ordinary and default interest, commissions, expenses, etc.), without any penalty.

C. If the Debt Service Coverage Ratio is less than 1.20x (one point twenty times), regardless of any other action that the Agent or the Creditors may take pursuant to the Credit Documents, the Agent may instruct the trustee of the Guarantee Trust that from that date, uses 100% (one hundred percent) of the Net Cash Flow on a daily basis for the advance payment of the principal amount of the unpaid Credit in reverse order to its maturity and any other amount owed in accordance to this Agreement (including without limitation, ordinary and default interest, commissions, expenses, etc.).

(ii) Capacity. If, from the beginning of operation of the Project, it has a Capacity of less than 2.22 (two point twenty-two) times based on a maximum LTV of 45% (forty-five percent), the Agent may instruct the trustee of the Guarantee Trust to , as of that date, 100% (one hundred percent) of the Net Cash Flow is applied daily to the mandatory prepayment of the principal amount of the Unpaid Credit in reverse order to its maturity and any other amount owed under this Agreement (including without limitation, ordinary and default interest, commissions, expenses, etc.). The daily application of 100% (one hundred percent) of the Net Cash Flow in accordance with the provisions herein will persist until the Capacity to which the Borrower is obliged is reached.

(iii) Cause of Early Maturity. If the existence of a Cause of Early Expiration is declared in accordance with the provisions of the Twelfth Clause below, the Agent may instruct the trustee of the Guarantee Trust that, as of that date, 100% (one hundred percent) ) of the Net Cash Flow is applied daily to the mandatory advance payment of the principal amount of the unpaid Credit in reverse order of its maturity and any other amount owed under this Agreement (including without limitation, ordinary and default interest, commissions, expenses, etc. ).

(b) Claims. Additionally, in the event that any compensation for the Contracted Insurance is paid to the trustee of the Guarantee Trust, the Agent may instruct the trustee of the Guarantee Trust to apply the resources derived from the payment of the Insurance up to the amounts established in subsection (f) of subsection (19) of Section A. of the following Tenth Clause.

(c) Start of Project Operations. In the event that the Project begins operations during months 36 (thirty-six) to 42 (forty-two) counted as of October 4, 2019, during any of such months, the Borrower must allocate 50% (fifty percent) ) of the Net Cash Flow to the mandatory advance payment of the principal amount of the unpaid Credit and any other amount owed under this Agreement (including without limitation, ordinary and default interest, commissions, expenses, etc.). This obligation will end precisely on the first Principal Payment Date. Payments made in accordance with this section must be made by the Borrower on a monthly basis on the payment dates indicated in writing by the Agent with at least 5 (five) Business Days in advance.

(d) Other cases of mandatory advance payments. In the event that (i) any of the Borrower and/or the Joint Obligors suffer a Change of Control, (ii) any of the Borrower and/or the Joint Obligors Agreement Debt other than that permitted under this Agreement, (iii) any of the Borrower and/or the Solidarity Obligors carry out an issue, public or private, of debt or capital, (iv) any of the Properties or a substantial part of the Project in the opinion of the Creditors is expropriated and/or in any other way disposed of , encumbered, leased, totally or partially, (v) an Event of Market Breakdown occurs or (vi) a relevant part of the Properties and/or the Project is totally destroyed, declared ruined or seriously damaged, the Borrower must prepay in a period not exceeding 10 (ten) Business Days (unless another period is indicated otherwise) counted from the occurrence of such event, the total amount of principal of the unpaid Credit and any other amount owed under this Agreement ( including without limitation, ordinary and default interest, commissions, expenses, etc.).

(e) General Terms of Mandatory Amortizations. Any mandatory prepayment must be made only on an Interest Payment Date and together with the interest accrued to the date on which the prepayment in question is actually made, being applied by the Agent to cover amortizations of the Credit in reverse order. upon expiration. In the case of a mandatory prepayment, no prepayment fee will be charged. In the event of a mandatory prepayment, the notional amount of the Interest Rate Coverage must be amortized, canceled or reduced as long as it exceeds the amount or term of the Credit. The foregoing is with the understanding that, in order to comply with its obligations under this Clause, if such reduction results in a cost for the Borrower, it must cover, if applicable, such loss due to breakage of anchorage, which must be documented.

2. Voluntary Advance Payments.

The Borrower may prepay all or part of the principal amount of the Credit by means of irrevocable written notification delivered to the Agent at least 30 (thirty) calendar days in advance of the date on which they wish to make the corresponding advance payment, which must coincide with an Interest Payment Date under this Agreement; with the understanding that the Borrower must also pay the interest accrued on the date on which the prepayment in question is actually made for the principal amount to be paid in advance (and that are pending payment).

In the event that, during the term of this Agreement, the Borrower obtains a firm proposal from a financial entity other than the Creditors to obtain resources to conduct an early amortization of the Credit (“Financing Proposal”), it must notify the Creditors of the terms and conditions of such Financing Proposal. The Creditors, individually or jointly, will have the right, within a period of 45 (forty-five) Business Days from the date they receive such notification, to notify the Borrower of a firm financing proposal in, at least, the same terms. than the proposal that has been notified to them (“Creditors' Financing Proposal”). If the Creditors, or any of them, submit a Creditor Financing Proposal, you will have the right to be preferred to refinance the Credit. In the event that none of the Creditors present a Creditor Financing Proposal, the Borrower may Agreement the credit in terms of the Financing Proposal.

In the event that the advance payment made by the Borrower is for an amount less than the total unpaid balance of the Provisions at the time of the advance payment, such partial advance payment must be applied by the Agent to cover amortizations of the Credit in reverse order to their maturity.

The Borrower must cover, where applicable, losses due to default resulting from voluntary prepayment, whether they are caused by the cancellation or renewal of the Interest Rate Coverage or not.

EIGHTH. Place; Way to pay; Losses due to Breaking of Anchorage; Market Breakdown.

(a) Without prejudice to the provisions of subsection (c) of this Clause, the Borrower will make all payments of principal, interest, commissions and any other sum payable with respect to the Provisions, without any compensation, in immediately available funds and in Dollars, before 1:00 p.m. in Mexico City on each Principal Payment Date, Interest Payment Date or Maturity Date, by electronic transfer of immediately available funds, to the Agent's Account, or to any another account that the Agent notifies you in writing at least 5 (five) Business Days in advance of the corresponding payment date. Any payment received by the Agent after 1:00 p.m. Mexico City time will be considered as if it had been made on the following Business Day and the applicable interest will continue to accrue.

(b) All payments of principal, interest, commissions and any other sum payable with respect to the Provisions will be made by the Borrower free of Taxes or any other fiscal liability payable in accordance with the laws, regulations and other applicable legal provisions as indicated. in Clause Twenty-First. The provisions of the previous sentence will not be applicable in relation to the income tax or similar Taxes payable by the Creditors in connection with the payments of the Borrower in their favor (any assignee or acquirer of their rights as permitted by this Agreement) on its income or total assets in accordance with the laws, regulations and other legal provisions applicable in Mexico.

(c) The Borrower will be released from its obligation to make the payments referred to in subsection (a) of this Clause, to the extent that the Agent timely receives the payment in question and such payment is reflected in the bank account to which referred to in subsection (a) immediately above.

(d) Partial payments received by the Agent must be applied:

(i) first, for the payment of any Taxes due under the Credit Documents;

(ii) second, in the event that a Cause of Early Maturity exists and persists, to the payment of any collection expenses, attorneys' fees and advisors in general of the Agent and the Creditors,

(iii) third, for the payment of any fiduciary fees not paid to the trustee of the Guarantee Trust;

(iv) fourth, for the payment of accessories and the reimbursement of reasonable and documented costs and expenses of the Agent derived from this Agreement (which include, without limitation, management and preparation of waivers, consents, certified copies, expenses and fees of Advisors and lawyers) invoiced to the Borrower that are unpaid after their due date (which will not be less than 5 (five) Business Days following the date on which the Borrower receives such invoice);

(v) fifth, if applicable, for the payment of commissions generated and not paid;

(vi) sixth, if applicable, for the payment of accumulated and unpaid default interest;

(vii) seventh, for the payment of accumulated and unpaid ordinary interests, including those accrued due to the contracting of the Interest Rate Coverage;

(viii) eighth, to the payment of unpaid and overdue principal of the Credit. The above with the understanding that (1) in the event that there are several amortizations pending payment, it will be applied from the oldest to the most recent, (2) in the case of mandatory advance payments, they will be applied in reverse order of their maturity and (3) in the case of voluntary advance payments, they will be applied in reverse order of their maturity or proportionally, at the Borrower's election; and

(ix) ninth, to the payment of any other amount payable under this Agreement.

The foregoing is with the understanding that the nominal of the Interest Rate Coverage may not exceed the nominal that corresponds to the Credit, therefore, the early amortizations of the Credit must be coupled with the amortization in the amount that exceeds the Coverage. of Interest Rate. If applicable, the Borrower must assume the cost of breakage.

(e) The Agent, on the same Business Day on which it receives a payment from the Borrower under the terms of this Clause, will distribute to each Creditor proportionally in accordance with the Commitment of each of the Creditors, the payment from the Borrower that the Agent has received, as long as the Agent has received the payment in question from the Borrower before 1:00 p.m. in Mexico City on the Business Day in question. In the event that the Agent receives payment from the Borrower after the aforementioned time, the Agent will conduct the distribution to each Creditor of the corresponding portion until the Business Day following the date on which payment is received from the Borrower. must consider default interest that accrues until the date on which the Lenders receive payment.

The Agent will not have the obligation to conduct any of the distributions referred to in the preceding paragraph, until it has actually received the corresponding payment from the Borrower (even if it is for a sum lower than that which it should have received for the corresponding payment).

(f) Losses from Breaking of Anchorage. If the Borrower and/or the Joint Obligors make principal payments on any day other than the Principal Payment Date or Interest Payment Date, or if the Borrower does not carry out a Disposition after having submitted a Disposition Request, the Accredited Party will reimburse each Creditor, through the Agent, within 10 (ten) calendar days following the latter's request, any direct losses or duly documented expenses resulting that the Creditors have incurred, including, where applicable, as any loss incurred in obtaining, liquidating or using third party deposits. This provision will survive beyond the validity of this Agreement.

(g) Market Breakdown. If an Event of Market Breakup occurs, the Agent will immediately notify the Borrower, and the applicable Interest Period will then have the duration determined by the Creditors in view of the terms at which they can be Contracted in the market, if applicable, the liability operations necessary to make the amount of the Credit available to the Borrower. As long as this situation is maintained, the Ordinary Interest Rate will be the one that reflects the financing costs of the Creditors and documented documentary evidence to the Borrower. The Interest Period following that determined in accordance with the provisions of this subsection, will be automatically adjusted in terms of its duration, if market circumstances allow it because the Event of Market Breakup has ceased, so that it ends on the Date Payment of Interest that would have been due if the application of the provisions of this subsection had not taken place. The Agent must immediately notify the Borrower of the end of the Market Breakdown Event.

If the prevailing circumstances are such that it is commercially impossible for the Creditors to Agreement the indicated liability transactions or the cost is higher than the SOFR Term Rate, the Borrower and the Creditors will negotiate in good faith for 40 (forty) Business Days from the communication. to the Borrower in the Event of Market Breakup the possible alternatives to adopt to make the continuation of the Credit possible.

If after this period of communication to the Borrower of the Event of Market Breakup the Parties have not reached an agreement satisfactory to all of them in the negotiation, acting in good faith, the Borrower must reimburse without penalty or cost of breaking any funding, in a reasonable period, not exceeding in any case more than 15 (fifteen) additional Business Days, the entire amount owed to the Creditors in respect of principal, interest, commissions, expenses, taxes or other concepts due under this Agreement (excluding funding break costs) calculated up to the date on which payment actually takes place.

In no case will the Creditors assume any responsibility in the event of a Market Breakdown Event and, in particular, for those unavoidable events or exceptional circumstances or force majeure that make it impossible to Agreement the aforementioned liability operations.

NINTH. Requirements for signing this Agreement and the Credit Provisions.

I. Requirements for signing the Agreement. The Parties recognize that, as of October 4, 2019, the following requirements must have been met, either prior to the date of signing the Agreement or simultaneously with the signature, in a manner and substance satisfactory to the Agent:

(1) that a simple copy of the Murano at GV, S.A. instruction has been delivered. de C.V. to the trustee of the Accredited Trust for the purposes of executing this Agreement;

(2) that a simple copy of the public deed containing the powers of the fiduciary delegate of the Accredited Trust, as well as the representatives of the Solidarity Obligors and Murano PV to sign the Credit Documents, has been delivered;

(3) that a simple copy of the public deed has been delivered showing that the Accredited Trust is the sole and legitimate owner of the Properties where the Project will be developed, together with the registration of such contribution in the Public Property Registry correspondent;

(4) that a certification has been delivered in which the Technical Advisor has validated and confirmed compliance, in a timely manner, with (i) that the completion and delivery date of the Project established in the Operation Agreement coincides with what established in the Construction Program, (ii) that the Operation Agreement has a validity of at least a period of 12 (twelve) years counted from the start of operation of the Project and with the possibility of being renewed for an equal period, (iii) that the planned date of commencement of operations is to the satisfaction of the Creditors and (iv) that the Operation Agreement contains a performance guarantee by the Operator equivalent to or greater than the debt service (principal plus interest) of this Agreement. ;

(5) that a legal audit report has been delivered regarding the corporate and real estate aspects of the Project prepared by Galicia Abogados, S.C., as external legal advisor to the Creditors. The report must be satisfactory to the Creditors;

(6) that has been delivered by Galicia Abogados, S.C. his legal opinion, to the satisfaction of the Creditors;

(7) that a favorable legal opinion has been delivered to the satisfaction of the Creditors, by Nader, Hayaux and Goebel, S.C., as external legal advisors of the Borrower, regarding, among other things: (i) the legal capacity and powers of the Borrower, the Joint Obligors, Murano PV and Mr. Elías Sacal Cababie for the execution of the Credit Documents of which they are part and (ii) that the Credit Documents are (or will be in the case of the Credit Rate Coverage Interest) valid and enforceable by all such parties;

(8) that confirmation has been delivered regarding the failure to obtain results in the RUG with respect to the Solidarity Obligors and Murano PV, as well as the original of the certificates of freedom from liens on the Project Properties issued by the Public Registry of the corresponding Property, with the understanding that such documents must be obtained or granted by the notary public authorized by the Agent and who participates in the formalization of the Guarantee Trust. Such documents must evidence the non-existence of Liens on the assets of the Solidarity Obligors and Murano PV, as well as on the Properties;

(9) that a copy of the commercial folio of Operadora Hotelera GI has been delivered;

(10) that an original portion of the Guarantee Trust has been delivered;

(11) that an original portion of the Pledge on Furniture has been delivered;

(12) that the Credit Documents (except for the Interest Rate Coverage) have been executed and are in force;

(13) that the Mortgage on the Real Estate has been executed, under the terms of this Agreement;

(14) that the notary before whom the Mortgage is formalized issues a letter certifying that the instrument constituting the Mortgage has been registered during the period of the corresponding preventive notices;

(15) that the Operator's financial statements corresponding to fiscal years 2017 and 2018 have been delivered;

(16) that a simple copy of the Operation Agreement has been delivered for a period of at least 12 (twelve) years from the start of operation of the Project and with the possibility of being renewed for an equal period;

(17) that an initial compliance report on environmental and social matters has been delivered, without incidents, presented by the Environmental Advisor that includes the analysis and evaluation of the “Ecuador Principles and IFC Performance Standards”, along with a statement , under oath, issued by an Authorized Official of the Borrower and a representative of Murano World regarding any claims, demands or litigation in environmental and/or social matters against the Borrower and/or the Project during the last 3 (three) years;

(18) that the Initial Appraisal has been delivered;

(19) that the statements of the Borrower and GI Hotel Operator in this Agreement are correct and true on the date of signing;

(20) that the Appraisal has been delivered (As Stabilized) and it shows a maximum LTV of 45% (forty-five percent), considering the total amount of the Credit;

(21) Base Case agreed upon by the Parties; and

(22) that a copy, certified by the Authorized Official of the Borrower, of the Project Construction Agreement that covers at least 65% (sixty-five percent) of the hard construction costs in accordance with the Budget has been delivered.

II. Requirements for the First Drawdown of the Credit. The obligation of each Creditor to disburse the First Drawdown of Tranche A requested by the Borrower is subject to the following requirements having been met, in a form and substance satisfactory to the Agent, and the latter must notify the fulfillment of such conditions to the Creditors (and may be via email):

(1) that proof of registration of the Mortgage on the Real Estate has been delivered in the corresponding Public Property Registry;

(2) that the Borrower has submitted a Disposition Request under the terms of subsection (a) of the Third Clause;

(3) that the Promissory Notes signed by the Borrower as subscriber, by Operadora Hotelera GI as guarantor and Mr. Elías Sacal Cababie, also as guarantor, have been delivered to the order of each of the Creditors, as appropriate, documenting such First Provision, with the understanding that the endorsement of Mr. Elías Sacal Cababie will be limited to what is established in the Third Clause above;

(4) that the Budget has been delivered, which must be validated by the Technical Advisor;

(5) that the Debt Service Fund has been established in accordance with the provisions of the Guarantee Trust, as confirmed in writing by an Authorized Official of the Borrower, the constitution of the Debt Service Fund may be conducted at the expense of the First Provision;

(6) that a certification from the Authorized Official of the Borrower has been delivered in which he declares under oath that the following have been paid or payment has been instructed: (x) all fees, expenses and commissions that are his responsibility in accordance with the Credit Documents (including, without limitation, the fees and expenses of the attorneys of the Agent and the Creditors, the Advisors, as well as the corresponding notaries public in connection with the preparation and execution of the Credit Documents) ; and (y) the trust fees due and payable pursuant to the Accredited Trust and the Guarantee Trust;

(7) that a report has been delivered by the Insurance Advisor on the validity of the insurance policies contracted, as well as that such policies are appropriate for the Project, which includes a simple copy of the Insurance policies and/or renewal of the same, as well as a simple copy of the payment receipt and invoice for the corresponding premiums;

(8) that a certification has been delivered by an Authorized Official of the Borrower and the GI Hotel Operator confirming that as of the date of the Provision (i) no Significant Adverse Change has occurred; (ii) no cause of non-compliance has been updated under this Agreement, (iii) there is no pending litigation or contingency that has a reasonable possibility of causing a Material Adverse Change and (iv) that the statements of the Borrower and Hotel Operator GI in this Agreement are correct and true on the date of Disposal;

(9) a certification or accreditation document to the satisfaction of the Creditors by the Technical Advisor, confirming that, as of the date of the Disposition, the Project has obtained all permits, concessions, licenses, authorizations, registrations and/or certifications from of any Government Authority necessary for the construction of the Project, in accordance with the Construction Program thereof, along with a simple copy of all such documents;

(10) that proof of property payment has been delivered, as well as no water debt for the Properties corresponding to the last 5 (five) fiscal years, or certificates of no property and water debt in respect of the Properties (or any document proving that the municipal water service has not been used);

(11) that the Borrower has made the payment to the Creditors of the Structuring Commission, with the understanding that, if it has not been covered prior to the First Drawdown of the Credit, such Structuring Commission will be paid to the Creditors with the resources from of the aforementioned First Provision of the Credit;

(12) that the Insurance Advisor has been retained;

(13) that the acknowledgment of receipt of the opinion of the Environmental Advisor has been delivered justifying that the Project does not require the authorization of change of land use, before the SEMARNAT and/or corresponding authority;

(14) that all parties have executed the VAT Credit Agreement thereof and, simultaneously, signatures are ratified before a notary public;

(15) that a report from the Technical Advisor has been delivered certifying that the Borrower has invested at least an amount equivalent to USD$104,255,176.90 (One hundred four million two hundred fifty-five thousand one hundred seventy-six Dollars 90/100) of the hard costs of construction of the Project (including in such figure the amount corresponding to the Properties according to the highest between the Appraisal and the Budget) in accordance with the Budget and the Schedule of Provisions and Investments, and that include, among others, the excavation, the structure and the foundation;

(16) that the Monaco Pledge has been executed and is in force, to the satisfaction of the Creditors;

(17) that the Borrower and the GI Hotel Operator follow all their obligations under the Credit Documents;

(18) that has been delivered by Galicia Abogados, S.C. the legal opinion;

(19) that the Guarantee Trust has been registered in the RUG by the public notary who has ratified it;

(20) that the Pledge on Furniture has been registered in the RUG by the public notary who has ratified it;

(21) that a certificate from the Technical Advisor has been delivered validating that according to the progress of the work and the financial progress, a minimum Capacity of 1.82 (one point eighty-two) times is reached;

(22) that simple copies of the notifications have been delivered before a notary public, as applicable, of the assignments to the Guarantee Trust Estate of (a) the collection rights of the Construction Agreement, including the right to collect insurance and guarantees regarding such Agreement; (b) the rights arising from the Interest Rate Hedging Agreements, (c) the rights arising from the Operation Agreement, (d) the collection rights of the Lease Agreement, and (e) any other rights whose assignment is required pursuant to the Guarantee Trust; and

(23) that a certificate of existence or non-existence of GI Hotel Operator Liens issued by the Public Registry of Commerce has been delivered.

III. Requirements for the Subsequent Dispositions of Tranches A, B and C. The obligation of the corresponding Creditors to carry out the second and subsequent Dispositions of Tranches A, B and C requested by the Borrower, is subject to compliance with the following requirements, in form and substance satisfactory to the Agent and the Creditors, and the Agent must notify the fulfillment of such conditions to the Creditors (which may be via email):

(1) a Disposition Request by the Borrower, under the terms of subsection (a) of the Third Clause;

(2) the Promissory Notes signed by the Borrower as subscriber, and by the Joint Obligors and Mr. Elías Sacal Cababie as guarantors, to the order of each of the Creditors, as appropriate, documenting such Disposition, in the understanding that the guarantee of Mr. Elías Sacal Cababie will be limited to what is established in the Third Clause above;

(3) an opinion issued by the Technical Advisor with a validity of 3 (three) months, in which he certifies, among other things, that each and every one of the licenses, permits or authorizations for the construction of the Project in accordance with the Program of Construction are still in force;

(4) a signed certification by the Technical Advisor confirming: (i) the progress of the Project in accordance with the Budget and the Construction Program in all its relevant aspects; (ii) the percentage of financial progress of the Project, (iii) the breakdown of the use in the construction and development of the Project of the resources of the immediate previous Provisions and (iv) that Murano PV has disbursed sufficient capital and in its case, the amount necessary to cover the construction extra costs that have been generated and are payable up to that moment, and (v) that the Project works have been carried out in accordance with the corresponding construction permits and authorizations. In relation to subsections (i) and (ii) of this paragraph, the Technical Advisor must include in its certification the corresponding validation that based on such progress of work and financial progress, a minimum Capacity of 1.82 (one point eighty-two) times;

(5) a certification by an Authorized Official of the Borrower and the Joint Obligors confirming that as of the date of the Provision (i) no Significant Adverse Change has occurred; (ii) no cause of non-compliance has been updated under this Agreement, (iii) there is no pending litigation or contingency, which has a reasonable possibility of negatively and significantly affecting the financial condition of the Borrower, the Solidarity Obligors and /or the development of the Project, and (iv) that the statements of the Borrower and the Joint Obligors in this Agreement are correct and true on the date of Disposition;

(6) a letter signed by an Authorized Official of the Borrower, stating that the Insurance is in force as of the date of the corresponding Provision;

(7) that the Borrower and the Joint Obligors follow all their obligations under the Credit Documents;

(8) that the Borrower has delivered the operating budget of the Project contemplated for the first year of operation;

(9) that the Agent has delivered to the Creditors a certificate of compliance with the Disposition requirements;

(10) Applicable to the last Provision: that a report has been delivered on the market in which the Project will be developed, containing the main performance indicators of such market (key performance indicators) and what the Project is expected to comply with during its stable phase, including without limitation: average occupancy, average daily rate, income per available room, net operating income and any others required by the Agent; and

(11) Applicable to the last Provision: that the Borrower has delivered the operating budget of the Project contemplated for the first year of operation.

(12) At the time when 20% (twenty percent) of the Credit remains to be drawn down, the Technical Advisor must certify that the Borrower has contributed 100% (one hundred percent) of the capital under his/her responsibility to the Project.

(13) That a detailed budget of the way in which the resources of the Disposal will be used has been delivered, at least 5 (five) Business Days in advance of the date on which the Borrower wishes to conduct the corresponding Disposition. The foregoing is understood to be that the Creditors may request any information and/or explanatory documentation in relation to such budget. The budget must be prepared in terms of the format added hereto as Annex L.

(14) That a report from the Technical Advisor has been delivered, which must have the approval of the Financial Advisor, certifying that the resources of the immediate previous Provision were used in accordance with the budget referred to in subsection (13) of this subsection. In the event that there are material deviations from such budget, the prior written consent of the Creditors must be obtained.

(15) that a report from the Technical Advisor has been delivered, which must have the approval of the Financial Advisor, in which the amount and concepts established in the budget referred to in subsection (13) of this section are confirmed.

(16) that there is no request for waiver with respect to any obligations of the Borrower and/or of the Joint Obligors under the Credit Documents that is pending authorization by the Creditors.

TENTH. “To Do” Obligations.

A. Of the Borrower and the Solidarity Obligors. As of the date of signing this Agreement and as long as any amount derived from the Dispositions made by the Borrower is unpaid and unless the Creditors consent in writing to the contrary, the Borrower and the Solidarity Obligors are obliged to comply in terms satisfactory to the Creditors, with the following obligations:

(1) Compliance with Laws and Authorizations. Comply with any laws, rules, regulations and mandates applicable in Mexico, including without limitation, the payment when due of all Taxes, duties, contributions, social security contributions and government charges, taxes on your assets, and promptly file , before the corresponding tax authorities, each and every one of the Tax returns that you are required to submit, and in particular, comply with any laws, regulations or standards of ecological balance and environmental protection in Mexico, except to the extent that challenge it in good faith through appropriate procedures and establish adequate reservations in this regard, in which case, they must deliver to the Agent a semiannual report regarding the status of such procedures and reservations.

(2) Maintenance of Project Permits, Licenses and Authorizations. Maintain in force all necessary authorizations, licenses and permits, in accordance with applicable law, for the construction and operation of the Project.

(3) Delivery of Information. Deliver and provide the Agent, with the opportunity and frequency indicated below, the following information:

(i) Quarterly Financial Information. As soon as possible, but in any case within 45 (forty-five) calendar days following the close of each calendar quarter of each year, certified by an agent with sufficient powers of the Borrower, (1) the quarterly Financial Statements, individual and consolidated statements of the Borrower and the Solidarity Obligors corresponding to such quarter together with the financial information of the Project and (2) the quarterly account statements of the Guarantee Trust.

(ii) Annual Financial Information. As soon as they are available, but in any case, within 180 (one hundred and eighty) calendar days following the close of each fiscal year: a copy of the annual, individual and consolidated financial statements of the Borrower and the Solidarity Obligors duly audited by any of the following independent public accounting firms: KPMG México, Deloitte México, EY México or PricewaterhouseCoopers México.

(iii) Certificates of Financial Compliance. As soon as possible, but in any case within 10 (ten) calendar days following (1) each RCSD Calculation Date that occurs after the first year of operation of the Project, a calculation of the Service Coverage Ratio of the Debt based on the latest financial information of the Project available; and (2) each RCSD Calculation Date that occurs after the Stable Phase Start Date, a Capacity calculation. Such calculations must be certified by an auditor, whose election and hiring must be made to the satisfaction of the Agent.

(iv) Financial information of the Solidarity Obligors. Within 15 (fifteen) Business Days following the date on which the Agent requests it in writing, the information that the Agent requests in relation to the financial situation of the Borrower and/or the Joint Obligors.

(v) Additional information. Within 10 (ten) Business Days following the date on which the Agent requests it in writing, the information that the Agent reasonably requests in relation to the Project, as well as all the documents required by the Creditors in relation to the regulatory mechanisms and internal policies on Know Your Customer, including those requested to analyze and approve a Change of Control.

(vi) Information on the construction of the Project. During the Construction Period, within 10 (ten) Business Days of each calendar month, a report on the evolution of the construction of the Project, including, where applicable, deviations from the Construction Program and the Budget along with an explanation of them.

(vii) Appraisal. A Project Appraisal or its respective updates, the cost of which will be covered by the Borrower. Such Appraisal must be updated every 12 (twelve) months. The Borrower must deliver the Appraisal within a period of no more than 90 (ninety) calendar days from the start of Project operations.

(viii) Notice of Claims. Within 5 (five) Business Days following the summons or notification of any action, demand or procedure in which the Borrower and/or the Joint Obligors are parties and that may result in a Significant Adverse Change, a document signed by an attorney-in-fact. with sufficient powers of the Borrower and the Solidarity Obligors, describing the nature of such action, demand or procedure and the measures intended to be taken in this regard.

(ix) Operational Report and Statement of Authorized Official. Simultaneously with the delivery of the quarterly and annual financial information provided for in paragraphs (i) and (ii) above, a document certified by a representative with sufficient powers of the Borrower and the Solidarity Obligors that includes (a) an operational report of the Project , and (b) a statement that no Cause of Early Maturity has occurred, and if such an event has occurred, specifying the nature of the event and the measures that have been taken or are intended to be taken to remedy it.

(x) Cases of Non-Compliance with the Project. Within 5 (five) Business Days following the date on which you become aware of (i) the existence of any non-compliance with the Project Documents that may result in a Significant Adverse Change, (ii) the generation of any Project cost overruns or (iii) delays in the Project, a written notice accompanied by a statement from a representative with sufficient powers of the Borrower and the Joint Obligors that contains an explanation of such event, as well as the measures proposed to be adopted with respect to it. .

(xi) Causes of Early Maturity. Within 5 (five) Business Days following the date on which you become aware of the existence of any event that constitutes a Cause for Early Maturity, a written notice accompanied by a statement from a representative with sufficient powers of the Borrower and the Obligated Solidarity, which contains an explanation of such event, as well as the measures proposed to be adopted regarding it. The foregoing without prejudice to the consequences provided for in this Agreement for each Cause of Early Maturity and the rights that correspond to the Creditors.

(xii) Statements of Operating Income. Once the operation of the Project has begun and within 30 (thirty) calendar days following the close of each calendar quarter, the Statement of Operating Results prepared by the Operator, in terms acceptable to the Creditors.

(xiii) Compliance with obligations to do and not to do. During the Construction Period, within 10 (ten) Business Days of each quarter, a report issued by an Authorized Official of the Borrower on the status of compliance with the obligations to do and not to do derived from this Agreement.

(xiv) Environmental and Social Management Plan (PGAS) and an Action Plan of the Equator Principles (AP). Quarterly for the construction phase and annually for the operation phase; an Environmental and Social Management Plan (PGAS) and an Action Plan of the Equator Principles (AP), together with a statement, under oath, issued by an Authorized Official of the Accredited and a representative of Murano World regarding any claims, demands or litigation in environmental and/or social matters against the Borrower and/or the Project during the last 3 (three) years.

(xv) Regulation Applicable to Caixabank. Within 10 (ten) Business Days following the date on which any of the Creditors request it in a justified manner, information from the Borrower, the Joint Obligors or the settlors and trustees of the first or the shareholders of the second, with the in order to comply with the Regulation Applicable to Caixabank.

(xvi) No Encumbrances. Within the first 45 (forty-five) days of each fiscal year, the Borrower is obliged to deliver to the Creditors, through the Agent, (x) certificates of existence or non-existence of liens on the Properties, (y) certificates of existence and non-existence of liens or entries regarding the commercial negotiation of the Solidarity Obligors, and (z) verifications in the RUG regarding any entries that appeared in the name of the Solidarity Obligors. The foregoing is with the understanding that all such certificates and/or verifications must not be older than 30 (thirty) calendar days as of the corresponding delivery date.

(xvii) Delivery of Environmental and Social Information. The Borrower must comply with the obligations to deliver environmental and social information indicated in Annex M of this Agreement.

(4) Purposes; Legal personality. Maintain (i) its legal existence, assets and purposes (with the understanding that the purposes of the Borrower may not be modified except with the prior written consent of the Creditors); and (ii) all significant authorizations, permits, licenses and concessions necessary to develop the Project.

(5) Copies of documents. Deliver to the Agent, when requested in writing, a copy of any Agreement, invoice, sales certificate, signed vouchers, or any other document pursuant to which the title of any material, accessory or products incorporated into the Project and the others is evidenced. Credit Documents.

(6) Corrections by the Technical Advisor. When requested by the Technical Advisor, correct any structural defect in the Project or any unapproved deviation from the Plans, except for the adjustments that, in the ordinary course of business, the Borrower must make to them. Any Credit Drawdown under this Agreement shall not constitute a waiver of the Agent's right to demand compliance with this obligation with respect to any such defects or deviations from the Plans that have not been previously discovered by, or have been known to, the Advisor. Technical.

(7) Inspection Rights. The Agent will at all times have the right to monitor that the amount of the Provisions is used for the purposes indicated in this Agreement, and may designate in writing and with prior notification delivered to the Borrower 10 (ten) Business Days in advance, a person responsible for verifying compliance with the Borrower's obligations under this Agreement. In the accounting aspect, the Agent is authorized to request that reviews or inspections be carried out relating only to the aspects related to the Credit, with the frequency that it deems appropriate, to be carried out by persons designated by the Agent on business days and hours, to which must send written notification to the Borrower at least 10 (ten) Business Days in advance of the date of the proposed audit. The Borrower undertakes to deliver, to the extent possible, to the Agent the documents and information requested in relation to the power granted to the Agent under this subsection. The costs related to the reviews and inspections provided for in this paragraph will be covered exclusively by the Agent unless they are conducted as a result of a Cause of Early Due.

(8) Accounting. Maintain and conduct its accounting records to truthfully reflect its financial position and the results of its operations, in accordance with the NIFs, except for those non-compliances or violations that do not result in a Significant Adverse Change, and have the annual accounts audited by a firm of independent public accountants of recognized prestige.

(9) Debt Service Fund. Establish and maintain at all times, during the term of the Credit, the Debt Service Fund. In the event that the Borrower uses the resources deposited in such fund, he must return them under the terms of this Agreement within 15 (fifteen) calendar days following their use.

(10) Debt Service Coverage Ratio. The Borrower must maintain a minimum Debt Service Coverage Ratio of 1.40x (one point forty times), as long as there are unpaid balances derived from this Agreement, with the understanding that this obligation will be measured on each RCSD Calculation Date from after 12 (twelve) months of Project operation have elapsed. The foregoing, without prejudice to the provisions of Clause Seven.

(11) Capacity. Maintain a Capacity during the term of the Agreement of a minimum of 2.22 (two point twenty-two) times based on a maximum LTV of 45% (forty-five percent) from the Start Date of the Stable Phase the delivery of the first Appraisal, which will take place 90 (ninety) calendar days after the start of operations.

To measure the Capacity, the Appraisal to be delivered will be considered from the first anniversary of the start of operations of the Project and each update of such Appraisal that is conducted, which must be conducted every 12 (twelve) months without prejudice. that the Agent reasonably and with prior justification requests new Appraisals at any time for these purposes.

(12) FF&E account. From the start of operation of the Project and during the validity of this Agreement, maintain the FF&E Account with a minimum percentage (i) during the first year of operation, of 1% (one percent) of the Operating Income corresponding to such anus; (ii) during the second and third years of operation, 2% (two percent) of the Operating Income corresponding to such years, respectively; (iii) starting from the fourth year of operation and as long as there are unpaid balances of the Credit of 4% (four percent) of the Operating Income year after year or, failing that, the percentage established by the Operator in the Operation Agreement.

(13) Payment of Commissions and Expenses. Pay, on each applicable date, all fees and expenses of the Agent and the Creditors (including the reasonable and documented fees and expenses of the Agent's attorneys, its independent and insurance advisors), incurred in connection with the negotiation, preparation , documentation, formalization of guarantees, monitoring and signing of the Credit Documents, including without limitation, the Structuring Commission, which must be paid by the Borrower within 15 (fifteen) calendar days following the date of execution of this Agreement or on the date on which the First Provision occurs, whichever occurs first. Additionally, pay any trust fees generated pursuant to the Accredited Trust.

(14) Guarantees. Maintain the validity and enforceability of the Guarantee Documents.

(15) Project Resources. Have the resources generated by the Project Agreements be deposited in the Project Concentrator Accounts, the FF&E Account and/or in the Debt Service Fund, according to the terms established in the Guarantee Trust.

(16) LTC. During the Construction Period, the Borrower must maintain a maximum LTC of 55% (fifty-five percent).

(17) Interest Rate Coverage. The Borrower is obliged to enter into one or more derivative financial operations, documented by their respective confirmations, under the Interest Rate Coverage, through which an interest rate coverage is contracted with respect to the interests generated. under this Agreement; the foregoing with the understanding that (x) at all times the Interest Rate Coverage must be maintained for an amount equivalent to at least 70% (seventy percent) of the unpaid balance of Tranche A, for at least 50% (fifty percent) of the remaining term for the Maturity Date and (y) the coverage percentage may not in any case be higher than 100% (one hundred percent) of the amount of the unpaid balance of the Credit.

(18) Capital Contributions. In any case, the Borrower must make, from the beginning of the term of the Credit and until the Start Date of the Stable Phase, capital contributions to the Project equal to or greater than 43.20% (forty-three point twenty percent) of the sum of the Construction Cost of the Project plus the value of the land of the Properties (considering the value included in the Budget). The above will be evidenced by the certification issued by the Technical Advisor in this regard.

(19) Insurance. The Borrower is obliged to keep the Insurance valid and current, as well as to endorse the corresponding policies in favor of the trustee of the Guarantee Trust within 15 (fifteen) calendar days following the signing of this Agreement. Likewise, Insurance that must be contracted after signing the Agreement must be endorsed within the same period from the date on which it had to be contracted.

The Insurance policies referred to in this Clause and/or the respective endorsement must contain, among other things, the following provisions:

(a) the insurer is obliged to deliver written notice to the trustee of the Guarantee Trust informing (a) any suspension, modification or cancellation requested or determined under the Insurance, whether by the insurer unilaterally or in response to any request received in this regard, with the understanding that no suspension, modification or cancellation of the Insurance will take effect until 30 (thirty) calendar days have elapsed from the receipt by the trustee of the Guarantee Trust of the notice related to such suspension, modification or cancellation; and/or (b) that any premium that must be covered under the Insurances has not been covered, or that for any reason the Insurances have not been renewed, as soon as possible, but in any case within 5 (five) Business Days following the occurrence of such non-payment or renewal, and with an advance notice of no less than 5 (five) Business Days before the end of the respective period to rehabilitate the Insurance, as the case may be;

(b) there will be no recourse against the trustee of the Guarantee Trust for the modification or cancellation in question;

(c) the insurer will be obliged to notify the trustee of the Guarantee Trust of any claim made under the Insurance;

(d) no act or omission of any person other than the trustee of the Guarantee Trust shall affect the latter's right to recovery under the Insurance in the event of loss or incident; and

(e) in the event of omission by the Borrower regarding obtaining the Insurance, the trustee of the Guarantee Trust will have the right but not the obligation, and without being subject to any responsibility, to Agreement the corresponding Insurance in the name and by name. account of the Borrower, the Borrower being obliged to reimburse the trustee of the Guarantee Trust within 15 (fifteen) calendar days following the date on which such Insurance was contracted, the amount of the premiums and expenses incurred, plus calculated interest. at the default interest rate agreed in this Agreement on the amounts that the trustee of the Guarantee Trust disburses for this reason, which will be generated from the date of contracting such Insurance, until the date on which the corresponding amount is fully paid.

(f) In the event that the trustee of the Guarantee Trust receives payment of compensation derived from the Insurance contracted with respect to the Project (excluding, in any case, civil liability insurance and business interruption insurance) and the sum of such compensation be for an amount equal to or greater than the equivalent in pesos of USD$10,00,000.00 (ten million 00/100 Dollars) per year, in an aggregate or accumulated manner, the Agent may use such amounts to prepay the Credit. In the event that for any circumstance the Borrower receives amounts derived from the Insurance, they must transfer them within the following 2 (two) Business Days to the trustee of the Guarantee Trust for the purposes that are applicable in accordance with the provisions of this Agreement and in the guaranteed trust.

Notwithstanding the foregoing, the amounts received as compensation derived from the Insurance may not be used for the early amortization of the Credit to the extent that (i) the amount of the compensation was allocated by the Borrower to reinvestment in assets of the Accredited, either to repair and/or replace the insured goods during the following 180 (one hundred and eighty) calendar days from the amounts received, as long as they are analogous to those replaced and there is a favorable report from the Technical Advisor that recommends such replacement. This period may be extended to 270 (two hundred and seventy) calendar days provided that such resources are already committed to repair the damage in question, a circumstance that must be accredited to the satisfaction of the Creditors; or (ii) the Borrower complies with the requirements established for repairs for relevant damages in terms of sections (i), (ii) and (iii) provided in the following paragraph.

In cases in which a relevant part of the existing constructions in the Properties and/or the Project is totally destroyed, declared in ruin or seriously damaged, the unpaid balance of the Credit must be prepaid, including losses due to breakage of funding. The foregoing will not apply if: (i) within a maximum period of 60 (sixty) calendar days from the occurrence of the incident, the Technical Advisor issues a favorable report in which it is determined (a) that the amounts received or to be received from the Insurance is sufficient to restore the property(s) in question to its original state; and (b) that sufficient amounts will be obtained from the business interruption policy so that the Borrower can comply with its payment obligations during the period that the repair of the property or goods in question lasts, which in no case It may be longer than 2 (two) years; (ii) the amounts referred to in the previous sections are received effectively and applied to their respective purposes; and (iii) during the period of repair or replacement of the property or goods, the Operator does not rescind or terminate the Operation Agreement and continues to comply with its obligations under it, in relation to the Project.

In the event that the terms and conditions established in this section are met, the trustee of the Guarantee Trust is obliged to deliver to the Borrower the compensation derived from the Insurance Contracted with respect to the Project so that the Borrower can apply them under such terms.

(g) The Insurance proceeds applied to the repair of the affected Property and/or Hotel, in accordance with subsection (f) immediately above, will be delivered to the Borrower, upon written request delivered to the Agent and the trustee of the Trust. Guarantee at least 10 (ten) Business Days in advance of the proposed delivery date, which must be accompanied by those plans, specifications, Agreements, certifications and other documents that the Creditors require.

(20) Notification of Start of Stable Phase. No later than the Business Day following the date on which the Stable Phase Start Date occurs, the Borrower must provide the Agent with a notification in this regard.

(21) Assets. Maintain all its assets in optimal conditions for the operation of the Project in market conditions for this type of Project, in the reasonable judgment of the Technical Advisor.

(22) Accounts. The Borrower and the Solidarity Obligors must open and maintain a bank account in Banco Sabadell, S.A., Institución de Banca Multiple or in its branch in the United States of America, for the distribution of capital resources that are related to this Agreement and the project.

(23) Modification of Authorization Regarding Environmental Impact. Within 12 (twelve) months following October 4, 2019, the Borrower must have obtained and delivered to the Agent a copy of the resolution issued by the Ministry of the Environment and Natural Resources authorizing, in terms of environmental impact, the modifications. to the Project in relation to the affected surfaces.

(24) Payment Priority. Carry out all acts that are necessary so that, at all times, the rights of the Creditors according to this Agreement and the Promissory Notes constitute general obligations of the Borrower and the Joint Obligors with at least an equivalent priority (pari passu), in relation to the present or future, direct and non-subordinated payment obligations of the Borrower and the Joint Obligors that arise from any source of obligations (with the exception of those payment obligations that have priority in accordance with the law).

(25) Notifications to the Operator and Tour Operators. Conduct all acts that are necessary to duly and timely notify both the Operator and the tour operators, travel agencies and any other third party with whom the Operator Agreements for the marketing of any of the Hotels, the Project Concentrator Accounts in which must deposit each and every one of the Operating Income.

(26) VAT Credit Agreement. The Borrower must execute the VAT Credit Agreement prior to the date of the First Drawdown and must deliver to the Agent, within 10 (ten) Business Days following the date of its execution, a certified copy of the VAT Credit Agreement and all the documents concluded in relation thereto.

(27) Equator Principles. In general, comply throughout the term of this Agreement with the obligations that arise from compliance with the Equator Principles.

(28) Project Construction. The Borrower undertakes to conduct the construction of the Project in accordance with the Construction Program, the Plans and the Budget, as well as to complete all works on the Project no later than March 31, 2024.

(29) Schedule of Provisions and Investments. The Borrower undertakes to conduct the Credit Drawdowns in accordance with the provisions of the Drawdown and Investment Schedule.

(30) Nafin Information. The Borrower, on each anniversary counted from the date of signing the fourth amending agreement to this Agreement dated July 11, 2022, must deliver to Nafin: (i) a report indicating the number of jobs generated and (ii) with audited financial information from the annual report, the Percentage of National Content of its products and/or services, both reports in accordance with Annex H of this Agreement.

(31) Use of Resources. No later than 60 (sixty) calendar days following the date of each Provision, the Borrower must deliver a detailed list of the invoices, purchase orders, and in general, all the expenses and concepts in which they were used. the resources of the respective Provision. Such relationship must be signed by an Authorized Official of the Borrower, who must certify that the resources of the corresponding Provision were used in accordance with the purpose of the Credit.

(32) CAABSA Litigation. The Borrower must deliver to the Agent a report from its external legal advisors detailing the status of the current claims against any Affiliate of Grupo CAABSA, which must include, without limitation, the amounts demanded, the probability of success of demands and time estimates for final resolutions. Such report must be signed by an Authorized Official of the Borrower and delivered within the first 5 (five) Business Days of each month of March, June, September and December while any of such demands are in force.

(33) Mortgage of Private Unit Number 3. In the event that the notice or certificate of completion of work regarding the construction of 1,000 (thousand) keys presented to the corresponding Government Authority (for the purposes of the provisions of this section, the “Notice of Completion of Work”) is not obtained no later than June 30, 2024, the Borrower and the Joint Obligors are obliged to constitute, or cause to be constituted, a mortgage in first place and degree of priority in favor of the Agent, in his capacity as collateral agent, on behalf of and for the benefit of the Creditors, over Private Unit Number 3 for the purposes of guaranteeing the Guaranteed Obligations. The foregoing, with the understanding that such mortgage must be established no later than July 31, 2024. The foregoing with the understanding that the aforementioned mortgage that is constituted, if applicable, will be released once (i) the Project has been operating for at least 3 (three) months, (ii) the Borrower has duly verified the destination of all the Credit resources arranged in accordance with the provisions of this Agreement and to the satisfaction of the Creditors; and (iii) the Operator confirms in writing that the Project is operating under the standards of the “AM Resorts” and “Hyatt” brands, respectively.

By virtue of the foregoing, during the period between August 24, 2023 and whichever occurs first between (i) July 30, 2024 and (ii) the date on which the Work Completion Notice is obtained (always that such obtaining occurs before June 30, 2024), the Borrower and the Solidarity Obligors undertake not to constitute and/or not allow the creation of any Liens on Private Unit Number 3 (except for, where applicable, the mortgage referred to here), as well as not to dispose of such property in any way and/or in any other way limit its availability, without the prior written consent of the Agent.

The Borrower is obliged to instruct irrevocably and in writing, or cause to be instructed irrevocably and in writing, by whoever has the authority to do so, no later than October 9, 2023, to CIBanco, S.A., Institución de Banca Multiple, as trustee of the CIB/3288 Trust and in whose assets Private Unit Number 3 is located, so that, in the event that the Notice of Completion of Work is not obtained no later than June 30, 2024, it constitutes mortgage guarantee, first and degree of priority, over Private Unit Number 3 in accordance with the terms and conditions established here; with the understanding that such instruction will cease to take effect, without the need for any additional act, at the time the Notice of Completion of Work is obtained (provided that such obtaining occurs before June 30, 2024).

B. From Murano World. Without prejudice to the provisions of section A immediately above, as of the date of signing this Agreement and as long as any amount derived from the Dispositions made by the Borrower remains unpaid and unless the Creditors consent in writing to the contrary, Murano World is obliged, in general, to obtain and maintain in force all the necessary Plans, authorizations, licenses and permits, in accordance with the applicable law, including those on environmental matters, for the construction and operation of the Project.

C. De Murano PV. During the Construction Period, Murano PV will have the obligation to immediately contribute any amount of capital that is necessary to conduct the construction of the Project and to cover all cost overruns that may arise.

ELEVENTH. A. Non-Doing Obligations of the Borrower and the Solidarity Obligors. During the validity of this Agreement, the Borrower and the Joint Obligors, as applicable, undertake with the Creditors that they will not conduct or allow it to be conducted, unless they obtain the prior written waiver or authorization of the Creditors, any of the following:

(1) Accredited Trust. Any modification to the Accredited Trust without the prior written consent of the Creditors (consent that may not be unjustifiably withheld), except when such modification is required by law.

(2) Change of Control. Any Change of Control in the Accredited Trust and/or in the Joint Obligors without the prior written consent of the Creditors.

(3) Asset Sales. Any sale, assignment, transmission, transfer or alienation of its assets without the prior written consent of the Creditors, except for the sale or disposition of (i) obsolete or worn-out assets or equipment; and (ii) other obsolete fixed assets for their renewal. The Borrower may enter into leases with respect to the Properties, with the understanding that the terms and conditions of such leases must be the same as those of the Lease Agreement, to the satisfaction of the Creditors.

(4) Debt. Create, Agreement or assume any Debt (except Permitted Debt), except with the prior written consent of the Creditors. In any case, any Debt Permitted or authorized under this section must be subordinated to the debt that results from or is related to the Credit Documents and prior written notice must be given to the Creditors at least 30 (thirty) calendar days prior. on the date of contracting such Permitted or authorized Debt. The foregoing is with the understanding that, solely and exclusively with respect to Murano World, the contracting of Debt will be subject to the following terms and conditions: (i) Murano World undertakes not to modify any terms of the ALG Credit Agreement (Hyatt) that affect , directly or indirectly, the amount or term of such Debt, without the prior written consent of the Creditors, and (ii) Murano World will have the right to Agreement Debt (other than that derived from the ALG Credit Agreement (Hyatt), in which case the provisions of section (i) immediately above must be complied with up to an amount equivalent, whether in one or several operations, to USD$9,000,000.00 (nine million Dollars 00/100 Legal tender in the United States of America), without requiring the prior written consent of the Creditors.

(5) Modification, Termination or Suspension of Project Documents. Reform, modify, terminate or suspend (or allow to be reformed, modified, terminated or suspended) any Project Document, or accept (or allow to be accepted) changes in the scope thereof, or waive (or permit waiver) of any rights under any Project Document, in all cases, without prior consent of the Creditors.

(6) Liens. Establish or allow the existence of Liens on its assets without the prior written consent of the Creditors, with the exception of those established under the Guarantee Documents.

(7) Investments; Loans. Conduct any investment in a manner other than those expressly permitted in this Agreement and in the other Credit Documents, or grant or grant loans to third parties, with the exception of those loans between Related Parties granted in the ordinary course of business.

(8) Transfer of Rights and Obligations. Authorize the assignment of or assign the rights and obligations derived from any Project Document in violation of the provisions of this Agreement without prior written consent of the Creditors.

(9) Distributions. Make distributions to its trustees or make payments of interest or principal on subordinated credits (with the exception of payments of the Permitted Debt) during the term of this Agreement, except as expressly permitted in the Accredited Trust and the Guarantee Trust; including payment of royalties or consideration in accordance with the Project Documents.

(10) Declarations. The Borrower and the Joint Obligors must refrain from conducting any act that makes their statements under this Agreement false or incomplete on the date on which they were made.

(11) Related Parties. Refrain from conducting operations with its Affiliates and/or Mr. Elías Sacal Cababie, except when it is in the ordinary course of the Project.

(12) Corporate Modifications. The Solidarity Obligors must refrain from merging, splitting, transforming or modifying their purposes or object, or modifying their corporate statutes without prior written consent of the Creditors.

(13) Destination of the Credit. Refrain from allocating the Credit resources for purposes other than the development of the Project, under the terms of this Agreement.

B. Non-Doing Obligations of Murano World and Murano PV. During the term of this Agreement, Murano World undertakes with the Creditors that it will not carry out or allow to be carried out, unless it obtains the prior written waiver or authorization of the Creditors, mutatis mutandis, the obligations provided for in the subsections (3), (5), (8) and (10) of section A immediately above. The foregoing with the understanding that, solely and exclusively with respect to Murano World, the obligation not to Agreement Debt referred to in subsection (3) of section A immediately above will be subject to the following terms and conditions: (i) Murano World undertakes not to modify any terms of the ALG (Hyatt) Credit Agreement that affect, directly or indirectly, the amount or term of such Debt, without the prior written consent of the Creditors, and (ii) Murano World will have the right of contracting Debt (other than that derived from the ALG Credit Agreement (Hyatt), in which case the provisions established in subsection (i) immediately above must be complied with up to an equivalent amount, whether in one or several operations, to USD$9,000,000.00 (nine million 00/100 Dollars Legal tender in the United States of America), without requiring the prior written consent of the Creditors.

Likewise, during the term of this Agreement, Murano PV undertakes with the Creditors that it will not conduct or allow to be conducted, unless it obtains the prior written waiver or authorization of the Creditors, mutatis mutandis, the obligations provided for. in sections (8) and (10) of section A immediately above.

TWELFTH. Causes of Early Expiry. The Parties agree that upon the occurrence of any of the following events (each, a “Cause of Early Maturity”), and once the cure periods specified below have elapsed, if applicable, the Majority of Creditors (except cases where otherwise established), may, at its option, terminate this Agreement early, upon written notification through the Agent to the Borrower, in which case the principal amount and all other amounts due hereunder The Agreement and the Promissory Notes will be liquid, due and payable immediately, without the need for any judicial resolution, presentation, demand, protest or notice of any kind, which the Borrower expressly renounces in this act:

(1) If the Borrower and/or the Joint Obligors fail to pay when due, any amount of principal, interest, expenses or commissions or of any other nature, owed in accordance with this Agreement and/or the Promissory Notes.

(2) If the Debt Service Coverage Ratio is less than 1.05x (one point zero five times).

(3) If the Borrower and/or the Joint Obligors fail to pay when due, in whole or in part, any payment obligation assumed with third parties and such non-compliance is not corrected within a period of 30 (thirty) calendar days following that there is knowledge of such situation.

(4) If the Borrower and/or the Solidarity Obligors stop paying, without justified cause, any tax debt, except to the extent that they dispute it in good faith through appropriate procedures and establish adequate reserves in this regard in accordance with NIFs.

(5) If any embargo or order of execution is placed against the Borrower and/or the Joint Obligors on all or a substantial part of the Trust Assets or its assets, respectively, including the Properties and the embargo or order of execution is not lifted. execution within a period of 30 (thirty) calendar days from such embargo or execution order.

(6) If the Borrower and/or the Solidarity Obligors, as applicable, admit in writing their inability to pay, transfer the majority of their assets in favor of their creditors or a procedure is instituted by or against them in order to declare them in bankruptcy or bankruptcy and such non-compliance will not be corrected within 60 (sixty) calendar days following the date on which it occurred. The foregoing, with the understanding that in the event that it is the Solidarity Obligors who are in the circumstances described here, the Borrower may propose the replacement of such Solidarity Obligors and if accepted by the Creditors, it will not be considered as a cause of expiration. anticipated.

(7) If the Borrower and/or the Solidarity Obligors stop complying with any law, regulation or decree, or any sentence or order issued by any judicial or administrative authority, as long as such noncompliance: (i) remains and does not is corrected within 30 (thirty) days following its occurrence, (ii) such judgment implies a payment obligation borne by the Borrower and/or the Solidarity Obligors, and (iii) such non-compliance becomes a Change. Significant Adverse.

(8) If the Borrower and/or the Joint Obligors have made any false statement, or delivered any false document or certification related to this Agreement or subsequently, which, in the opinion of the Agent, has been decisive for the granting of the Credit, as well as in the event that they had omitted to provide data and information to the Agent, which, if provided, the Creditors would have denied the granting of the Credit or, at the request of any of the Creditors (without the need for the Majority of Creditors), or either if the statements made in sections (I)(i) or (II)(d) of this Agreement are false in any respect.

(9) If the Borrower, Murano World, the other Solidarity Obligors, Murano PV and/or Mr. Elías Sacal Cababie do not comply with the obligations to do and not to do established in this Agreement.

(10) If the Borrower and/or the Joint Obligors stop complying with any other credit or loan granted to them by any of the Creditors and their early maturity is decreed or in general any term obligation is terminated early. that the Borrower and/or the Solidarity Obligors have with the Agent and/or any of the Creditors.

(11) If the Borrower, the Joint Obligors and/or any third party initiate any procedure or action whose purpose is to declare the nullity, non-existence or illegality of any Project Document and/or any Credit Document.

(12) If any authorization, permit, license, concession or registration that is at any time necessary for the Borrower and/or the Operator to comply with their significant obligations under any Project Document to which they are a party, is revoked, terminated or suspended after having exhausted the applicable legal defenses, including, without limitation, the annulment trial and the amparo trial, and as long as such circumstance remains and is not corrected by the Borrower within a period of 60 (sixty) days following the occurrence of it.

(13) If there is any act of authority that prevents or limits, substantially in the opinion of the Agent, the construction works of the Project on the Properties, including without limitation, any act of authority tending to the expropriation of the Project or a part thereof, or derived from the performance of construction works without a valid license and as long as such circumstance remains and is not corrected by the Borrower within a period of 30 (thirty) days following its occurrence.

(14) If the Security Documents (together with any other document delivered or required to be delivered pursuant to them) cease to constitute a security in the first place and degree and a Lien, before the same are released in accordance with the terms of this Agreement or the Guarantee Documents, or if any other asset of the Borrower and/or the Joint Obligors becomes subject to any Lien.

(15) If the Borrower and/or the Joint Obligors default on any Credit Document or Project Document, and such default is not remedied within any grace period granted thereunder.

(16) If the terms of the Project Documents are modified without the prior written consent of the Creditors.

(17) If there is a Change of Control in the Borrower and/or in the Joint Obligors.

(18) If the Borrower does not Agreement or maintain the Interest Rate Coverage in the terms agreed in this Agreement.

(19) If the Borrower uses the resources of the Credit for a purpose other than that established in this Agreement.

(20) If a Significant Adverse Change occurs and it remains unremedied for more than 15 (fifteen) Business Days.

(21) If at any time, (i) the Project ceases to be operated and/or exploited for any reason and/or (ii) the Borrower ceases to exist, changes its line of business or nature or in any way abandons the development of the Project.

(23) If at any time, the Operation Agreement is terminated for any reason, without the prior written consent of the Creditors, as long as such circumstance remains and is not corrected within a period of 15 (fifteen) days following the occurrence of it.

(23) If at any time, the Project Operator changes for any reason beyond the decision and consent of the Creditors.

(24) If any environmental, administrative or urban planning procedure is instituted against the Borrower, the Properties, the Solidarity Obligors, Murano PV, the Operator and/or in general against the Project and it is not resolved in favor of the party against whom Such procedure was instituted within a period of 60 (sixty) calendar days following the date of notification of its initiation.

(25) If at any time, the trustee of the Guarantee Trust stops receiving, in whole or in part, the Operating Income or if at any time, the Operating Income ceases to be properly contributed to the Guarantee Trust.

(26) If at any time, the Properties cease to be duly contributed to the Accredited Trust.

(27) If any other Lien, other than the Mortgage, is imposed on the Real Estate.

(28) If Murano World and/or Murano PV fail to comply with any of the obligations provided for in sections B and C of Clause Tenth, respectively, and/or section B of Clause Eleventh.

(19) If the Guarantee Trust and/or Pledge on Furniture are not duly and timely registered in the RUG.

THIRTEENTH. Right of removal and replacement of the Operator. The Parties agree and acknowledge that the Agent (through an instruction to the trustee of the Guarantee Trust), will have the right to remove the Operator and replace it in the event of a breach by the Operator of its obligations established in the Operation Agreement that cause a Significant Adverse Change and/or a Cause for Early Termination in the terms of this Agreement.

The Operator in office will continue in the performance of the same, even if the Agent has resolved to remove him, as long as the new operator does not take possession of the position and is able to continue with the operation, without the substitution implying damages, losses. or impairments in relation to the operation and maintenance of the Project.

FOURTEENTH. Illegality; Increase in Costs.

(a) Illegality. If after the date of signing hereof, any law, regulation, circular or other provision applicable in Mexico and/or Spain to any Creditor is modified, or the interpretation of any of them by any court or Competent Government Authority in accordance with the laws, regulations and other legal provisions applicable in Mexico and Spain and, as a consequence of the foregoing, it would be illegal for such Creditor to make or maintain in force its Credit and/or its Provisions, the Creditor in question , if applicable, will use its best efforts consistent with its internal policy and applicable legal and regulatory restrictions to designate a different Applicable Office of the Creditor, in the event that by making such designation the corresponding Creditor would be allowed to maintain or grant its Credit and/ o Provisions, or, if this is not possible, to assign or discount your Credit with another Mexican or foreign financial institution. In the event that the efforts of the corresponding Creditor, in the manner stipulated in this Agreement, do not allow it to make or maintain its Credit (or assign in accordance with the provisions of this paragraph), and that the modification of the law, regulation, circular or the applicable provision, or the change in the interpretation thereof by any court or competent Government Authority requires the Borrower to pay the Provisions, the Borrower, upon written request of such Creditor describing in reasonable detail the change in the legislation of Mexico and/or Spain in question or in the interpretation thereof, will pay in advance directly to such Creditor the unpaid balance of the Provisions that correspond to it on the Principal Payment Date following the date on which the Borrower has received the aforementioned request from the corresponding Creditor, without any penalty or commission. In the event that the Borrower has not drawn down the Credit, the obligation of the respective Creditor to make the Drawdowns will be extinguished in the aforementioned cases, without notification or any liability for such Creditor. Any Creditor who receives a payment pursuant to this subsection (a) shall not be required to distribute such payment among the other Creditors.

(b) Increase in costs. If after the date of signing this Agreement, any law, regulation, circular or other provision in Mexico and/or Spain is modified (including, without limitation, requirements regarding the capitalization of any Creditor, reserves, deposits, contributions , ordinary or extraordinary, Taxes and other conditions, but excluding provisions relating to income taxes or other similar Taxes applicable to Creditors (their assignees, participants or acquirers) in relation to their income or total assets in accordance with the laws, regulations and other legal provisions applicable in Mexico and/or Spain) applicable to any Creditor, or the interpretation by any court or competent authority of any of the same is changed, and as a consequence of any of the above facts, the cost for such Creditor of make or maintain its Credit and/or its Provisions in force, or reduce the amounts received or to be received by such Creditor, the Borrower will pay such Creditor, at its request, on the last day of the Interest Periods following the current Interest Period at such time, such additional reasonable and proven amounts as may be required to compensate such Creditor for such increase in cost or decrease in income with respect to the Interest Periods following the Interest Period then in progress. In the request of the Creditor in question referred to above, such Creditor will specify the causes of the increase in cost or decrease in income, as well as their respective calculations, for which the Borrower will have a period of no more than 10 (ten) Business Days after receipt of such request to express its agreement with the increase in costs, or the Borrower will have the right to prepay the corresponding portion of the Borrower's Credit in question exclusively, without any penalty or commission, of any nature or will pay the Lender as of the Interest Payment Date following being notified of the increase in costs for the Lender. The Borrower's obligation to compensate the Creditors in terms of this subsection (b) will terminate on the Maturity Date or the date on which all amounts due under the Credit have been paid, whichever occurs first.

(c) Cost normalization. In the event that the circumstances that resulted in the increase in cost or decrease in income for the Creditor in terms of paragraphs (a) or (b) above cease to exist, and the Borrower has not made the permitted advance payment Under such sections, the Creditor in question will stop charging the Borrower the additional compensation described in such sections. The Borrower must continue paying his obligations to such Creditor as if such extra cost or decrease in his income had not existed.

(d) Advance Payment. In the event that any of the Creditors are affected by the circumstances described in paragraphs (a) or (b) of this Clause and the corresponding costs are transferred to the Borrower, then the Borrower will be entitled to amortize in advance the entire the Provisions corresponding to all Creditors affected by such circumstances on any Principal Payment Date or Interest Payment Date subsequent to the date on which compensation by the Creditors has been required. In the case of advance payment referred to in this section, there will be no commission for advance payment.

FIFTEENTH. Mortgage.

(a) Constitution of the Mortgage. Subject to the terms and conditions established herein and in terms of articles 2893, 2920 and other applicable articles of the Federal Civil Code (hereinafter, the “CCF”) and its correlatives of the Civil Code for the State of Quintana Roo (hereinafter , “CCQ”) and in order to guarantee the exact and timely compliance of all the Guaranteed Obligations, the Borrower hereby constitutes a mortgage in first place and degree of priority (hereinafter, the “Mortgage”) over the Properties and constructions of the Project and everything they comprise, whose description, surface, location, boundaries and other identification data are hereby reproduced as if they were inserted verbatim, in favor of the Agent and for the benefit of the Creditors.

In terms of what is stated in article 2896 of the CCF and its correlative of the CCQ, the Borrower and the Agent, acting on behalf of and for the benefit of the Creditors, expressly recognize that the Mortgage includes the natural accessions of the Properties, the improvements made by the Borrower on the Properties, the movable objects permanently incorporated by the Borrower into them and that cannot be separated without damage to them or deterioration of those objects and the buildings and apartments that are built and those that will be built in the future on the properties. Real Estate, same guarantee that must remain in force while any amount is owed in favor of the Creditors and in charge of the Borrower in accordance with the Guaranteed Documents.

Likewise, for the purposes of the provisions of article 2897 of the CCF and its correlative of the CCQ, the Borrower and the Agent, for the benefit of the Creditors, expressly agree that the fruits of the Mortgage will be given as collateral in accordance with the Documents of the Mortgage. Guarantee and the Mortgage will include the industrial fruits of the Properties and the rents due and unpaid, at the time of notifying the initiation of the Mortgage execution procedure, the same guarantee that must remain in force while any amount is owed in favor of the Creditors and charge of the Borrower in accordance with the Secured Documents.

The Mortgage includes, in addition to the above, the movable assets that are and that in the future will be at the service of the Project, the assets that in fact and by right become part of the Real Estate, the assets permanently placed for their adornment or comfort, the easements over which the Properties are the dominant property, the assets that the Borrower assigns to the Properties in the future and the assets that, even if they are not incorporated into the Properties, cannot be separated from them without detriment to them.

For the purposes of the provisions of article 2915 of the CCF and its correlative of the CCQ, the Borrower and the Agent, for the benefit of the Creditors, expressly agree that within the Obligations Secured by the Mortgage, as established in the first paragraph of the This subsection (a), includes the interest, both ordinary and default, that accrues in accordance with this Agreement, even in excess of the term of 3 (three) years, of which a special reason will be taken in the Public Property Registry. correspondent.

The real mortgage lien that is constituted in favor of the Agent, acting on behalf of and for the benefit of the Creditors, will be in force while any debt remains unpaid, totally or partially, either because it has not reached its maturity, or because the Creditors have granted a hold, and even when the debt has been documented in credit titles, in accordance with what was agreed in the Secured Documents.

(b) Mortgage Registration. In accordance with and for the purposes of article 2919 of the CCF and its correlatives of the CCL, the Borrower is obliged to:

(i) conduct or cause to be conducted all the procedures or acts convenient or necessary to register the first testimony of the public deed that this Agreement is granted, within 5 (five) Business Days following the date of its issuance, before the corresponding Public Property Registry;

(ii) pay any rights, taxes, expenses and fees of the notary public related to the granting of the aforementioned public deed and the registration of the first testimony thereof; and

(iii) deliver or cause to be delivered to the Agent, within 3 (three) Business Days following the date of registration with the corresponding Public Property Registry, the first testimony of the public deed that is granted for this Agreement, showing evidence that the Mortgage has been duly registered in such Public Property Registry.

Likewise, the Borrower and the Agent, for the benefit of the Creditors, agree that the registration of the Mortgage in the respective Public Property Registry must remain in force while the Guaranteed Obligations are not fully resolved.

(c) Mortgage Proportion. The Borrower acknowledges that the value of the Total Properties according to the last Appraisal (i) during the Construction Period must maintain a maximum LTC of 58.14% (fifty-eight point fourteen percent), and (ii) as of the delivery of the first Appraisal, 90 (ninety) days after the start of operation of the Project, the Project must maintain a maximum LTV of 45% (forty-five percent), so, in the event that such proportion decreases for any reason and is remains this way for an uninterrupted period of 30 (thirty) Business Days, the Agent may require the Borrower in writing, with a copy to Murano World and the Borrower will be obliged to establish a mortgage in terms of this Clause on assets additional to the Total Properties ( hereinafter, the “Additional Properties”), in order to restore the agreed proportion.

On each occasion in which the Borrower must establish an additional mortgage in accordance with the provisions of this subsection (c), the Borrower must:

(i) sign, before a notary public, an additional mortgage creation document to the satisfaction of the Agent; and

(ii) carry out all the necessary steps so that the additional mortgage in question is presented for registration in the corresponding Public Property Registry, no later than within 5 (five) Business Days following the date in which the testimony of the respective public deed has been issued, the Borrower being obliged to deliver or cause it to be delivered to the Agent, within 3 (three) Business Days following the date of registration with the corresponding Public Property Registry, the first testimony of the public deed that the respective document is granted, showing evidence that the Mortgage on the Additional Properties has been duly registered in such Public Property Registry.

The terms and conditions of this Clause will be applicable to the mortgages that are established in accordance with the provisions of this subsection (c), as if such mortgages had been established by means of this Agreement and, therefore, the Additional Properties will be included in the definition of “Properties” for all legal purposes that may apply.

The Borrower and the Agent agree, based on the provisions of articles 2907 and 2908 of the CCF and their correlatives of the CCQ, that if the Borrower does not constitute a mortgage on Additional Properties in accordance with this subsection (c), the Agent may proceed in terms of the provisions of article 2909 of the CCF and its correlative of the CCQ, agreeing from now on that an expert to the satisfaction of the Agent will determine the update of the assumptions provided for in such legal provisions, with the Borrower and the Joint Obligors being jointly and severally obligated from now on to pay. their fees; with the understanding that, in any case, the obligation to pay such fees will be guaranteed with the Mortgage.

(d) Possession and Conservation of Mortgaged Properties. The Borrower will maintain possession of the Properties and will assume, jointly and severally with the Joint Obligors, the responsibility and costs of preserving and repairing them, as well as any other obligation inherent to the depositaries in accordance with the Commercial Code, the CCF and the CCQ, all of them expressly renouncing to receive any remuneration for this purpose.

Unless they have the prior written consent of the Creditors or the respective act is carried out in terms of subsection (ii) of subsection e) below, neither the Borrower nor the Joint Obligors may: (i) transmit or allow the transfers ownership or possession of any of the Properties; (ii) lease or allow to be leased any of the Properties; (iii) encumber or permit to be encumbered by any of the Properties; (iv) remove or disincorporate or allow the property specified in subsection a) above to be removed or disincorporated from the Properties; (v) wear out or allow the Properties to be worn out, including the goods specified in subsection a) above, outside of their normal use, and (vi) divide, subdivide, subdivide and/or subdivide any of the Properties.

Whoever contravenes the provisions of the preceding paragraph, whether the Borrower, the Solidarity Obligors and/or the person through whom the Borrower and/or the Solidarity Obligors act, will be deserving of the penalties established in the legislation applicable to the case. concrete. In any event, the Borrower and the Solidarity Obligors will be jointly and severally liable to the Creditors for the damages and/or losses caused.

In the event that a Cause of Early Maturity occurs, the Borrower's right to maintain possession of the Properties will be resolved and he must conduct all the actions that are necessary so that the Person designated by the Agent for such purposes takes immediate possession thereof.

(e) Use and Lease of Properties. The Borrower, unless the Creditors indicate otherwise by written notice, will have the right to:

(i) make use of the Properties for the purposes of the development and operation of the Project; and

(ii) lease the Properties to third parties for the purposes of the development and operation of the Project and under fair market conditions, but never for a period longer than 10 (ten) years or agreeing to advance payment of rents. Except as indicated in the previous sentence, the Parties recognize that the Properties are currently leased to Operadora Hotelera GI for a term of 20 (twenty) years, in terms of the Lease Agreement. The Borrower undertakes to (i) request the Agent's prior approval to enter into any type of lease of commercial premises or other spaces that are part of, are within, or are related to the Properties, (ii) include in the leases, a clause according to which the lessees declare that they are aware of the existence of this Agreement, the Mortgage, the Guarantee Documents and the other guarantees that guarantee the Credit Documents and that in the event of non-compliance with the Credit Documents, The Agent may, by delivering a simple communication to such lessee, terminate the lease in question in advance, without any penalty or payment by the Agent, and (iii) not enter into option Agreements, promise of sale, or any other type of preferential right in relation to the commercial premises or space in question, whether due to the celebration of the respective lease or for any other reason.

The right granted to the Borrower in accordance with paragraph (ii) above will be extinguished, including the power to renew the leases that are in force, from the moment it receives notification of the exercise of any action against it, aimed at the collection of any of the Guaranteed Obligations.

(f) Obligations of the Guarantor. In addition to the obligations of the Borrower that arise from the other sections of this Clause and while there are unpaid Guaranteed Obligations, the Borrower will be obliged to:

(i) carry out, by itself or at the request of the Agent, any act necessary to preserve the value and condition of the Properties, as well as the first degree of priority and preference of the Mortgage, and refrain from carrying out any act that could reasonably be considered to cause a decrease in the value or condition of the Properties or affect the first degree of priority and preference of the Mortgage;

(ii) carry out all the procedures and cover all the amounts that are necessary to comply with all the Taxes and contributions inherent to the Properties; with the understanding that, in the event that the Agent makes any payment for such concepts, it may repeat against the Borrower for the amount of such payment, which will generate default interest in accordance with the default interest rate and other terms and conditions. applicable to this Agreement, the respective debt being equally guaranteed by this Mortgage;

(iii) provide the Agent with all information and documentation related to the Properties that it requests from time to time, with the Agent and its designated persons being authorized to reproduce and photocopy such information and documentation; with the understanding that the Agent must treat and preserve it as Confidential Information;

(iv) assist the Agent so that it effectively exercises, for the benefit of the Lenders, the rights that derive or may arise from them under the Mortgage; and

(v) immediately upon becoming aware of any event or circumstance that may be considered to affect or could affect any of the Properties or any of the rights of the Creditors under the Mortgage, give written notice to the Agent presenting the information and as detailed documentation as possible.

(g) Inspection Rights. The Mortgage Guarantor will be obliged to allow the Agent and/or the persons designated by him to inspect the Properties, to determine their value and condition, by prior written notification 3 (three) Business Days in advance, provided that such inspection is carried out on business days and hours, has a reasonable duration considering the nature of the Properties, with the understanding that the information obtained by the Agent or the persons designated by him during such inspection, will be treated as Confidential Information.

(h) Indivisibility and Term. The Borrower and the Agent, for the benefit of the Creditors, agree that the Mortgage is indivisible and each and every part of the Properties guarantees the exact and timely performance of all the Secured Obligations, regardless of any other guarantee that may have been constituted or that could be established in the future to guarantee totally or partially the exact and timely compliance of the Guaranteed Obligations. In relation to article 2913 of the CCF and its correlative of the CCQ, the Borrower hereby expressly waives his right to request the division, fraction or reduction of the Mortgage on any of the Properties in the event that, for any reason, such Property has been divided and/or subdivided.

The Mortgage will remain in full force and effect until the Guaranteed Obligations are fully settled, unless the Creditors, by signing the pertinent document before a notary public, release or cancel such Mortgage in part or in whole; in which case, the Borrower must cover the rights, taxes, expenses and documented notary public fees related to the release or cancellation of the Mortgage and modification or cancellation of the registration in the corresponding Public Property Registry. When the Guaranteed Obligations have been paid, the Creditors must execute the documents required by the Borrower in order to cancel and release the Mortgage.

(i) Value of the Properties. Since this act constitutes a mortgage on various properties, the Borrower and the Agent expressly agree that for the exclusive and sole purposes of the registration of this Agreement, each of such properties guarantees the following portions of the Credit and its accessories:

1. Private unit 1: USD$78'880,000.00 (Seventy-eight million eight hundred and eighty thousand Dollars 00/100).

2. Private unit 4: USD$35,520,000.00 (Thirty-five million five hundred and twenty thousand Dollars 00/100).

3. Private unit 5: USD$45,600,000.00 (Forty-five million six hundred thousand Dollars 00/100).

The Borrower and the Agent agree that the portions in which each of the Properties guarantees the Credit and its accessories, be noted in the corresponding Public Property Registry.

Despite the foregoing, the Borrower expressly renounces the power conferred on him by article 2912 of the CCF and its correlative of the CCQ, for which it is expressly agreed that the mortgage guarantee on all the Properties will remain in force while any Guaranteed Obligation is pending. payment. By virtue of the foregoing, the Borrower expressly renounces the power to request that the mortgage lien on any of the Properties be redeemed due to the decrease in the unpaid balance of the Guaranteed Obligations.

(j) Mortgage Foreclosure. Given the essential nature of the Properties outlined in this Agreement and taking into account their character as an economic entity of exploitation, which implies that to preserve their value as such, they remain united and under the same ownership; The parties expressly agree that any judicial action aimed at the execution of the Properties for the satisfaction of the Guaranteed Obligations, be carried out jointly or in "lot", thus avoiding the impairment of the guarantee, so that each and every one of the Properties is put up for auction as a unit and that it is not possible to bid for only one separately, this constituting an agreement of joint and unitary execution. This will only be applicable if in the valuation carried out for the purposes of the mortgage foreclosure, a higher value is deducted from the Properties as an operating unit and not individually considered, in which case, the Creditors may unanimously and in writing request the Agent to ask the corresponding court for the Properties to be auctioned separately in order to maximize their value.

SIXTEENTH. Obligated Solidarity.

(a) Under the terms of articles 1987, 1988 and other applicable CCF, as well as the correlative articles of the civil codes of the other federal entities of Mexico, the Solidarity Obligors are jointly and severally obligated with the Borrower to fully and punctually comply with each and every one of their obligations to pay sums of money in accordance with the Guaranteed Documents, so the Agent and the Creditors may demand compliance with such obligations without distinction from the Borrower and/or the Solidarity Obligors, individually or jointly. joint. Likewise, the Joint Obligors agree and agree that the obligations to pay sums of money of the Borrower towards the Agent and the Creditors derived from the Guaranteed Documents are indivisible in terms of the provisions of article 2003 of the CCF, as well as the correlative articles of the civil codes of the other federal entities of Mexico.

(b) The Joint Obligors undertake to comply with each and every one of the obligations attributed to them in this Agreement and the other Guaranteed Documents, as well as to subscribe the Promissory Notes as guarantors in terms of the provisions of the LGTOC.

(c) In the event that the Joint Obligors make a payment in accordance with the Guaranteed Documents, they undertake not to repeat against the Borrower until the Agent and the Creditors have received everything owed to them in accordance with this Agreement, the Promissory Notes and the rest of the Guaranteed Documents.

(d) The Solidarity Obligors accept and agree that any right of collection or action that any of its Affiliates may have against the Borrower, to the extent that it is permissible under the applicable law, or as resolved by the judicial authority, is due to the Secured Documents or for any other reason, will be subordinate to all the rights and actions of the Agent and the Creditors against the Borrower pursuant to the Secured Documents.

By virtue of the foregoing, in the event that for any reason the Joint Obligors do not comply with the terms of this subsection (d), the Borrower accepts and undertakes to pay in favor of the Lenders, an amount equivalent to the payment made by the Borrower on any Debt assumed against any of the Joint Obligors or any of their Affiliates, even if they have assigned their collection rights to third parties.

The Borrower and the Solidarity Obligors will refrain from paying any Debt to any Affiliates (with the exception of Allowed Debt), of one or the other, including even if such Affiliates have assigned their collection rights to third parties and provided that the payment of these is subordinate to any payment obligation under this Agreement until the Agent and the Lenders have received full payment of the Borrower's obligations under the Credit Documents. In the event that payment is ordered by an enforceable judgment, the Borrower and the Solidarity Obligors will be obliged to pay the Lenders the amount referred to in the immediately preceding paragraph. The parties agree that the Borrower and the Joint Obligors may pay revolving debts, in current accounts or other Debts between the Borrower and its Affiliates, or by the Affiliates among themselves, incurred in the ordinary course of their business, for treasury management purposes. (the “Intercompany Revolving Debts”), provided that the respective Agreements expressly recognize in writing that the obligations derived from such Agreements will be subordinated to the payment of the obligations of this Agreement, so that in the event that a Cause of Early Maturity in accordance with the Twelfth Clause hereof, the Borrower and the Joint Obligors must not continue making payments under such Intercompany Revolving Debts.

The Solidarity Obligors accept and recognize that they will not be able to raise exceptions that arise from the lack of liquidity, insolvency, insolvency or bankruptcy of the Borrower, or from any other situation that comes from the Borrower's inability to pay, by virtue of which, from this At this time, the Solidarity Obligors waive any exception or defense that they may raise in this regard in the future.

(e) If at any time during the term of this Agreement, the Joint Obligors do not represent at least 85% (eighty-five percent) of the EBITDA, the Borrower and the Joint Obligors are jointly and severally obligated to obtain consent of any other Affiliate of the Borrower that is required to achieve such percentage of EBITDA for the purposes of such Affiliate adhering to this Agreement as a jointly obligated party, as well as for it to subscribe to the Promissory Notes as a guarantor.

SEVENTEENTH. Designation of Auditor. In the event that a Cause of Early Maturity occurs, the Agent will at all times have the right to propose an intervener, who will ensure the exact fulfillment of the obligations that the Borrower Agreements by this Agreement and the Credit Documents, without in any way may hinder, prevent or hinder the operations of the Project. The salary of the auditor, as well as the reasonable and documented expenses that arise from such functions, will be borne by the Borrower, who is obliged to reimburse the Agent, the sums that have been disbursed for such concepts, on the date required to do so. Likewise, it is obliged to give the auditor or auditors the necessary facilities for them to fulfill their task. In the event of a discrepancy between the auditor or auditors and the Borrower, it will be the Agent who will issue the final resolution. For the appointment of the auditor or auditors, the Agent must send to the Borrower for approval, a list of at least three options for auditors with the cost of each of them, of which the borrower will appoint the corresponding auditor or auditors. In the event that the Borrower does not choose the auditor or auditors from the contents in such list within five (5) Business Days following the notice received from the Agent, the latter may appoint the auditor or auditors from among those proposed in the corresponding notice.

In case of fraud or bad faith on the part of the auditor, the Borrower will have the power to remove such auditor and appoint a new one from the list sent by the Agent to the Borrower in accordance with the provisions of the previous paragraph. The removal will not take effect until the substitute Auditor accepts his position.

EIGHTEENTH. Agency

(a) Authorization and Action. The Creditors (in their capacity as creditors under this Agreement) hereby designate and authorize the Agent to take action as their commission agent and agent and to exercise such powers in accordance with this Agreement and the other Credit Documents, provided that the Agent will have no duties or obligations other than those provided for in the Credit Documents to which it is a party. With respect to any matters not expressly mentioned or contemplated in the Credit Documents (including, without limitation, the execution or collection of the Notes), the Agent will not be obligated to take, nor will it be required to take, any action , but that the Agent in all cases will act or refrain from acting (and will be fully protected in its action or abstention from acting) in accordance with the instructions of the Majority of the Creditors, and such instructions will be binding on all Creditors in the terms of this Agreement, provided, however, that the Agent will not be required to take actions that, in its discretion, expose it to civil, criminal or any other liability, against any third party or that are contrary to this Agreement or applicable law. The Agent agrees to promptly inform each Creditor of each notice or other report given to it by the parties in accordance with the terms of the Credit Documents.

(b) Designation of Agent. The Creditors hereby authorize and designate as their commission agent, in accordance with the provisions of articles 273 and 274 of the Commercial Code, the Agent to execute, grant and comply with the terms of the instruments that document the Credit Documents and any document related thereto to which each of them is or should be a party, as well as any other document, agreement or instrument necessary or convenient for the granting, perfection, enforceability or execution of the Accredited Trust, the Guarantee Trust, the Mortgage, the Pledge on Furniture, the Liens created by virtue of the same for the benefit of the Creditors and any other guarantee, if applicable, granted in relation to this Agreement.

Specifically, and concretely, without limiting the generality of the authorizations set forth in the previous paragraph, in this act, the Creditors authorize and instruct the Agent to:
(i) in the event of the imminence of any insolvency, dissolution, liquidation, bankruptcy, restructuring or other similar judicial procedure relating to the Borrower and/or any of the Joint Obligors, the Agent (regardless of whether any of the obligations derived from this Agreement are due and payable) will have the right and will be empowered (but not obligated), through its intervention in such procedure or otherwise, (1) to present a claim or request for recognition for the total amount of the obligations that are owed and have not been paid in favor of the Creditors and to present any other papers or documents that are necessary or advisable so that the claims of the Agent (including any claim for compensation, disbursements and advances of the Agent, its commission agents and attorneys) and the Creditors and (2) to collect and receive any amounts or other assets that must be paid or delivered for such demands, as well as to distribute the same in accordance with this Agreement; and

(ii) all rights of action, execution and demands under the Credit Documents may be brought and enforced by the Agent, in its own name, as Creditor, provided that in this act the Agent is also expressly designated as commission agent. of the Creditors for this and the other purposes of this Agreement and the other Credit Documents, and the Agent may, if necessary, under applicable law, undertake all actions exclusively as a commission agent for the Creditors. Any recovery due to a favorable ruling by the Agent will be, after deduction of the expenses, fees, commissions, Taxes and other accessory costs provided for in this Agreement, for the benefit of the Creditors.

Likewise, the Agent is instructed to comply only with the instructions delivered and signed by the Majority of the Creditors.

The Agent will use its best efforts to consult with each of the Creditors (who have not instructed it in this regard) about the actions that one or more of the Creditors have proposed to take. Likewise, the Creditors consulted by the Agent will be completely free to communicate with those Creditors who have instructed the Agent regarding how to act, in order to inform themselves to their satisfaction of the proposed action instructed to the Agent, as well as to discuss the whether or not he acts in accordance with such instructions. The foregoing is understood to be that, in any case, the Agent must act in accordance with the instructions of the Majority of the Creditors.

The Creditors will grant the Agent litigation, collection and other special powers, as necessary, for the purposes of taking actions or remedies under the Credit Documents.

(c) Obligations of the Agent.

(i) If the Agent requests it in writing to the Creditors, they will grant him, within 15 (fifteen) Business Days following such request, the powers that he needs to protect the interests of the Creditors in relation to with any of the Credit Documents.

(ii) Except for the administration of the money it receives pursuant to the Credit Documents, the Agent will have no additional obligations to those already established in such Credit Documents. Likewise, the Agent will have the obligation to take the necessary actions to preserve its rights under any of the Credit Documents, provided that it receives instructions from the Majority of the Creditors for these purposes.

(iii) The Agent and the Creditors hereby acknowledge and agree that articles 279 and 303 of the Commercial Code will not apply to the Agent if he acts under the terms of this Agreement or as expressly instructed in writing by the Majority of the Creditors.

(iv) Subject to the receipt by the Agent of satisfactory guarantees and indemnities and subject to the terms and conditions of this Agreement, the Creditors, upon receipt of written communication of any Cause of Early Maturity, will have the right to:

(1) require the Agent to enforce the Credit Documents in accordance with applicable law, whether through judicial or extrajudicial proceedings, to enforce payment of any and all obligations owed to the Creditors or the Agent pursuant to the Credit Documents and that the Liens created pursuant to the Credit Documents and any other document related thereto are enforced, the execution of the Mortgage, and

(2) indicate the time, method and place of conducting any proceeding of any remedy available to the Agent, or of exercising any power conferred on such Agent, under this Agreement or under any other Credit Document to which it is a party, in provided that (i) such indications must not be in conflict with applicable law, this Agreement or any other Credit Document and (ii) the Agent may take any other ancillary action to carry out any other indication it receives in accordance with this Clause.

(d) Guarantees and Trust. The Agent agrees to execute, for the benefit of the Creditors, the Guarantee Trust, the Mortgage and the Pledge on Furniture and to accept the goods or rights attached to or derived from them, that such Agent must receive or keep in accordance with the terms of this Agreement or any other Credit Document.

(e) Duties. The duties of the Agent will be administrative in nature and the Agent will have no fiduciary relationship with the Creditors (or any of them) by virtue of this Agreement or any Credit Document. Unless a different period is provided in this Agreement, the Agent must make available to the Creditors, by any means usual in banking practice, within 3 (three) Business Days following its receipt, all information that any of the parts of the Credit Documents delivered to you in accordance with such documents, with the exception of information addressed to the Agent as Creditor.

(f) The Agent and Affiliates. The Agent shall have the same rights and powers under the Credit Documents as any other Creditor and may exercise or refrain from exercising such rights and powers as if it were not the Agent or an Affiliate of its Affiliates, and the Agent and its Affiliates may accept deposits, make loans and generally engage in any kind of business with any party to the Credit Documents or any of its Affiliates, as if it were not an Agent under this Agreement.

(g) Consultation with Experts. The Agent may consult with lawyers (who may or may not be the lawyers of the Borrower and/or the Solidarity Obligors), independent public accountants and other experts that it selects, and will not be responsible for any action taken or omission in good faith, in accordance with the advice of such lawyers, accountants or experts.

(h) Agent Liability. Neither the Agent nor any of its Affiliates, nor any of its directors, shareholders, administrators, officers, commission agents, advisors or employees will be responsible for any action they have or have not taken in connection with this Agreement (i) with the consent or at the request of the Majority of the Creditors, or (ii) in the absence of their own fraud. Neither the Agent nor any of its respective Affiliates, directors, officers, commission agents, advisors or employees, will be responsible for any representation or warranty given in relation to the Credit Documents or any obtaining of resources under this Agreement, the performance or observance of any of the agreements or agreements by the Borrower and the Joint Obligors, or the validity, validity, authenticity or any document related to the Credit Documents or any other written instrument or document provided in relation to them, except that there is negligence, fraud or bad faith on the part of the Agent with respect to any act mentioned above. The Agent will not incur any liability for acting in reliance on any notice, consent, certificate, declaration or any other written document (whether any wire transfer, email, telex, facsimile transmission or similar writing) that the Agent believes to be authentic. or that is signed by the appropriate party or parties.

(i) Compensation. Each Creditor, in proportion to (i) prior to the Drawdown of the Credit, its Commitment with respect to the sum of the Commitments, and (ii) after the Drawdown of the Credit, the unpaid amount of the Credit in its favor with respect to the sum of the unpaid principal amount of the Credit, will indemnify, but only to the extent that they are not reimbursed by any other part of this Agreement, and will remove in peace and safety the Agent, and its respective Affiliates, as well as their respective advisors, administrators , officers, advisors and employees (each, an “Indemnified Party”), from and against any actions, obligations, damages, penalties, demands, judgments, claims, costs, expenses (including reasonable and documented legal expenses) or payments incurred by or attributed to or imposed against any Indemnified Party, in each case arising out of or in connection with or by reason (including, without limitation, any investigation, litigation or proceeding or the preparation of defense in connection with the themselves) of any Credit Document and any of the operations contemplated therein unless such action, obligation, damage, loss, penalty, demand, judgment, claim, cost or expense is declared in a final and unappealable judgment issued by a competent court, as a result of fraud, bad faith or negligence of such Indemnified Party. Without limiting the generality of the foregoing, each Creditor agrees to reimburse the Agent for any duly justified expenses (including attorneys' fees) incurred by such Agent and its Affiliates in connection with the preparation, execution, administration, modification or performance (whether by negotiations, judicial proceedings or otherwise), or legal advice with respect to the rights and responsibilities under any of the Credit Documents, to the extent that the Agent does not receive payment from the Borrower and/or the Joint Obligors .

(j) Decision on Granting Credit. Each Creditor acknowledges that, independently and without relying on the decisions of the Agent or other Creditors, and based on the documents and information that it has considered appropriate, it has made its own analysis and decision on the granting of credit under this Agreement. Each Creditor also acknowledges that, independently and without relying on or relying on the decisions of the Agent or other Creditors, and based on the documents and information it considers appropriate at that time, it will continue to make its own credit decisions whether or not to undertake act in accordance with the Credit Documents.

(k) Successor Agents; Other Agents. The Agent may resign at any time with prior written notice to the Creditors, the Borrower and the Joint Obligors. Upon resignation, the Creditors will have the right to appoint a successor to the Agent with the consent of the Borrower and the Joint Obligors, which will not be unreasonably delayed or denied. If the Creditors have not appointed a successor Agent or the successor Agent has not accepted the position within 30 (thirty) calendar days after the outgoing Agent has notified his resignation, then the outgoing Agent may, on behalf of the Creditors and as commission agent thereof, appoint his successor with the consent of the other parties to this Agreement, which will not be delayed or denied unjustifiably, which must be, in the case of a substitute Agent, a multiple banking institution established under the laws of Mexico. Upon acceptance of your appointment as Agent, as applicable, under this Agreement, the successor Agent will thereafter succeed the outgoing Agent and be vested with all rights and obligations of the relevant Agent under the Documents. of the Credit, and the outgoing Agent will be released from its duties and obligations under the Credit Documents. After the resignation of the outgoing Agent under this Agreement, the provisions of this Clause will inure to the benefit of him with respect to any actions taken or omitted while he has served as Agent.

(l) Delivery of Documents to the Agent.

(1) Each Creditor agrees to deliver to the Agent, within the period indicated for this purpose, the documentation that the Agent requires to exercise its rights and obligations under this Agreement and the other Credit Documents. Without limiting the generality of this provision, each Creditor agrees to deliver to the Agent, within the period indicated for this purpose, the certifications of balances of each Creditor, signed by an official with sufficient powers to represent the Creditor in question, detailing the unpaid principal due of the Credit in favor of such Creditor, the total amount of ordinary interests accrued and not paid by the Borrower in favor of such Creditor from the date on which the Borrower, if applicable, has failed to pay the same and until the end of the month immediately preceding the request.

(2) In the event that any Creditor fails to comply with its obligation to deliver the information or documentation indicated in the terms and within the corresponding period, and such failure results in the Agent being unable to comply with its obligations or exercise its rights, such Creditor will not be entitled to receive its corresponding portion of the recoveries, indemnities or other amounts or compensations that the Agent has received for the exercise of the corresponding right.

(m) Unanimous Decisions of Creditors. The Agent will not conduct any of the following actions without the prior unanimous written consent of the Creditors:

(i) celebrate the termination of any of the Credit Documents;

(ii) (a) fully or partially release the Mortgage and/or Pledge on Furniture; and/or (b) terminate the Guarantee Trust;

(iii) grant any waiver, extension, grace period or waiting period for compliance with the obligations stipulated in this Agreement;

(iv) increase or decrease any interest rate applicable under this Agreement, including the default interest rate as indicated in the Fifth Clause hereof;

(v) modify the amortization schedules included in the Notes or any deadlines or terms established in the Credit Documents;

(vi) except as provided in Clause Nineteen of this Agreement, conduct any act that (a) reduces or increases the Commitment of each Creditor, or (b) generates a Significant Adverse Change;

(vii) authorize a Change of Control of the Accredited Trust and/or the Joint Obligors;

(viii) apply the amounts received under the Credit Documents in any manner other than that established therein;

(ix) modify this Clause;

(x) increase or reduce the percentage that represents the Majority of the Creditors;

(xi) limit or reduce any prohibition of indebtedness of the Borrower and/or the Joint Obligors established in this Agreement;

(xii) waive or waive any of the terms of any Credit Document; and

(xiii) authorize the change of the Operator and/or its replacement in any of its functions, including under the Operation Agreement.

(n) Decisions by Majority of Creditors. The Agent will conduct the following actions only if it has the prior written consent of the Majority of Creditors:

(i) any decision that must be made or consent that must be granted in its capacity as Agent, in the name and representation of the Creditors, other than those indicated in subsection (m) above;

(ii) reduce or postpone the obligations of the Borrower, the Joint Obligors and/or any other party to the Credit Documents to indemnify the Agent or any Creditor, or to pay any Tax or other obligations that could result in a Lien on any of the assets of such party;

(iii) apply the proceeds of any indemnity or compensation for expropriation in a manner other than that established in the Credit Documents;

(iv) initiate any action against the Borrower, unless such action is urgently required to preserve the rights of the Creditors under the Credit Documents; and

(v) receive some type of additional guarantee.

(vi) declare a Cause of Early Expiration in accordance with the Twelfth Clause of this Agreement and in accordance with the following:

In the event that any of the Creditors have decided to declare a Cause of Early Maturity, they must immediately communicate this in writing to the Agent, so that the Agent can notify the remaining Creditors within three (three) Business Days following receipt of such communication.

After receiving the communication, the Creditors must adopt a joint decision on the declaration of the Cause of Early Maturity. In any case, such decision must be adopted within a maximum period of 10 (ten) Business Days from receipt of the aforementioned communication and notified to the Agent.

In the event that any of the Creditors do not express the meaning of their vote within this period, it will be considered that such party or parties are (are) against the declaration of the Cause of Early Maturity; and

Once the Agent calculates whether the Majority of the Creditors agrees with the declaration of the occurrence of the Cause of Early Maturity, he will inform the Borrower in writing about such decision.

(o) Except as otherwise expressly provided in this Agreement, the Agent shall have the right to (x) grant or withhold approvals under the Credit Documents on behalf of the Creditors; (y) reject, on behalf of the Creditors, any action or abstention on the part of the Borrower, the Joint Obligors and/or any other part of the Credit Documents; and (z) exercise or refrain from exercising, on behalf of the Creditors, any rights that the Agent or the Creditors may have under this Agreement and the Credit Documents, including the right to:

(i) receive, review and process all documents, certificates, opinions, Insurance policies, reports, requisitions and other materials of any nature and description, presented by, or on behalf of the Borrower and/or the Solidarity Obligors, and to determine, in accordance with this Agreement, whether or not the Borrower, the Joint Obligors and/or any other party to the Credit Documents is in compliance with the provisions provided therein;

(ii) receive all payments of principal, interest, commissions, costs, expenses, fines, Insurance proceeds and other amounts paid by or on behalf of the Borrower and/or the Solidarity Obligors and distribute such funds to the Creditors, to pro rata in proportion to your Commitment; with the understanding that the Borrower and the Joint Obligors will not have any responsibility towards the Creditors for the distributions made by the Agent;

(iii) exercise or refrain from exercising all rights, remedies and privileges granted or available to the Creditors under the Credit Documents, or any opinion, certificate, guarantee, declaration or Insurance policy provided by or on behalf of the Borrower, of the Joint Obligors and/or any other part of the Credit Documents;

(iv) perform or refrain from performing all other acts that are necessary to implement and administer the Agreement; and

(v) perform or refrain from performing all other acts not described above.

Agent shall deliver to each Creditor copies of any and all modifications, corrections, additions, restatements, modifications, ratifications, amendments, alterations or changes to one or more of the Credit Documents (including waivers or consents executed or delivered by the Agent) and all agreements adhering to them, within a period of 5 (five) Business Days after the Agent has executed any of such instruments.

NINETEENTH. Assignments.

(a) The provisions of this Agreement will be binding on and will be for the benefit of the parties, and their successors and authorized assigns pursuant to this Agreement, with the understanding that the Borrower, the Joint Obligors and Murano PV may not assign their rights or delegate its obligations under this Agreement, or any of the Credit Documents, except with the prior written consent of the Creditors.

(b) Each Creditor is authorized to sell, transfer, assign or in any other way negotiate, even before the expiration of this Agreement or any Promissory Note, it’s part of the corresponding Credit (as well as the rights that result in its favor according to the Credit Documents), giving only prior written notice to the Borrower and the Agent of the sale, transfer or assignment to be carried out. The foregoing is understood that (i) the right of the Creditors established in this section will only apply when the beneficiary or assignee is a Mexican or foreign financial entity, and provided that such assignment or participation does not result in an increase in costs for the Borrower nor the increase in the amounts that the Borrower must pay under this Agreement and (ii) in the event that a Cause of Early Maturity occurs, the Creditors may sell, transfer, assign or in any other way negotiate, even before the expiration of this Agreement or any Note, its share of the Credit corresponding to any Person and without the obligation to notify the Borrower. Likewise, in the event that any of the Creditor’s discounts, negotiates, or in any other way transmits, or assigns this Agreement, in the part corresponding to its Commitment, the Borrower hereby expressly renounces that the amounts will be delivered or paid. interests referred to in the second paragraph of Article 299 of the LGTOC. This is expressly consented to by the Solidarity Obligors.

(c) The Borrower and the Joint Obligors (as well as Mr. Elías Sacal Cababie in the event that his guarantee continues in force) undertake, at the request of the Agent or the corresponding Creditor, to replace any Promissory Note issued in accordance with this Agreement, in case that such Agent or Creditor so requires due to assignments made in accordance with this Nineteenth Clause. The Borrower will conduct such replacement, delivering the new Promissory Note to the Agent who will replace upon delivery of the original Promissory Note to be replaced duly cancelled, with the understanding that the subscription of new Promissory Notes and their delivery to the Agent will not imply payment with a credit title. neither of the Credit, nor its accessories, nor the assumption of new obligations other than those derived from the Credit and its respective provisions covered by the original Promissory Notes, by virtue of the fact that the substitution would only be conducted to document the substitution provided for herein subsection.

(d) Such assignments will not constitute any novation of the Credit granted in accordance with this Agreement. As of any such assignment or negotiation, the assignee will be considered a “Creditor” for the purposes of this Agreement and the Credit Documents.

(e) The expenses and costs of any assignment by the Creditors will be covered by the assigning or assigning Creditor, as agreed between them.

(f) Any assignee or participant of all or part of the Credit must sign an assignment and adhesion agreement in accordance with the format attached to this Agreement as Annex N, accepting the terms and conditions provided for in this Agreement for Creditors. A copy of such transfer and adhesion agreement must be delivered to the Agent, and the transfers will be subject to the payment of a commission in favor of the Agent by the transferee equal to USD$3,500 (Three thousand five hundred Dollars 00/100) in its equivalent in Pesos. at the exchange rate on the day of payment.

TWENTIETH. Information. (a) In order to comply with the provisions of the Law to Regulate Credit Information Companies, the Borrower through this Agreement authorizes the Agent and the Creditors to make periodic inquiries to the credit information companies regarding credit history. of the Borrower, as well as to provide such credit information companies with information about the Borrower.

(b) The Borrower hereby authorizes the Agent and each of the Creditors to process the information related to this Agreement through its central data processing systems generally used by the Affiliates and subsidiaries of the Agent and the Creditors, whether national or international, or other Persons that provide data processing services, and authorizes the Agent and each of the Creditors, after signing the corresponding confidentiality agreements, to grant access to such Affiliates, subsidiaries or Persons, to the information that is processed in relation to this Agreement. Likewise, the Borrower authorizes the Agent and each of the Creditors to provide, in addition to the persons referred to in articles 93 and 97 of the Credit Institutions Law, to such Affiliates, subsidiaries or persons, information about the operation. provided for in this Agreement, the Agent and each Creditor being responsible for the use of the information by their respective Affiliated companies, subsidiaries or such persons, who at all times must be subject to the provisions of the aforementioned articles of the Law of Institutions of Credit.

(c) The Parties agree that all information will be confidential, which is why none of the Parties may disclose it partially or totally, except as established in sections (a) and (b) above, or at the request of any party. Competent Government Authority, and by the provisions of the last paragraph of this subsection (c).

“Confidential Information” shall be understood as oral, written, graphic and/or electromagnetic information provided in any way by any of the Parties, including, but not limited to, data, information, technical documents, procedures, trade secrets, patents, formulations, strategies, creation of systems, technical, financial and business information, lists of current or potential clients or partners, business proposals, investment projects, plans, reports, marketing projects or any other information private property, construction Agreements, operation Agreements and any consideration or payments agreed upon in accordance with the Project Documents.

The term Confidential Information does not include information that: (1) was available between the Parties on a non-confidential basis; (2) is independently developed or acquired by the Parties without violating this Agreement or prior to the execution of this Agreement; (3) becomes available on a non-confidential basis from a third party, provided that such third party is not bound by a confidentiality agreement with either Party; (4) is explicitly approved for disclosure to the other Party by written authorization; (5) is generally available to the public unless it results from a disclosure between the Parties in violation of this Agreement; and (6) in the case of the Borrower, information that must be disclosed to any Government Authorities, stock exchanges, or any other third party, whether in their ordinary supervisory or audit functions. It will not constitute a breach by the Agent, the Borrower or any Creditor of the obligation referred to in the first paragraph of this subsection (c), and therefore the Agent, the Borrower and any Creditor will not be required to notify the Accredited in this regard, any disclosure of Confidential Information that is required from the Agent or any Creditor by the regulatory authorities in Mexico, including, without limitation, the National Banking and Securities Commission, the Ministry of Finance and Public Credit and the Bank of Mexico.

TWENTY-FIRST. Number of payments: Taxes and expenses.

(a) Any and all Taxes (including, without limitation, the withholding of any Taxes or rates on income, value added tax and asset tax), contributions, rights, charges and uses, of any nature , determined, will be paid by the Borrower, with the understanding that the Creditors will not have any obligation nor will they be responsible for any Tax.

(b) All payments to be made by the Borrower to the Creditors under this Agreement or under any of the remaining Credit Documents will be made free and net of any deduction or withholding, including tax in nature, unless the Borrower is legally obliged to make such deduction or withholding on account of Taxes, in which case, subject to the provisions below, the amount payable by the Borrower will be increased to the extent necessary to ensure that, after making such deduction or withholding, the Creditors receive and retain (free from all liability with respect to the deduction or withholding made by the Borrower), a net sum equal to that which they would have received and kept if the deduction or withholding had not been, or should not have been, made (the “Amounts Additional”); provided, however, that the Additional Amounts payable by the Borrower will not exceed, in any case, those payable with respect to withholdings or deductions of Taxes attributable to interest or commissions payable to a foreign financial institution that is (i) foreign, (ii) the beneficial owner of the interest or commissions paid or payable, (iii) resident of a country with which Mexico has a treaty to avoid double taxation in force, and (iv) a Person who provides all information related to a country of tax residence that the Borrower reasonably requires (the “Applicable Limit”).

Without prejudice to the foregoing, the Borrower expressly acknowledges that, in accordance with the legal provisions in force on the date of signing this Agreement, on the amount of interest to be paid by the Borrower to CaixaBank under this Agreement, a withholding equivalent to the 4.9% (four point nine percent) of such amounts, and undertakes that, without prejudice to such withholding, CaixaBank will receive all the corresponding amounts under this Agreement free, net and increased to the full amount, so that CaixaBank receives the same amounts that would correspond to you if such withholding did not exist. Additionally, the Applicable Limit will not affect CaixaBank in the event that the conditions that are currently applicable to it are modified in the future, and it must therefore receive in all cases the amounts due under this Agreement free, net and increased to the full amount, with the perception of the Additional Amounts that are necessary for such purposes; with the understanding that, for purposes of clarity, the Parties from this moment recognize that such exception will be applicable only to CaixaBank and that, with respect to any transferee or future participant, the following will apply: in the case of transfers to Persons not resident in Mexico (including any affiliates of the Creditors), the assignment will not entail a higher cost or greater tax obligations for the Borrower. The above will be considered to be fulfilled when, on the effective date of the transfer, the transferee agrees to apply the content of the double taxation treaty with Mexico that would then be applicable to the transferor, particularly as regards the Applicable Limit.

(c) Likewise, if the Creditors are required to make any payment on account of Taxes (excluding Personal Taxes that levy income, profits and/or profits that are required of the Creditors in Mexico or, where applicable, in the jurisdiction where they are resident for tax purposes, except with respect to amounts allegedly received under this Agreement or any other Credit Document but not actually received) in relation to any sum received or to be received in accordance with this Agreement or any other Credit Document (including amounts that would have or should have been deducted or withheld in accordance with this Clause), the Borrower, at the request of the Creditors, will immediately indemnify the Creditors for such payment, as well as for all type of interest, penalties or expenses that arise or that must be paid in relation thereto (unless such interest, penalties or expenses documented, justified and at market price are due to circumstances attributable directly and exclusively to the Creditors) in any case up to the Applicable Limit in the case of foreign Creditors. All responsibilities or claims, including all types of interest, penalties and surcharges that may arise from non-payment or delay in payment of the Additional Amounts referred to in this Clause, as well as from documented, justified expenses and the market price that arises or must be paid in relation to them, will be the responsibility of the Borrower.

(d) All responsibilities or claims, including all types of interest, penalties and surcharges that may arise from non-payment or delay in payment of the amounts referred to in this Clause, as well as for documented expenses , justified and at market price that arise or that must be paid in relation to them, will be the responsibility of the Borrower (unless the payment of such amounts arises from a circumstance attributable directly and exclusively to the Creditors).

(e) In the event that, after a payment made by the Borrower in accordance with this Clause, the Creditors reasonably determine that they have effectively recovered the amount withheld, deducted or paid on account that would have motivated such payment, such amount will correspond to the Accredited and must be paid by the Creditors with the value of the same day on which its effective recovery takes place as long as the Creditors conclude that such return does not worsen their tax situation.

(f) For the purposes of the provisions of subsection (b) above and in relation to the application of any Tax exemption or reduced tax rate in Mexico, at the request of the Borrower and within a period of 15 (fifteen) Business Days, The Creditors must provide the Borrower with a valid certificate of tax residence issued by the corresponding tax authorities that certifies that the Creditors have their tax residence in such jurisdiction.

(g) In the event that, in accordance with the Value Added Tax Law, the Borrower must pay such tax on the interest agreed upon in this Agreement, the Borrower undertakes to pay the aforementioned tax together with the interest accrued in accordance with this Agreement. In this case, the Creditors, through the Agent, will promptly issue and deliver to the Borrower the respective receipts in the manner required by the applicable tax laws.

(h) Tax payment letters.

(1) If at any time the Borrower is required by law to make any deduction or withholding with respect to any sum owed under this Agreement or under any of the remaining Credit Documents, including without limitation the payment of credited income tax of in accordance with any treaty to avoid double taxation of income tax that may be applicable (or if there are subsequent variations in the rates or in the manner in which such deductions or withholdings are to be calculated), the Borrower shall will immediately notify the Agent, who will inform the Creditors no later than within the following 2 (two) Business Days.

(2) If the Borrower makes any payment under this Agreement or under any of the remaining Credit Documents with respect to which it is required to make any deduction or withholding, including without limitation the payment of income tax credited in accordance with any treaty to avoid double taxation of the applicable income tax, will pay to the tax authority or other competent authority the total amount required to be deducted or withheld within the period permitted for such payment under the applicable law and the amount to be paid for The Creditor's Creditor shall be increased to the extent necessary to ensure that, after making such deduction or withholding, the Creditors receive and retain (free from all liability with respect to the deduction or withholding made by the Borrower), a net sum equal to the one that would have been received and kept if the deduction or withholding had not been, or should not have been, made, and will deliver it to the Agent, within 30 (thirty) Days following the day in which such payment was made to the competent authority, the original payment letter (or a certified copy thereof) issued by such authority that certifies the payment to it of all sums required to be deducted or withheld with respect to the part of such payment corresponding to the Creditors.

TWENTY SECOND. Notifications. Unless otherwise provided in this Agreement, the notifications or notices contemplated herein will be in writing and sent by email, or delivered to each Party to this Agreement at the address indicated below, or to any other address that any Party indicates in written notice given to the other Parties to this Agreement. All notifications and notices delivered to the address of the corresponding Party will take effect on the date of delivery thereof and, those sent by email, when the server of the recipient thereof issues an acknowledgment of receipt acknowledging the receipt of the corresponding communication or notice. Finally, they may also be done through a notary public under the terms and conditions established by the law applicable to the place where the domicile of the person who is to be notified is located. For the purposes related to this Agreement, including any summons or judicial notification, the Parties indicate the following as their address:

The Accredited:
Av. Cordillera de los Andes No. 265, Piso 2
Colonia Lomas de Chapultepec, Primera Seccion
Alcaldia Miguel Hidalgo
C. P. 11000, Mexico City, Mexico
Attention: Trustee Delegate of the CIB/3001 Trust
Email: instructionsmexico@cibanco.com
With copy to: Juan Pablo Baigts Lastiri and Gerardo Ibarrola Samaniego
Emails: jbaigts@cibanco.com and gibarrola@cibanco.com

The Solidarity Obligers:
Hotel Operator GI / Murano World
Av. Paseo de las Palmas No. 1270,
Colonia Lomas de Chapultepec V Sect.,
Alcadia Miguel Hidalgo, C.P. 11000,
Mexico City, Mexico.
Attention: Elías Sacal Cababie / Marcos Sacal Cohen
Email: elias@bvg.com.mx; marcos@bvg.com.mx

GI2 Hotel Operator
Av. F. C. de Cuernavaca 20, Floor 12,
Lomas - Viceroyes, Lomas de Chapultepec III Sect.,
Miguel Hidalgo, Postal Code 11000, Mexico City
Attention: Edgar Armando Padilla Pérez, Marcos Sacal Cohen and Laura Isabel Castillo Solís
Emails: edgar@bvg.com.mx; marcos@murano.com.mx;
lauracastillo@murano.com.mx

Murano PV:
Av. Paseo de las Palmas No. 1270,
Colonia Lomas de Chapultepec V Sect.,
Mayor: Miguel Hidalgo, C.P. 11000,
Mexico City, Mexico.
Attention: Marcos Sacal Cohen
Tel.: +52 52-92-01-00 ext. 100
Email: marcos@bvg.com.mx

The agent:
Miguel de Cervantes Saavedra 193, 15th floor.
Colonia Granada
Miguel Hidalgo Mayor's Office
C.P. 11520, Mexico City, Mexico
Attention: Martha Patricia Velázquez Hernández
Email: VELAZQUEZMA@bancosabadell.mx
With copy to: Gabriel Vázquez Celis / Manuel Muñoz Garcés
Email: VAZQUEZGA@bancosabadell.mx / MUNOZMAN@bancosabadell.mx

The Creditors:
Bancomext
South Peripheral 4333
Colonia Jardines en la Montaña, 14210
Ayuntamiento Tlalpan
Mexico City, Mexico
Attention: Karla Yeneri Ventre Guerrero and/or Yvette Valenzuela Becerra
Email: kventre@bancomext.gob.mx / yvalenzu@bancomext.gob.mx

Caixabank
Av. República Argentina, 31 B, 2nd floor.
41011, Seville, Spain
Attention: Javier Calvo
Email: support.ffee@caixabank.com / seguir.contratos.ffee@caixabank.com

Sabcapital
Miguel de Cervantes Saavedra No. 193,
Floor 4, Col. Granada, Miguel Hidalgo Mayor's Office,
11520, Mexico City, Mexico
Attention: Manuel Muñoz Garcés and Gabriel Vázquez Celis
Emails:
MUNOZMAN@bancosabadell.mx
VELAZQUEZMA@bancosabadell.mx

Nafin
Insurgentes Sur 1971, Colonia Guadalupe Inn, Tower IV,
Alcaldia Álvaro Obregón, Postal Code 01020,
Mexico City, Mexico
Attention: Arturo Gochicoa Acosta, Yamili Galicia Flores and/or Nubia Nurit Jiménez Valdez
Emails: agochicoa@nafin.gob.mx; ygalicia@nafin.gob.mx; nnjimenez@nafin.gob.mx

Mr. Elías Sacal Cababie:
Av. Paseo de las Palmas No. 1270,
Colonia Lomas de Chapultepec V Secc,
Mayor: Miguel Hidalgo, C.P. 11000,
Mexico City, Mexico.
Attention: Elías Sacal Cababie
Tel.: +52 52-92-01-00 ext. 100
Email: elias@bvg.com.mx

(b) As long as a change of address or contact information is not notified in writing, the notices, notifications and other judicial and extrajudicial procedures conducted at the addresses and contact information indicated will take full effect.

TWENTY THIRD. Costs; Bills. The Borrower will pay to the Agent and the Creditors any reasonable, documented expenses and fees of independent, legal or insurance advisors, incurred in connection with the negotiation, preparation and execution of this Agreement, or any other Agreement or document entered into pursuant or in relation to this Agreement.

Additionally, the Borrower will pay, where applicable, to the Agent and the Creditors, as soon as requested by the latter, any reasonable, documented expenses and fees of independent, legal or insurance advisors, incurred by any modification to this Agreement or any other Agreement or document entered into hereunder, as well as any costs or expenses, if any, in connection with the administration of the Credit and the Provisions, compliance or execution of this Agreement.

If the Borrower fails to comply with the obligation indicated in this Clause, it authorizes the Creditors to disburse, through the Agent, the amount of such expenses and fees, obligating to reimburse them within a period of 3 (three) Business Days following the date on which the Creditors had disbursed such amounts. In case of non-compliance with the above, the Borrower must pay default interest at a rate equal to 25% (twenty-five percent) annually on the amount not reimbursed to the Creditors. The Creditors must send to the Borrower, through the Agent, proof of previous disbursements.

TWENTY-FOURTH. Compensation. The Borrower agrees to indemnify and hold harmless the Agent and the Creditors from any damages, losses or liabilities (including related reasonable and documented costs and expenses) resulting from the Borrower's failure to comply with its obligations under this Agreement, except in the event that such liabilities are the result of the negligence, bad faith, gross negligence or fraud of any of the Agent or the Creditors.

TWENTY-FIFTH. Money laundering. Under oath of truth, the Borrower declares and undertakes that (i) the resources granted to him by virtue of the execution of this Agreement will be used for a lawful purpose, and at no time will they be used to carry out or encourage any illegal activity, and (ii) is acting in accordance with the purposes of the Accredited Trust and in accordance with the instructions it receives in this regard, that is, that the benefits derived from this Agreement and each operation related to it are not realized or will be carried out in the name and on behalf of a third party other than the Borrower who receives the resources of this Agreement.

TWENTY-SIXTH. Headers. The headings of the Clauses and the subsections used in this Agreement are for convenience only and have no other purpose and will not affect the interpretation of this Agreement.

TWENTY-SEVENTH. Annexes. The Parties agree that the Annexes and documents added to the appendix to this instrument form an integral part of this Agreement as if they had been included therein, and that this Agreement must be interpreted considering the content of such Annexes and the appendix to this instrument.

TWENTY-EIGHTH. Advisory; Mutual Negotiation. The Parties in this act declare that each of them has been represented by a legal advisor of their choice, and that they had the opportunity to participate, and in fact participated, in the drafting of each Clause of this Agreement. Therefore, this Agreement is considered to be the product of negotiation between the Parties and their legal advisors, and will be interpreted reasonably and fairly in accordance with its terms without favoring any of the Parties.

TWENTY-NINTH. Nullity. If for any reason one or more of the provisions of this Agreement is declared invalid, in whole or in part, such declaration may not affect the validity of the other Clauses, which will remain in force.

THIRTYTH. Applicable laws. This Agreement will be governed by and construed in accordance with the federal laws of Mexico.

THIRTY-FIRST. Jurisdiction. For everything related to the interpretation and fulfillment of the obligations derived from this Agreement, the Parties expressly submit to the jurisdiction and competence of the federal courts of Mexico City, irrevocably waiving any other jurisdiction that they may have by virtue of their domicile. or come to acquire.

THIRTY-SECOND. Final Provisions.

(1) No Disposition made by the Creditors shall constitute a waiver of any conditions of the obligation of the Creditors to grant future Dispositions, and, in the event that the Borrower is unable to comply with any such conditions, none of such Provisions shall have the effect of preventing the Agent from declaring such incapacity as a Cause of Early Termination in the future.

(2) No modification or waiver of any right derived from this Agreement and no consent to any divergence on the part of the Borrower from the obligations arising from this Agreement, will have effect unless it is in writing and signed by the Agent and the Accredited and, in that case, such modification, consent or waiver, will only have effects in relation to the specific purpose for which it was granted.

(3) No omission or delay on the part of the Agent in the exercise of any of its rights, powers or actions under this Agreement may be considered a waiver thereof, nor may any singular or partial exercise of any of such rights, powers or actions, prevent any other or subsequent exercise thereof or the exercise of any other right, power or action. The rights and actions provided for in this Agreement are cumulative and not exclusive of any right or action provided by law.

(4) This Agreement will not be construed in such a way that the Agent and/or the Creditors are responsible to the suppliers of materials, the contractors, the specialized workers, laborers and others for the goods and services provided by them in the Project, or for debts owed to, or claims of, such parties against the Borrower or any contractor or sub-contractor, and it is expressly understood and agreed that there is no contractual relationship, either express or implied, between the Agent and/or the Creditors and any material supplier, contractor, skilled worker, laborer and other Persons providing work, services or materials.

(5) In the event of any conflict or inconsistency between the terms of the Notes, the Security Documents or the Credit Documents and this Agreement, the terms of this Agreement will govern. Notwithstanding the foregoing, the Parties expressly agree that nothing contained in this Agreement will be understood in the sense of limiting or restricting the powers and obligations that the counterparties of the Borrower have under the Project Documents, so that the counterparties of the Borrower Accredited parties will be free and obliged to exercise those and to comply with them and, in general, to carry out the construction, administration and operation of the Project in the terms and under the conditions stipulated in the Project Documents, without the exercise of such powers or the fulfillment of such obligations, if inconsistent with any provision of this Agreement, will be considered a Cause of Early Termination hereunder. In the event that the Agent considers that any provision of the Project Documents or any authority granted to the Borrower's counterparties pursuant thereto is inconsistent with the terms contained herein, it will immediately notify such circumstance in writing to the Borrower and the Borrower's counterparties. to determine in good faith and jointly, and always considering the best operation of the Project, the course of action to be taken.

END OF DOCUMENT.

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Note from appointed undersigned translator expert:
At the letterhead of each page of the original version of the document herein, the following words are written:
Signature Version (above)
GA #381146.v3A (below)

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In the City of Monterrey, Nuevo León, United Mexican States; On the 27th-twenty-seventh day of March 2024, the undersigned, LIC. RODRIGO SALVADOR ALANIS LAMBRETON, with Federal Tax Registry Number AALR731224-DH2, by my own rights herein indicating as conventional address at Mariano Escobedo Sur, number 136- one hundred thirty-six, Colonia Centro, Monterrey, Nuevo León, C.P. 64000, Mexico and under oath to tell the truth, and in my capacity as SWORN EXPERT TRANSLATOR AND INTERPRETER IN THE LANGUAGE ENGLISH-SPANISH, SPANISH-ENGLISH authorized by the Federal Judicial Branch, with the identification number 017//2022, I DECLARE the following:

SOLE. -THAT, TO THE BEST OF MY KNOWLEDGE, THIS DOCUMENT CONSISTING OF (120) ONE HUNDRED AND TWENTY PAGES INCLUDING THIS ONE, IS A TRUE AND ACCURATE TRANSLATION FROM ITS ORIGINAL SPANISH VERSION INTO ENGLISH.

The foregoing, for all legal purposes that may arise and at the request of the interested party(ies).

"I Attest, Under Oath"

LIC. RODRIGO SALVADOR ALANIS LAMBRETON
SWORN TRANSLATOR AUTHORIZED ID: 0017/2022
by the Mexican Federal Judicial Branch
rodrigo@traductormx.com / +52 (81) 1790-6313
Mariano Escobedo Sur No. 136
Colonia Centro, Monterrey, N.L.
C.P. 64000, Mexico
My commission expires on December 31st., 2024.